AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1998
                                                  REGISTRATION NO. 333-67593

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-3

                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                               THE PROVIDENT BANK
             (Exact name of registrant as specified in its charter)

              Ohio                                       31-0412725
(STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)
                           --------------------------

                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-2000
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           --------------------------

                               MARK E. MAGEE, ESQ.
                               THE PROVIDENT BANK
                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-2000
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                 WITH A COPY TO:

JAMES R. WHITAKER, ESQ.                          MICHAEL P. BRAUN, ESQ.
KEATING, MUETHING & KLEKAMP, P.L.L.              BROWN & WOOD LLP
1800 PROVIDENT TOWER                             ONE WORLD TRADE CENTER
ONE EAST FOURTH STREET                           NEW YORK, NEW YORK  10048-0557
CINCINNATI, OHIO 45202

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

                   From time to time on or after the effective date of the registration statement, as determined by market conditions.

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. |_|

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, PLEASE CHECK THE FOLLOWING BOX. |X|

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. ||_________________

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.|_|____________

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX.|_|


                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                       AMOUNT            PROPOSED           PROPOSED         AMOUNT OF
TITLE OF EACH CLASS OF                 TO BE             MAXIMUM           MAXIMUM         REGISTRATION
SECURITIES TO BE REGISTERED           REGISTERED       OFFERING PRICE       AGGREGATE            FEE
                                                         PER UNIT(1)    OFFERING PRICE(1)
==================================================================================================================================

Asset Backed Notes and Asset Backed  $1,440,873,000         100%          $1,440,873,000    $425,040.54(2)
Certificates............................

==================================================================================================================================

          (1)     Estimated for the purpose of calculating the registration fee.
          (2)     PREVIOUSLY PAID.


         PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO REGISTRANT'S REGISTRATION STATEMENT NO. 333-62595 AS PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.







The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER 11, 1998

To Prospectus dated _____________


                           $___________ (approximate)
                   PROVIDENT BANK HOME EQUITY LOAN TRUST 199_

            HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 199_

                               THE PROVIDENT BANK
                       as Transferor and Master Servicer


The certificates represent obligations of the trust only and do not represent an interest in or obligation of The Provident Bank, the Trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.


THE TRUST

o    will issue one class of senior Class A Certificates

o    will issue a single Transferor Interest

THE CERTIFICATES

o    represent the entire  beneficial  interest in a trust,  whose assets are a
     pool  of  [adjustable   rate]  home  equity  revolving  credit  line  loan
     agreements

o    currently have no trading market

o    are not guaranteed

o are obligations of the trust only and are not obligations of the transferor and master servicer or its affiliates

CREDIT ENHANCEMENT

o    will be provided in the form of  overcollateralization  and an irrevocable
     and  unconditional   certificate   guaranty  insurance  policy  issued  by
     [certificate insurer]

REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-8 AND ON PAGE 4 IN THE PROSPECTUS.

o For complete information about the Class A Certificates, read both this prospectus supplement and the prospectus.

o [____________], the Underwriter, will buy the Class A Certificates from the Transferor at a price equal to ________ of their face value. The Underwriter will sell the Class A Certificates from time to time in negotiated transactions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  UNDERWRITER

__________, 199_






                               TABLE OF CONTENTS

                                                                          Page

PROSPECTUS SUPPLEMENT

Summary....................................................................S-3
Risk Factors...............................................................S-8
The Certificate Insurer...................................................S-11
The Master Servicer.......................................................S-11
The Home Equity Loan Program..............................................S-11
Description of the Mortgage Loans.........................................S-14
Maturity and Prepayment Considerations....................................S-23
Pool Factor and Trading Information.......................................S-24
Description of the Certificates...........................................S-25
Use of Proceeds...........................................................S-44
Federal Income Tax Consequences...........................................S-44
State Taxes...............................................................S-47
ERISA Considerations......................................................S-47
Legal Investment Considerations...........................................S-48
Underwriting..............................................................S-49
Legal Matters.............................................................S-49
Experts...................................................................S-49
Ratings...................................................................S-50
Index of Defined Terms....................................................S-51
Annex I...................................................................S-54

PROSPECTUS

Risk Factors.................................................................4
The Trust Fund...............................................................5
Use of Proceeds..............................................................9
The Provident Bank..........................................................10
Loan Program................................................................11
Description of the Securities...............................................13
Credit Enhancement..........................................................23
Yield and Prepayment Considerations.........................................27
The Agreements..............................................................29
Certain Legal Aspects of the Loans..........................................40
Federal Income Tax Consequences.............................................46
State Tax Considerations....................................................67
ERISA Considerations........................................................68
Legal Investment............................................................72
Method of Distribution......................................................73
Legal Matters...............................................................73
Financial Information.......................................................74
Rating......................................................................74
Index of Defined Terms......................................................75





                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus for additional information about the Class A Certificates.

--------------------------------------------------------------------------------
            HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 199__

                  CERTIFICATE     INITIAL CLASS         LAST SCHEDULED
CLASS/INTEREST       RATE       PRINCIPAL BALANCE       DISTRIBUTION DATE

Class A             %           $________________         ____________
Transferor          N.A.             0                         N.A.

1 We expect the actual last distribution date for the Class A Certificates will be significantly earlier its last scheduled distribution date.

2 The Transferor Interest is not being offered pursuant to the prospectus supplement and prospectus.





THE TRANSFEROR AND MASTER SERVICER

o    The Provident Bank.

o The Provident Bank maintains its principal office at One East Fourth Street, Cincinnati, Ohio. Its telephone number is (513)579-2000.

o The master servicer will receive a monthly fee from the interest payments on the mortgage loans equal to ___% per annum on the principal balance of each mortgage loan.

     We refer you to "THE PROVIDENT BANK" in the prospectus and "The Master Servicer" in this prospectus supplement for additional information.

TRUST FUND

o    Provident Bank Home Equity Loan Trust, 199_-_.

TRUSTEE

0    [--------------------------]

CERTIFICATE INSURER

o    [--------------------------]

     We refer you to "The Certificate Insurer" in this prospectus supplement for additional information.

CUT-OFF DATE

o    ___________, 199_.

CLOSING DATE

o    ___________, 199_.

DISTRIBUTION DATE

o The [15]th day of each month, or if such day is not a business day, the next business day. The first distribution date is _____________, 199_.

DUE PERIOD

o The calendar month immediately preceding a determination date or a distribution date, as applicable.

REGISTRATION OF CLASS A CERTIFICATES

o We will issue the Class A Certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the certificates are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

o Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

     We refer you to "RISK FACTORS-- Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Certificates", "DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates" and "ANNEX I" in this prospectus supplement for additional information.

TRUST FUND PROPERTY

     The trust fund property is held by the trustee for the benefit of the certificateholders. The trust fund property includes:

o a pool of [adjustable rate] home equity revolving credit line loan agreements, secured by either first or second deeds of trust or mortgages on one- to four-family residential properties;

o payments on the mortgage loans received on and after the cut-off date, plus any additions to the mortgage loans as a result of new advances made on the applicable credit line agreement during the life of the trust fund;

o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure; and

o rights under certain hazard insurance policies covering the mortgaged properties.

During the life of the trust fund, all new advances made to mortgagors under the applicable credit line agreement will be transferred and become property of the trust fund. Due to such advances and any principal payments on the mortgage loans, the pool balance will generally fluctuate and differ from day to day.

THE MORTGAGE LOANS

    1.   Mortgage Loan Statistics

         On the closing date, the trust fund will acquire a pool of [adjustable rate] home equity revolving credit line loan agreements, or "mortgage loans" with an aggregate principal balance as of the cut-off date of $__________. Each borrower may borrow amounts from time to time up to the maximum amount of that borrowers line of credit. If borrowed amounts are repaid, they can again be borrowed. The mortgage loans will have the following characteristics:

o    number of mortgage loans: _____

o    aggregate principal balance: $__________

o    mortgaged property location: ___ states and the District of Columbia

o    average credit limit: $_____

o    credit limits on the mortgage loans range: $____ to $____

o   interest rates range: _____% to ______%

o    weighted average interest rate: _____% (approximate)

o weighted average remaining term to stated maturity, based on principal balance: ____months (approximate)

o    term to stated maturity range: ___ months to ___ months

o    last maturity date: ________

o    combined loan-to-value ratio range, of ____% to _____% (approximate)

o    weighted average combined loan-to-value ratio ____% (approximate)

o    all of the mortgage loans bear interest at a [adjustable] [fixed rate]

o balloon loans - loans with amortization schedules that don't fully amortize by their maturity date: ____% (approximate).

2.   Payment Terms of Mortgage Loans

o Interest - Interest on each mortgage loan is payable monthly on the related outstanding principal balance for each day in the billing cycle. The loan rate is variable and is equal to [describe rate]

o Principal - The loans have a ___ year draw period during which time amounts may be borrowed under the credit line agreement. The draw period is followed by a ___ year repayment period during which the loan must be repaid.

     We refer you to "DESCRIPTION OF THE MORTGAGE LOANS" in this prospectus supplement for additional information.

MONTHLY ADVANCES

     During any due period, the master servicer may receive less than the amount due on each mortgage loan.

     If the master servicer reasonably believes that cash advances can be recovered from future payments or collections on the mortgage loans, the master servicer will make cash advances to the trust fund to cover delinquent mortgage loan payments. The master servicer will make advances only to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--Monthly Advances" in this prospectus supplement for additional information.

THE CERTIFICATES

1.   General

     Each month, the trustee will calculate the amount you are owed.

     If you hold a certificate on the last day of a calendar month, you will be entitled to receive payments on the distribution date in the next month.

2. Interest Distributions: Interest on the certificates accrues during the period beginning on the prior distribution date (or in the case of the first distribution date, beginning on the closing date) and ending on the day before the applicable distribution date. The trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days. On each distribution date, you will be entitled to the following:

     o interest at the related certificate rate that accrued during the interest period; and

     o any interest that was due on a prior distribution date and not paid. In addition, interest will have accrued on the amount of interest which was previously due and not paid.

3. Principal Distributions: From the first distribution date and ending on the distribution date in __________ and if certain events causing an acceleration of payment of principal do not occur, you will be entitled to either (a) or (b), which ever is the lesser amount:

     (a)  ___% of the principal collected during the prior due period; or

     (b) the amount of principal collected during the prior due period minus advances made by the borrowers under the credit line agreement during that due period.

     On the distribution date following ___________, or if certain events causing an acceleration of principal occur, you will be entitled to receive the amount described in (a) above.

     We refer you to "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement for additional information.

CREDIT ENHANCEMENTS

1.   The  Certificate   Insurance  Policy:  The  certificate  insurance  policy
     unconditionally guarantees the payment of:

     o    accrued and unpaid interest due on the Class A Certificates;

     o    principal losses on the mortgage loans; and

     o    any  principal  amounts  owed  to   certificateholders  on  the  last
          scheduled distribution date.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--The Policy" in this prospectus supplement for additional information.

[2. The Spread Account: Amounts on deposit in the spread account will be available to the trustee to pay principal and interest due and payable on the Class A Certificates prior to a draw on the certificate insurance policy.]

[3. Excess Interest Collections; Overcollateralization: You will receive a certain amount of excess interest collections on the mortgage loans as part of your principal distribution. These payments will compensate you for mortgage loan losses not otherwise absorbed by the overcollateralization. If no losses have occurred, the payment of the excess interest collections will cause your interest in the pool to be overcollateralizatized.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--Overcollateralization" in this prospectus supplement for additional information.]

PRE-FUNDING ACCOUNT

     On the closing date, the trustee shall deposit $_______________ in the pre-funding account. The trust will use the amounts on deposit in the pre-funding account to acquire additional mortgage loans from the transferor. The trustee may acquire such additional mortgage loans until
     ___________________.

     If any amounts are left in the pre-funding account on ___________________, you will receive these amounts on the following distribution date as payment of principal.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--Pre-Funding Account" in this prospectus supplement for additional information.

CAPITALIZED INTEREST ACCOUNT

     On the closing date, the trustee shall deposit $_______________ in the capitalized interest account. The trust will use the amounts on deposit in the capitalized interest account to cover interest shortfalls on the certificates expected to occur until the trust purchases the additional mortgage loans. Until the trust purchases the additional mortgage loans or prepays the certificates, interest payments on the loans will not cover the amount of interest due on the certificates.

     Any amounts left in the capitalized interest account after _______________ will be paid to Provident.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--Capitalized Interest Account" in this prospectus supplement for additional information.

OPTIONAL TERMINATION

     The mortgage loans will be subject to an optional transfer to the owner of the transferor interest on any distribution date after:

     o the principal balance of the certificates is reduced to any amount less than or equal to __% of the original principal balance of the certificates; and

     o all amounts due and owing to the certificate insurer and unreimbursed draws on the certificate insurance policy, with interest thereon have been paid.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--Termination;  Retirement
     of  the  Certificates"  in  this  prospectus   supplement  for  additional
     information.

FEDERAL TAX CONSIDERATIONS

     For federal income tax purposes:

o Tax counsel is of the opinion that the certificates will be treated as debt instruments.

o You must agree to treat your certificate as indebtedness for federal, state and local income and franchise tax purposes.

     We refer you to "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the prospectus supplement and in this prospectus for additional information.

ERISA CONSIDERATIONS

     The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, or ERISA, can limit investments by certain pension and other employee benefit plans. For example, the acquisition of certain certificates may be considered a "prohibited transaction" under ERISA. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of the Class A Certificates. If you are a fiduciary of a pension or other employee benefit plan which is subject to ERISA, you should consult with your counsel regarding the applicability of the provisions of ERISA and the tax code before purchasing a Class A Certificate.

     We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

LEGAL INVESTMENT CONSIDERATIONS

     The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only first mortgages, and not second mortgages. Because the pool of mortgage loans owned by the trust fund includes second mortgage loans, the certificates will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or "mortgage related securities" and will be unable to invest in the Class A Certificates.

     We refer you to "LEGAL INVESTMENT CONSIDERATIONS" in this prospectus supplement and "LEGAL INVESTMENT" in the prospectus for additional information.

CERTIFICATE RATING

     The Trust Fund will not issue the Class A Certificates unless they receive the following ratings:

     ___ by _________________
     ___ by _________________

     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

     We refer you to "RATINGS" and "RISK FACTORS--Certificate Rating Based Primarily on Claims-Paying Ability of the Certificate Insurer" in this prospectus supplement for additional information.



                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY CERTIFICATES

     o Limit on Liquidity of Certificates. Issuance of certificates in book-entry form may reduce the liquidity of such certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     o Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate representing the book-entry certificates.

     o Delays in Distributions. You may experience some delay in the receipt of distributions on the book-entry certificates since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates" in this prospectus supplement.

BALLOON LOAN RISK

     Balloon loans pose a risk because a borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you will suffer a loss if the certificate insurer fails to perform its obligations under the policy. Approximately ___% of the mortgage loans are balloon loans.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the certificate insurer fails to perform its obligations under the certificate insurance policy.

     We refer you to "CERTAIN LEGAL ASPECTS OF LOANS--Foreclosure" in the prospectus.

PREPAYMENTS AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT

     The yield to maturity on your certificates will be directly related to the rate of principal payments on the mortgage loans. Please consider the following:

     o Mortgagors may fully or partially prepay their mortgage loan at any time. However, some mortgage loans require that the mortgagor pay a fee with any prepayment. This may result in the rate of prepayments being slower than would otherwise be the case.

     o All the mortgage loans contain due-on-sale provisions. Due-on-sale provisions require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. Generally, the master servicer will enforce the due-on-sale provision unless prohibited by applicable law.

     o The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

     o We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.

     We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS" in the prospectus.

CERTIFICATE RATING BASED PRIMARILY ON CLAIMS-PAYING ABILITY OF THE CERTIFICATE INSURER

     The rating on the certificates depends primarily on the claim's paying ability of the certificate insurer. Therefore, a reduction of the rating assigned to the claims-paying ability of the certificate insurer may have a corresponding reduction on the ratings assigned to the certificates. A reduction in the rating assigned to the certificates will reduce the market value of the certificates and may affect your ability to sell them. In general, the rating on your certificate addresses credit risk and does not address the likelihood of prepayments.

     We refer you to "Ratings" in this prospectus supplement.

LIEN PRIORITY COULD RESULT IN PAYMENT DELAY AND LOSS

     Most of the mortgage loans are secured by mortgages which are junior in priority. For mortgage loans in the trust fund secured by first mortgages, the master servicer may consent under certain circumstances to a new first priority lien regardless of the principal amount, which has the effect of making the first mortgage a junior mortgage. Mortgage loans that are secured by junior mortgages will receive proceeds from a sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the mortgage loan in the trust fund and the certificate insurer fails to perform its obligations under the policy, then:

     o there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and

     o you may incur a loss if a deficiency judgment cannot be obtained.

DISTRIBUTIONS AND RIGHTS OF INVESTORS ADVERSELY AFFECTED BY INSOLVENCY OF TRANSFEROR

     The sale of the mortgage loans from the transferor to the trust will be treated by the transferor and the trust as a sale of the mortgage loans. If the transferor were to become insolvent, a receiver or conservator for, or a creditor of, the transferor, may argue that the transaction between the transferor and the trust is a pledge of mortgage loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in distributions to you.

     [The transferor will maintain possession of the documentation relating to each mortgage and no assignment of any mortgage is required to be recorded in the name of the trustee, unless the transferor's long-term debt rating is reduced below [describe]. Within 30 days of any such occurrence, the transferor is required to deliver the mortgage documents to the trustee and to either record the assignments or deliver a legal opinion to the effect that recordation of such assignments is not necessary in order to perfect the interest of trust in the mortgages. Prior to delivery and recording, the interest of the trustee in the mortgages, the mortgage notes and any proceeds from the mortgage loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of the transferor.

     In an insolvency proceeding of the transferor, if the mortgage notes have not been delivered to the trustee and the mortgages have not been assigned of record in the real property recording office to the trustee, the trust may be a general unsecured creditor of the transferor. If the trust were determined to be a general unsecured creditor of the transferor, the mortgages, the mortgage notes and the proceeds thereof would not be available to make payments on the certificates.

INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE REDUCED

     o Prepayments of Principal May Reduce Interest Payments. If a mortgagor fully prepays a mortgage loan, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. This may result in an interest shortfall. The master servicer is obligated to pay that interest shortfall, without any right of reimbursement, up to the amount of its servicing fee for that month. If the servicing fee is insufficient to pay such interest shortfalls attributed to prepayments, they will be covered by the certificate insurance policy.

     o Certain Interest Shortfalls Are Not Covered by the Master Servicer or the Certificate Insurance Policy. The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. Neither the master servicer nor the certificate insurer will pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940.

RISK OF LOSSES AS A RESULT OF GEOGRAPHIC CONCENTRATION

     [The mortgaged properties relating to the mortgage loans are located in __ states and the District of Columbia. However, __% of the mortgaged properties (by principal balance as of the cut-off date) are located in Ohio. If Ohio experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than would otherwise be the case.]

[RISK OF PREPAYMENT DUE TO SUBSEQUENT MORTGAGE LOANS

     The trust will buy additional mortgage loans from the transferor until _______. The transferor will sell mortgage loans to the trust if it has mortgage loans to sell. The ability of the transferor to originate and acquire additional mortgage loans is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. If the full amount deposited in the pre-funding account for the purpose of purchasing additional mortgage loans cannot be used for that purpose within [three] months from the closing date, any remaining amounts will be paid to you as a prepayment.]

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

     As is the case with most companies using computers in their operations, the master servicer is faced with the task of preparing for year 2000. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the master servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Major computer system failure or miscalculations may occur as a result. The master servicer is presently engaged in various procedures to ensure that their computer systems and software will be year 2000 compliant.

     However, if the master servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the master servicer could be materially adversely affected. This could result in delays in processing payments on the mortgage loans and cause a related delay in distributions to you.





                            THE CERTIFICATE INSURER

     The following information set forth in this section has been provided by [____________], the certificate insurer (the "Certificate Insurer"). Accordingly, neither The Provident Bank ("Provident") nor the Master Servicer makes any representation as to the accuracy and completeness of such information.

                      [Description of Certificate Insurer]

                              THE MASTER SERVICER

GENERAL

     Provident, as master servicer (the "Master Servicer") will service the mortgage loans (the "Mortgage Loans") in accordance with the terms set forth in the pooling and servicing agreement (the "Agreement") to be dated as of _________, 199__, (the "Cut-Off Date"), between Provident as transferor (the "Transferor") and Master Servicer and _________, as trustee (the "Trustee"). The Master Servicer may perform any of its obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

THE MASTER SERVICER

     Provident will be responsible for servicing the Mortgage Loans for the Trust Fund (the "Trust Fund") in accordance with the terms of the Agreement. [Beginning on __________, _____________ (the "Subservicer") will service the Mortgage Loans for Provident pursuant to a Subservicing Agreement, to be dated as of [______________], between Provident and the Subservicer. The terms and conditions of the Subservicing Agreement are consistent with and do not violate the provisions of the Agreement. Such subservicing does not relieve Provident from any of its obligations to service the Mortgage Loan in accordance with the terms and conditions of the Agreement.]

     Provident is the principal banking subsidiary of Provident Financial Group, Inc., a Cincinnati-based bank holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky, Southeastern Indiana and Florida. As of ____________, Provident
Financial Group, Inc. had total assets of $____ billion, net loans of $___ billion, deposits of $____ billion and total shareholders' equity of $____ million. Provident Financial Group's tier 1 and total capital ratios were ____% and _____%, respectively. For the [___] months ended ______________, Provident Financial Group had net earnings of $____ million. As of _______________, Provident Financial Group had total assets of $____ billion, net loans of $___ billion, deposits of $___ billion and total shareholders' equity of $___ million. Provident Financial Group's tier I and total capital ratios were ____% and ____%, respectively. For the fiscal year ended __________________, Provident Financial Group, Inc. had net earnings of $___ million. Provident represents approximately ___% of Provident Financial Group, Inc.'s assets.

                          THE HOME EQUITY LOAN PROGRAM

CREDIT AND UNDERWRITING GUIDELINES

     The following is a description of the underwriting guidelines customarily employed by Provident with respect to its retail originations of mortgage loans for non-purchase money purposes. Provident believes its underwriting guidelines are consistent with those utilized by home equity lenders generally.

     Provident performs underwriting procedures intended to assess a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Exceptions to the underwriting guidelines are made when compensating factors are present. Such factors include the quality and location of the property, the length of employment, credit history, current and pending debt obligations, payment habits and status of past and currently existing mortgages. Each prospective borrower is required to complete an application which lists assets, liabilities, income, credit and employment history and other demographic and personal information. If the information in the application demonstrates that there is sufficient income and equity in the real property to justify the making of the mortgage loan, Provident will conduct a further credit investigation, including obtaining and reviewing an independent credit bureau report in order to evaluate the applicant's ability to repay.

     Provident has historically used a debt-to-income ratio to determine whether a prospective borrower has sufficient monthly income available to support the payments of principal and interest on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of a borrower's total monthly payments to the borrower's gross monthly income. The monthly debt-to-income ratio, in general, does not exceed 45% when the Combined Loan-to-Value Ratio ("CLTV") does not exceed 80%. For mortgage loans with CLTVs in excess of 80%, the monthly debt-to-income ratio generally does not exceed 40%. The foregoing CLTV and debt-to-income limitations may be exceeded if one or more of the compensating factors described above are present. In addition, these limitations may be exceeded if specific approval is obtained from an authorized officer of Provident.

     In addition to the foregoing guidelines, beginning in December, 1996, Provident instituted a credit scoring procedure as an additional guideline in evaluating applications for mortgage loans. Generally, applicants must meet a minimum score predetermined by Provident. Scores are calculated on the basis of scoring model developed by Fair-Isaacs Inc. and utilized by financial institutions which originate home equity loans.

     The maximum amount permitted to be drawn (the "Credit Limit") under the Credit Line Agreements generally range from a minimum of $5,000 to a maximum of $250,000. For CLTVs in excess of 80%, the Credit Limit is generally limited to $50,000 and mortgage loans secured by third mortgages are limited to a CLTV of 80%. These limitations may be exceeded if approval is obtained from a senior officer of Provident.

     Provident requires a valuation on all mortgaged property representing security for a loan. The mortgaged property used as collateral to secure the mortgage loans may be either primary residential (which includes second and vacation homes) or investor owned one- to four-family homes, planned unit developments and condominiums. Mobile housing, commercial or agricultural land are not accepted as collateral. In some cases, the mortgage loan may be secured by the owner-occupied residence plus additional collateral.

     Provident personnel decide whether property value will be determined by a full appraisal, a "drive-by" appraisal or an appraisal based on tax assessment valuation. A "drive-by" appraisal consists of: (i) the appraiser reviewing appropriate records concerning the tax valuation of the mortgaged property and the recent sale prices of homes in the same neighborhood; and (ii) an inspection of the exterior of the mortgaged property. If such exterior inspection indicates that the mortgaged property is well-maintained, the appraiser determines a market value based upon the available records; if such exterior inspection reveals signs of improper maintenance, Provident requires a full appraisal, which includes an interior inspection of the mortgaged property. A current-owner title search of the mortgaged property is also obtained by Provident in addition to an appraisal. In connection with originating a mortgage loan which is in a junior lien position, Provident typically assumes that the first mortgage lender has obtained an ALTA title insurance policy although Provident does not independently verify whether such title insurance policy has been obtained. Provident generally does not require borrowers to obtain title insurance.

     Applicants are required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the mortgage loan originated by Provident exceeds replacement value, insurance equal to replacement value may be accepted. Provident ensures that its name and address is properly added to the "Mortgage Clause" of the insurance policy. In the event Provident's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is obtained.

     As a part of Provident's loan application process, each mortgage applicant is typically required to provide personal financial information. Applicants who are salaried employees may be required to provide current employment information in addition to two recent years of employment history and Provident may verify this information. Verifications are based on the two most recent pay stubs, the two most recent years' W-2 tax forms or the two most recent years' complete federal income tax returns (including schedules). Self-employed applicants should be self-employed in the same field for a minimum of two years. Self-employed applicants are typically required to provide signed copies of complete federal income tax returns (including schedules) filed for the most recent two years.

     Credit reports are obtained from independent credit reporting agencies reflecting each applicant's credit history. Credit reports should reflect all delinquencies of 30 days or more, repossessions, judgements, foreclosures, garnishments, bankruptcies, divorce actions and other adverse credit events that can be discovered by a search of public records. If the report is obtained more than 60 days prior to the loan closing, Provident may obtain an updated credit report to verify that the reported information has not changed. Verification is obtained of any first mortgage balance if not reported in the credit report.

     Generally, applicants are required to have an acceptable credit history, satisfactory employment history and the level of income to debt obligations to support the amount of the mortgage loan applied taking into account the value of the equity in the mortgaged property. The rescission period must have expired prior to funding a loan. The rescission period may not be waived by the applicant except as permitted by law.

SERVICING OF THE MORTGAGE LOANS

     The Master Servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,
(i) the collection and  aggregation of payments  relating to the Mortgage Loans;
(ii) the supervision of delinquent Mortgage Loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of Mortgaged Properties; and (iii) the preparation of tax related information in connection with the Mortgage Loans.

     Billing statements are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the Master Servicer to the Mortgagor with such statements. All payments are due by the fifteenth day of the month.

     With respect to Mortgage Loans, the general policy of the Master Servicer is to initiate foreclosure in the underlying property (i) after such loan is 75 days or more delinquent and satisfactory arrangements cannot be made with the Mortgagor or (ii) if a notice of default on a senior lien is received by the Master Servicer. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such Mortgage Loans, including any deficiencies.

     Once foreclosure is initiated by the Master Servicer, the foreclosure is out-sourced to a law firm specializing in the handling of the foreclosure process. The out-source agreement includes specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the Mortgage Loan.

     After foreclosure, if the home equity loan is secured by a first mortgage lien, the Master Servicer may liquidate the Mortgaged Property and charge off the home equity loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property. If in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio and applicable laws and regulations.

DELINQUENCY AND CHARGE-OFF EXPERIENCE

     The following tables set forth Provident's delinquency and charge-off experience on its servicing portfolio of home equity lines of credit similar to and including the Mortgage Loans for the periods indicated. There can be no assurance that the delinquency and charge-off experience on the Mortgage Loans will be consistent with the historical information provided below. Accordingly, this information should not be considered to reflect the credit quality of the Mortgage Loans included in the Trust, or a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the tables set forth below are based on all of the home equity lines of credit in Provident's servicing portfolio.

     Delinquency as a percentage of aggregate principal balance of mortgage loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.

     The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Provident's mortgage loan portfolio during the periods shown. Accordingly, delinquency as a percentage of aggregate principal balance of Mortgage Loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the mortgage loans in Provident's mortgage loan portfolio are not fully seasoned, the delinquency information for such an isolated group would also be distorted to some degree. As of July 31, 1996, there have been no losses on Provident's mortgage loan servicing portfolio.

     The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the Mortgage Loans for [the six months ended June 30, 1998] and the years ended [December 31, 1997] [December 31, 1996] [December 31, 1995] and [December 31, 1994].


                                                  YEAR ENDED                                            SIX MONTH ENDED
            ----------------------------------------------------------------------------------------  ---------------------
            DECEMBER 31, 1994      DECEMBER 31, 1995      DECEMBER 31, 1996      DECEMBER 31, 1997       JUNE 30, 1998
            -------------------   --------------------   --------------------   --------------------  ---------------------
            NUMBER    DOLLAR      NUMBER     DOLLAR      NUMBER    DOLLAR       NUMBER   DOLLAR       NUMBER     DOLLAR
            OF        AMOUNT(4)   OF         AMOUNT(4)   OF        AMOUNT(4)    OF       AMOUNT(4)    OF         AMOUNT(4)
            LOANS                 LOANS                  LOANS                  LOANS                 LOANS
            -------   ---------   --------------------   --------  ----------   -------  -----------  --------   ----------

Portfolio..
Delinquency
percentage(1)
  30-59
days.......
  60-89
days.......
  90 days
or
more(2)....
TOTAL......

------------


(1) The delinquency percentage represents the number and principal balance of mortgage loans with monthly payments which are contractually past due. Mortgage loans for which the related borrower has declared bankruptcy are not included unless or until such loans are delinquent pursuant to their repayment terms.
(2) Includes the principal balance of loans currently in process of foreclosure and loans acquired through foreclosure or deed in lieu of foreclosure.
(3)   Insufficient information available.
(4)   Dollar amounts rounded to the nearest $1,000.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on mortgaged properties (the "Mortgaged Properties") located in ____ states. The Mortgaged Properties securing the Mortgage Loans consist of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

     The "Cut-Off Date Pool Balance" is $______________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance, plus (i) any additions thereto as a result of new advances made pursuant to the applicable Credit Line Agreement (the "Additional Balances") in respect of such Mortgage Loan during the life of the Trust Fund, minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The "Cut-Off Date Principal Balance" is the unpaid principal balance of each Mortgage Loan as of the Cut-Off Date. As of the Cut-Off Date, the Mortgage Loans were not more than 89 days delinquent. The average Cut-Off Date Principal Balance was approximately $ , the minimum Cut-Off Date Principal Balance was zero, the maximum Cut-Off Date Principal Balance was $ . The minimum Loan Rate and the maximum Loan Rate as of the Cut-Off Date were % and % per annum, respectively, and the weighted average Loan Rate as of the Cut-Off Date was approximately % per annum. As of the
Cut-Off Date, the weighted average Credit Limit Utilization Rate was approximately %, the minimum Credit Limit Utilization Rate was zero and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" is determined by dividing the Cut-Off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Mortgage Loans as of the Cut-Off Date ranged from months to months and the weighted average remaining term to scheduled maturity was approximately months. As of the Cut-Off Date, the Combined
Loan-to-Value Ratio of the Mortgage Loans ranged from % to ______% and the weighted average Combined Loan-to-Value Ratio was approximately %. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the Mortgage Loans as of the Cut-Off Date ranged from $ to $ and averaged approximately $ . The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately %. As of the Cut-Off Date, approximately % by Cut-Off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately % of the Mortgage Loans represented second liens. As of the Cut-Off Date, approximately % of the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and ___% were owner-occupied. As of the Cut-Off Date, approximately %, %, %, %, % and % by Cut-Off Date Principal Balance are located in __________, ________, __________, _______, ______ and ________], respectively. In no event will more than 5% of the Cut-Off Date Pool Principal Balance of the Mortgage Pool deviate from the characteristics of the Mortgage Loans described herein.

MORTGAGE LOAN TERMS

     [A borrower may access a Mortgage Loan by writing a check in a minimum amount of $100. The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") ranging from [_____% to _____%] per annum and subject to applicable usury limitations. As of the Cut-Off Date, the weighted average Maximum Rate was approximately %. See "Certain Legal Aspects of the Loans--Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between ____% and ____% and had a weighted average, as of the Cut-Off Date, of approximately %, divided by 365 days. The "Index Rate" is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.]

     Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-Off Date:


                                                        PRINCIPAL BALANCES
            RANGE OF PRINCIPAL BALANCES                   NUMBER OF        CUT-OFF DATE           PERCENT OF POOL
                                                           MORTGAGE      PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                            LOANS                                PRINCIPAL BALANCE
----------------------------------------------------     -------------  --------------------     ------------------

$_______ to $_________.............................                     $                                        %
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ and over..................................

                                                         -------------  --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                         =============  ====================     ==================




                                                    GEOGRAPHIC DISTRIBUTION(1)

                       STATE                              NUMBER OF        CUT-OFF DATE           PERCENT OF POOL
                                                           MORTGAGE      PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                            LOANS                                PRINCIPAL BALANCE
----------------------------------------------------     -------------  --------------------     ------------------
                                                                        $                                        %









                                                         -------------  --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                         =============  ====================     ==================


(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.





                                                 COMBINED LOAN-TO-VALUE RATIOS(1)

                 RANGE OF COMBINED                        NUMBER OF        CUT-OFF DATE           PERCENT OF POOL
               LOAN-TO-VALUE RATIOS                        MORTGAGE      PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                            LOANS                                PRINCIPAL BALANCE
----------------------------------------------------     -------------  --------------------     ------------------
______% to ______%.................................                     $                                        %
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................

                                                         -------------  --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                         =============  ====================     ==================


(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.


                                                                         PROPERTY TYPE

                   PROPERTY TYPE                         NUMBER OF         CUT-OFF DATE           PERCENT OF POOL
                                                          MORTGAGE       PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                           LOANS                                 PRINCIPAL BALANCE
----------------------------------------------------   ---------------  --------------------     ------------------

Single Family......................................                     $                                        %
Two- to Four-Family................................
Condominium........................................
PUD................................................

                                                       ---------------  --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                       ===============  ====================     ==================

                                                                         LIEN PRIORITY

                   LIEN PRIORITY                          NUMBER OF        CUT-OFF DATE           PERCENT OF POOL
                                                          MORTGAGE       PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                            LOANS                                PRINCIPAL BALANCE
----------------------------------------------------   ---------------- --------------------     ------------------

First Lien.........................................                     $                                        %
Second Lien........................................
                                                       ---------------- --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                       ================ ====================     ==================







                                                                         LOAN RATES(1)

                     RANGE OF                            NUMBER OF         CUT-OFF DATE           PERCENT OF POOL
                    LOAN RATES                            MORTGAGE       PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                           LOANS                                 PRINCIPAL BALANCE
----------------------------------------------------   ---------------  --------------------     ------------------

_____% to _____%...................................                     $                                        %
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................

                                                       ---------------  --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                       ===============  ====================     ==================


(1) Approximately % of the Mortgage Loans by Cut-Off Date Principal Balance are subject to an introductory rate of _____% per annum.





                                                                                MARGIN

                     RANGE OF                           NUMBER OF          CUT-OFF DATE           PERCENT OF POOL
                      MARGINS                            MORTGAGE        PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                          LOANS                                  PRINCIPAL BALANCE
----------------------------------------------------   -------------    --------------------     ------------------

_____% to _____%...................................                     $                                        %
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................

                                                       -------------    --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                       =============    ====================     ==================


                                                                CREDIT LIMIT UTILIZATION RATES

               RANGE OF CREDIT LIMIT                      NUMBER OF        CUT-OFF DATE           PERCENT OF POOL
                 UTILIZATION RATES                        MORTGAGE       PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                            LOANS                                PRINCIPAL BALANCE
----------------------------------------------------   ---------------- --------------------     ------------------

_____% to _____%...................................                     $                                        %
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................

                                                       ---------------- --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                       ================ ====================     ==================





                                                                         CREDIT LIMITS

              RANGE OF CREDIT LIMITS                    NUMBER OF          CUT-OFF DATE           PERCENT OF POOL
                                                         MORTGAGE        PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                          LOANS                                  PRINCIPAL BALANCE
----------------------------------------------------   -------------    --------------------     ------------------

$__________to $_________...........................                     $                                        %
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ and over................................

                                                       -------------    --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                       =============    ====================     ==================


                                                                         MAXIMUM RATES

                   MAXIMUM RATES                        NUMBER OF          CUT-OFF DATE           PERCENT OF POOL
                                                        MORTGAGE         PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                          LOANS                                  PRINCIPAL BALANCE
----------------------------------------------------  --------------    --------------------     ------------------

-----%.............................................                     $                                        %
-----%.............................................
-----%.............................................
-----%.............................................
                                                      --------------    --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                      ==============    ====================     ==================






                                                           MONTHS REMAINING TO SCHEDULED MATURITY(1)

                  RANGE OF MONTHS                         NUMBER OF        CUT-OFF DATE           PERCENT OF POOL
          REMAINING TO SCHEDULED MATURITY                  MORTGAGE      PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                            LOANS                                PRINCIPAL BALANCE
----------------------------------------------------     -------------  --------------------     ------------------

___ to ___.........................................                     $                                        %
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................

                                                         -------------  --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                         =============  ====================     ==================

(1) Assumes that the Draw Period for Mortgage Loans with five year Draw Periods will be extended for an additional five years.

                                                                       ORIGINATION YEAR

                 ORIGINATION YEAR                         NUMBER OF        CUT-OFF DATE           PERCENT OF POOL
                                                           MORTGAGE      PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                            LOANS                                PRINCIPAL BALANCE
----------------------------------------------------     -------------  --------------------     ------------------

----...............................................                     $                                        %
----...............................................
                                                         -------------  --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                         =============  ====================     ==================


                                                                      DELINQUENCY STATUS

             NUMBER OF DAYS DELINQUENT                    NUMBER OF        CUT-OFF DATE           PERCENT OF POOL
                                                           MORTGAGE      PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                            LOANS                                PRINCIPAL BALANCE
----------------------------------------------------     -------------  --------------------     ------------------

0 to 29............................................                     $                                        %
30 to 59...........................................
                                                         -------------  --------------------     ------------------
60 to 89...........................................

                                                         -------------  --------------------     ------------------

     Total.........................................                     $                             100.00%
                                                         =============  ====================     ==================



[CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The Agreement permits the Trust Fund to purchase from Provident, subsequent to the date hereof and prior to _______, 19__, subsequent mortgage loans (the "Subsequent Mortgage Loans") in an amount not to exceed approximately $________ in aggregate principal balance for inclusion in the Trust Fund. Each Subsequent Mortgage Loan will have been originated or purchased by Provident in accordance with the underwriting guidelines set forth above under "The Home Equity Loan Program--Credit and Underwriting Guidelines." Accordingly, the statistical characteristics of the Mortgage Pool set forth above are based exclusively on the initial mortgage loans (the "Initial Mortgage Loans") and the statistical characteristics of the Mortgage Pool after giving effect to the acquisition of any Subsequent Mortgage Loans will likely differ from the information specified herein. The date on which Provident transfers a Subsequent Mortgage Loan to the Trust Fund shall be referred to herein as the "Subsequent Transfer Date".

     In any event, each conveyance of Subsequent Mortgage Loans will be subject to, among other things, the following conditions: (i) such Subsequent Mortgage Loans must (a) satisfy the eligibility criteria set forth in the Prospectus under "The Loan Program--Representations by Provident; Repurchases" and (b) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement; (ii) such Subsequent Mortgage Loan must not have been selected by Provident in a manner that it believes is adverse to the interests of the Certificateholders, (iii) no Subsequent Mortgage Loan may be ___ or more days contractually delinquent as of the applicable Cut-Off Date; (iv) no Subsequent Mortgage Loan may have a remaining term to maturity in excess of ___ years; (v) no Subsequent Mortgage Loan may have a Mortgage Rate less than ____%; (vi) following the purchase of such Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (a) will have a weighted average Mortgage Rate of at least ____%;
(b) will have a weighted average Combined Loan-to-Value Ratio of not more than ____%; (c) will not have a weighted average remaining term to stated maturity of more than ____ months; and (d) will, in each case, have a principal balance in excess of $_______ as of the Cut-Off Date; (vii) Provident [and the Trustee shall not have been notified by either Rating Agency that the conveyance of such Subsequent Mortgage Loans will result in a qualification, modification or withdrawal of its then-current rating of any class of Certificates] [shall have notified each Rating Agency of such conveyance as required by the Agreement]; and (viii) the Trustee shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the transfer agreements relating to such conveyance of such Subsequent Mortgage Loans.]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on the [15th] day of each month, or if such day is not a business day, the next succeeding business day (the "Distribution Date"), distributions of principal, in the amounts described under "Description of the Certificates--Distributions on the Certificates" herein, until the Certificate Principal Balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based upon their Fixed Allocation Percentage subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon their Fixed Allocation Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change their Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor Principal Collections and not a lesser amount. In addition, Investor Interest Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from Investor Interest Collections or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

     To the extent obligors make more draws than principal payments, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholders share of Principal Collections is based upon its Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust Fund at any time during the life of the Trust Fund, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Certificates--Optional Retransfers of Mortgage Loans to the Transferor" herein.

     All of the Mortgage Loans may be prepaid in full or in part at any time. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Provident is not aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described under "Description of the Mortgage Loans--Mortgage Loan Terms" herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of The Loans--Due-on-Sale Clauses" in the Prospectus.

     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the Trust Fund and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.

                      POOL FACTOR AND TRADING INFORMATION

     The "Pool Factor" is a seven-digit decimal which the Master Servicer will compute monthly expressing the Certificate Principal Balance of the Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See "Description of the Certificates--Distributions on the Certificates" herein. Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Certificates and the Invested Amount of any unreimbursed Liquidation Loss Amounts.

     Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 199_ calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "Description of the Certificates--Book-Entry Certificates" and "--Reports to Certificateholders" herein.

                        DESCRIPTION OF THE CERTIFICATES

     The Home Equity Loan Asset-Backed Certificates, Series 199__-__ (the "Certificates") will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this prospectus supplement (the "Prospectus Supplement") and the prospectus (the "Prospectus") is a part. The following is a description of the material provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

     The Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust Fund. The property of the Trust Fund will consist of, to the extent provided in the Agreement: (i) each of the Mortgage Loans that from time to time are subject to the Agreement; (ii) collections on the Mortgage Loans received after the Cut-Off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-Off Date; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure;
(iv) the Collection Account and the Security Account for the Certificates (excluding net earnings thereon); (v) the Policy; and (vi) the Spread Account (for the benefit of the Certificate Insurer and the Certificateholders). Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially maintain the Security Register for the Certificates. See "--Book-Entry
Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date will equal $ (the "Original Invested Amount"), which represents __% of the Cut-Off Date Pool Balance. The "Original Certificate Principal Balance" will equal $ . Following the Closing Date, the "Invested Amount" with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein under "--Distributions on the Certificates"). The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "--Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

     The Transferor will own the remaining undivided interest in the Mortgage Loans (the "Transferor Interest"), which is equal to the Pool Balance less the Invested Amount. The Transferor Interest will initially equal $ , which represents _% of the Cut-Off Date Pool Balance. The Transferor as of any date is the owner of the Transferor Interest which initially will be the Transferor. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and Mortgage Loans are transferred to the Trust Fund.

     The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates, and (ii) certain other conditions specified in the Agreement are satisfied.

     A Certificate's "Percentage Interest" in the Trust Fund will be equal to the percentage derived by dividing the denomination of such Certificate by the Original Certificate Principal Balance.

     The Certificates will not be listed on any securities exchange.

BOOK-ENTRY CERTIFICATES

     The Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificates through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants") with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or, CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as, a result of sales of securities by or through a CEDEL Participant (as defined, below) or Euroclear Participant (as defined below) to a DTC Participant will be, received with value on the DTC settlement date but will be available in the, relevant CEDEL or Euroclear cash account only as of the business day following, settlement in DTC. For information with respect to tax documentation procedures, relating to the Certificates, see "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein and "Global, Clearance, Settlement And Tax Documentation Procedures--Certain U.S.

Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC ("Cede"). Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund provided by the Master Servicer to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Transferor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Transferor or the Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein under "--Events of Servicing Termination"), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, Provident will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan plus any Additional Balances, related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-Off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-Off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to Provident and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-Off Date Principal Balance, Loan Rate and other information.

     Within 90 days of the Closing Date, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to Provident by the Trustee, the Transferor will be obligated to accept the transfer of such Mortgage Loan from the Trust Fund. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a "Transfer Deficiency"), Provident will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Transferor to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by Provident for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not __% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than _% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than ___ months earlier and not more than __ months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original
Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to make a deposit to the Collection Account equal to such difference.

     Provident will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, Provident will represent and warrant on the Closing Date that at the time of transfer to the Trust Fund, Provident has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, Provident will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Transferor will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

     Mortgage Loans required to be transferred to Provident as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

     Subject to applicable law, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

     In order to permit the Transferor to remove Mortgage Loans from the Trust Fund at such times, if any, as the overcollateralization exceeds the level required to maintain the ratings on the Certificates, on any Distribution Date the Transferor may, but shall not be obligated to, remove on such Distribution Date (the "Transfer Date") from the Trust Fund, certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions: (i) the Rapid Amortization Period shall not have commenced; (ii) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest;
(iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event; (iv) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust Fund after such removal; (v) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (vi) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through
(vi) above.

     As of any date of determination, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) _% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

     The Trustee shall establish and maintain on behalf of the Master Servicer an account (the "Collection Account") for the benefit of the Certificateholders and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two days of receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described below) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Collection Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the third Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     An "Eligible Account" is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "____" by _______ and "____" by ___, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

     "Eligible  Investments"  are  specified in the Agreement and are limited to
(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States; (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category; (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of the Rating Agencies in its highest unsecured short-term debt rating category; (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their highest short-term rating categories; (v) short term investment funds ("STIFS") sponsored by any trust company or bank incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their respective highest rating category of long term unsecured debt; (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has the rating specified by each Rating Agency; and (vii) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates, as evidenced by a letter to such effect from such Rating Agency and with respect to which the Master Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

ALLOCATIONS AND COLLECTIONS

     All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related Collection Period.

     As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

     With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

     Principal Collections will be allocated between the Certificateholders and the Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) as described herein.

     The Trustee will deposit any amounts drawn under the Policy into the Collection Account.

     With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

DISTRIBUTIONS ON THE CERTIFICATES

     Beginning with the first Distribution Date (which will occur on __________, 199_), distributions on the Certificates will be made by the Trustee or the
Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the "Record Date"). The term "Distribution Date" means the [fifteenth] day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of _________ are required or authorized by law to be closed.

     Application of Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Investor Interest Collections in the following manner and order of priority:

     (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;

     (ii) as payment for the premium for the Policy;

     (iii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Certificate Principal Balance of the Certificates;

     (iv)  to  pay   Certificateholders  the  Investor  Loss  Amount  for  such
Distribution Date;

     (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount, (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy;

     (vi) to reimburse prior draws made from the Policy (with interest thereon);

     (vii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount (such amount so paid, the "Accelerated Principal Distribution Amount");

     (viii) any other amounts required to be deposited in an account for the benefit of the Certificate Insurer and the Certificateholders or owed to the Certificate Insurer pursuant to the Insurance Agreement;

     (ix) certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and

     (x) to the Transferor to the extent permitted as described herein.

     Payments to Certificateholders pursuant to clause (iii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance, however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

     To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

     The "Required Overcollateralization Amount" shall be an amount set forth in the Agreement. "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof during the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

     A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.

     As to any Distribution Date other than the first Distribution Date, the "Collection Period" is the calendar month preceding each Distribution Date. As to the first Distribution Date, the "Collection Period" is the period beginning after the Cut-Off Date and ending on the last day of _______________ 199_.

     Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for a Distribution Date will generally equal the sum of [(a) the London Interbank offered rate for one-month United States dollar deposits ("LIBOR"), calculated as specified below, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) ____% per annum.] Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Trustee and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date.

     Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections and, if necessary, from draws on the Policy.

     [Calculation of the LIBOR Rate. On each Distribution Date, LIBOR shall be established by the Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by Provident after consultation with the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by Provident after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by Provident after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than
(i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.]

     Transferor Collections. Collections allocable to the Transferor Interest that are not distributed to Certificateholders will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

     Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount that is not covered by Investor Interest Collections. The "Overcollateralization Amount" on any date of determination is the amount, if any, by which the Invested Amount exceeds the Certificate Principal Balance on such day.

     Distributions of Principal Collections. Principal Collections will be allocated between the Investor Principal Collections and Transferor Principal Collections in accordance with their percentage interests in the Mortgage Loans of __% and __%, respectively, as of the Cut-Off Date (the "Fixed Allocation Percentage"), but a lesser amount of Principal Collection may be distributed during the Managed Amortization Period (as defined below). The "Investor Fixed Allocation Percentage" shall be __%. For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in ______________ 20__ (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined below) and (ii) the Alternative Principal Payment (as defined below). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the "Alternative Principal Payment" will equal the greater of (x) 0___% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

     Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

     The amount of Principal Collections to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances during the first Collection Period which is the period beginning after the Cut-Off Date through the last day of __________ 199_.

     Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

     In addition, to the extent of funds available therefor (including funds available under the Policy), on the Distribution Date in ____________ 20__, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

     The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

RAPID AMORTIZATION EVENTS

     As described above, the Managed Amortization Period will continue through the Distribution Date in ____________ 20 , unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. "Rapid Amortization Event" refers to any of the following events:

         (a) failure on the part of the Transferor (i) to make a payment or deposit required under the Agreement within three Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement, which failure continues unremedied for a period of 60 days after written notice;

         (b) any representation or warranty made by the Transferor in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Transferor has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

         (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor; or

         (d) the Trust Fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to Provident and the Master Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c) or (d), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust Fund, the Transferor will immediately cease to transfer Additional Balances to the Trust Fund and the Transferor will promptly give notice to the Trustee of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 51% of the aggregate principal amount of the Certificates, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will be treated as collections allocable to the Certificateholders and the Investor Fixed Allocation Percentage of such remaining proceeds and will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). [If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Policy will cover such shortfall.]

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

THE POLICY

     [On or before the Closing Date, an irrevocable and unconditional limited financial guaranty insurance policy (the "Policy") will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of ____________, 199_, among Provident, [the Trustee] and the Certificate Insurer.

     The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined below) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

     The "Guaranteed Principal Distribution Amount" shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in ______________ 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date).

     In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.

     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the related Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the
Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

     The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the Certificateholders have received the full amount of the Guaranteed Distributions.

     The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Transferor. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of ________.

     The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law. The Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under the Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to
Article 14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

     Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

     In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust Fund.]

[PRE-FUNDING ACCOUNT

     On the Closing Date, $___________ (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account"), which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Fund and will be used to acquire Subsequent Mortgage Loans. During the period beginning on the Closing Date and terminating on _____________, 19__ (the "Funding Period"), the Pre-Funded Amount will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to holders of the classes of Certificates entitled to receive principal on the
Distribution Date in ______________, 19__ in reduction of the related Certificate Principal Balances (thus resulting in a partial principal prepayment of the related Certificates on such date).

     Amounts on deposit in the Pre-Funding Account will be invested in Permitted Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date there will be deposited in an account (the "Capitalized Interest Account") maintained with and in the name of the Trustee on behalf of the Trust Fund a portion of the proceeds of the sale of the Certificates. The amount deposited therein will be used by the Trustee on the Distribution Dates in __________________ 19__, _____________ 19__ and ______________, 19__ to cover shortfalls in interest on the Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Subsequent Mortgage Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period which are not needed to cover shortfalls on the Distribution Date in ___________ 19__ are required to be paid directly to Provident.]

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Master Servicer will forward to the Trustee for mailing to such Certificateholder a statement setting forth among other items:

     (i)  the  Investor  Floating  Allocation   Percentage  for  the  preceding
Collection Period;

     (ii) the amount being distributed to Certificateholders;

     (iii) the amount of interest included in such distribution and the related Certificate Rate;

     (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);

     (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

     (vi) the amount, if any, of principal included in such distribution;

     (vii) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

     (viii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

     (ix) the Servicing Fee for such Distribution Date;

     (x) the Invested Amount and the Certificate Principal Balance, each after giving effect to such distribution;

     (xi) the Pool Balance as of the end of the preceding Collection Period;

     (xii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

     (xiii) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure; and

     (xiv) the amount of any draws on the Policy.

     In the case of information  furnished pursuant to clauses (iii), (iv), (v),
(vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year commencing in 199_, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE

     The Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.

     The Agreement requires the Master Servicer to maintain or cause to be maintained for each Mortgage Loan fire and hazard insurance providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan, and for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value from time to time of the improvements which are a part of such property or (b) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan. The Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Collection Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly servicing fee (the "Servicing Fee") in the amount equal to approximately ____% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or at the Cut-Off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before ___________ in each year, beginning in ___________, 199_, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before _____________ of each year, beginning ___________, 199_, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

     The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

     The Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement, the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement (other than losses resulting from defaults under the Mortgage Loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the successor Master Servicer's actions or omissions. The Agreement provides that neither Provident, the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither Provident, the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of Provident, the Transferor or the Master Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any   corporation   into  which  the  Master  Servicer  may  be  merged  or
consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

     "Events of Servicing Termination" will consist of: (i) any failure of the Master Servicer to deposit in the Collection Account any deposit required to be made under the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the
Certificate   Principal   Balance;   or  (iii)  certain  events  of  insolvency,
readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer with the consent of holders of Investor Certificates evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten (10) Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, Provident, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing at least 51% of the Voting Rights in the Trust Fund or the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $__________ and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

     The Agreement may be amended from time to time by Provident, the Master Servicer and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of Provident or the Master Servicer, to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates. The Agreement may also be amended from time to time by Provident, the Master Servicer, and the Trustee, with the consent of Certificateholders evidencing an aggregate Certificate Principal Balance of not less than 51% and the consent of the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in ____________ 20__.

     The Certificates will be subject to optional transfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to 5% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust Fund created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     In addition, the Trust Fund may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "--Rapid Amortization Events" herein.

THE TRUSTEE

     [ ], a ____________________________ with its principal place of business in ________, has been named Trustee pursuant to the Agreement.

     The  commercial   bank  or  trust  company   serving  as  Trustee  may  own
Certificates and have normal banking relationships with Provident and the Certificate Insurer and/or their affiliates.

     The Trustee may resign at any time, in which event Provident will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Provident may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, Provident will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

     The Trust Fund will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities;
(v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the Master Servicer with the terms of the Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by Provident towards general corporate purposes.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Trust Fund ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the
Certificates will be treated as "Debt Securities" as described in the Prospectus. See "Federal Income Tax Consequences" in the Prospectus.

     The Transferor and the Certificateholders express in the Agreement their intent that, for all tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor, Provident and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Asset Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See "Federal Income Tax Consequences" in the Prospectus.

     While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Federal Income Tax Consequences--Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR ASSOCIATION
                           TAXABLE AS A CORPORATION

     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership or a publicly traded partnership treated as a corporation. Since Tax Counsel has opined that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

     If it were determined that this transaction created an entity classified as a publicly traded partnership taxable as a corporation, the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, it is the opinion of Tax Counsel that the Trust Fund will not be treated as either an association or a partnership taxable as a corporation.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

     In general, subject to certain exceptions, Tax Counsel is of the opinion that interest (including OID) paid on a Certificate to a Foreign Investor is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Federal Income Tax Consequences--Tax Treatment of Foreign Investors" in the Prospectus. For purposes of this section, a "Foreign Investor" is defined for United States federal income tax purposes as any individual or entity other than (i) any individual who is a citizen or resident of the United States, (ii) a corporation or partnership (including any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or (v) certain trusts in existence on August 20, 1996, and treated as United States persons (as defined in Code Section 7701(a)(30)) prior to such date that elect to continue to be so treated.

     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 or a similar form containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     In addition, prospective Certificate Owners are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "FEDERAL INCOME TAX CONSEQUENCES - Foreign Investors".

                                  STATE TAXES

     Provident makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

     Any fiduciary of a pension or other employee benefit plan ("Plan") which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

     The U.S. Department of Labor has granted to _________________ ("Underwriter") Prohibited Transaction Exemption _____ (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

         (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

         (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

         (4) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Transferor pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith;

         (5) The Trustee is not an affiliate of the Underwriter, the Transferor, the Master Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates; and

         (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Underwriter believes that the Exemption as amended will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated ___________, 199_ (the "Underwriting Agreement"), between Provident and [underwriter] (the "Underwriter"), Provident has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from Provident all the Certificates.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

     Provident has been advised by the Underwriter that it proposes initially to offer the Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of ____% of the Certificate denominations. The Underwriter may allow and such dealers may reallow a discount not in excess of _____% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

     Provident has been advised by the Underwriter that they presently intend to make a market in the Class A Certificates offered hereby; however, the Underwriter is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

     Until the distribution of the Class A Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Class A Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither Provident nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates. In addition, neither Provident nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriting Agreement provides that Provident will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

     Certain expenses of the Underwriter incurred in connection with this offering will be paid by Provident.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for Provident by Brown & Wood LLP, New York, New York and Keating, Muething & Klekamp, P.P.L. Cincinnati, Ohio and for the Underwriter by [ ].

                                    EXPERTS

     The consolidated balance sheets of [Insurer] and Subsidiaries as of ___________, 199_ and 199_ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ___________, 199_, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of ________________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition to issuance that the Certificates be rated "___" by _____ and "___" by _________ (each, a "Rating Agency" and together, the "Rating Agencies").

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     Provident has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.





                             INDEX OF DEFINED TERMS

                                                                                                           Page

Accelerated Principal Distribution Amount......................................................................S-33
Accredited Investors...........................................................................................S-48
Additional Balances............................................................................................S-15
Agreement......................................................................................................S-11
Alternative Principal Payment..................................................................................S-35
beneficial owner...............................................................................................S-26
BIF............................................................................................................S-31
Book-Entry Certificates........................................................................................S-26
Business Day.............................................................................................S-32, S-37
Capitalized Interest Account...................................................................................S-38
Cede...........................................................................................................S-28
CEDEL Participants.............................................................................................S-28
CEDEL..........................................................................................................S-26
Certificate Insurer............................................................................................S-11
Certificate Owners.............................................................................................S-26
Certificate Principal Balance..................................................................................S-25
Certificate Rate...............................................................................................S-34
Certificateholder..............................................................................................S-47
Certificates...................................................................................................S-25
Closing Date...................................................................................................S-34
Code...........................................................................................................S-44
Collection Account.............................................................................................S-31
Collection Period..............................................................................................S-33
Cooperative....................................................................................................S-27
[CLTV..........................................................................................................S-12
Credit Limit Utilization Rate..................................................................................S-15
Credit Limit...................................................................................................S-12
Credit Line Agreements.........................................................................................S-14
Cut-Off Date Pool Balance......................................................................................S-14
Cut-Off Date Principal Balance.................................................................................S-15
Cut-Off Date...................................................................................................S-11
Debt Securities................................................................................................S-45
[Debt-to-Income Ratio..........................................................................................S-12
Defective Mortgage Loans.......................................................................................S-30
Definitive Certificate.........................................................................................S-26
Determination Date.............................................................................................S-31
Dissolution Distribution Date..................................................................................S-36
Distribution Date........................................................................................S-23, S-32
DTC......................................................................................................S-26, S-54
Eligible Account...............................................................................................S-31
Eligible Investments...........................................................................................S-31
Eligible Substitute Mortgage Loan..............................................................................S-29
ERISA..........................................................................................................S-48
Euroclear Operator.............................................................................................S-27
Euroclear Participants.........................................................................................S-27
Euroclear......................................................................................................S-26
European Depositaries..........................................................................................S-26
Events of Servicing Termination................................................................................S-42
Exemption......................................................................................................S-48
Financial Intermediary.........................................................................................S-26
Fixed Allocation Percentage....................................................................................S-35
Foreign Investors..............................................................................................S-46
Funding Period.................................................................................................S-38
Global Securities..............................................................................................S-54
Guaranteed Distributions.......................................................................................S-36
Guaranteed Principal Distribution Amount.......................................................................S-37
Index Rate.....................................................................................................S-15
Indirect Participants..........................................................................................S-26
Initial Mortgage Loans.........................................................................................S-23
Insurance Agreement............................................................................................S-36
Interest Collections...........................................................................................S-32
Interest Period................................................................................................S-34
Invested Amount................................................................................................S-25
Investor Fixed Allocation Percentage...........................................................................S-35
Investor Floating Allocation Percentage........................................................................S-32
Investor Interest Collections..................................................................................S-32
Investor Loss Amount...........................................................................................S-33
Investor Principal Collections.................................................................................S-32
IRS............................................................................................................S-45
LIBOR..........................................................................................................S-34
LIBOR Business Day.............................................................................................S-34
Liquidated Mortgage Loan.......................................................................................S-33
Liquidation Loss Amount........................................................................................S-33
Liquidation Proceeds...........................................................................................S-32
Loan Rate......................................................................................................S-15
Loss Payee Clause..............................................................................................S-12
Managed Amortization Period....................................................................................S-35
Margin.........................................................................................................S-15
Master Servicer................................................................................................S-11
Maximum Principal Payment......................................................................................S-35
Maximum Rate...................................................................................................S-15
Minimum Transferor Interest....................................................................................S-30
Mortgage Clause................................................................................................S-12
Mortgage Loan Schedule...................................................................................S-29, S-30
Mortgage Loans.................................................................................................S-11
Mortgaged Properties...........................................................................................S-14
Mortage Related Securities.....................................................................................S-48
Net Liquidation Proceeds.......................................................................................S-32
New Withholding Regulations....................................................................................S-47
OID Regulations................................................................................................S-45
OID............................................................................................................S-45
Order..........................................................................................................S-37
Original Certificate Principal Balance.........................................................................S-25
Original Invested Amount.......................................................................................S-25
Overcollateralization Amount...................................................................................S-34
Participants...................................................................................................S-26
Paying Agent...................................................................................................S-35
Percentage Interest............................................................................................S-25
Plan...........................................................................................................S-47
Policy.........................................................................................................S-36
Pool Balance...................................................................................................S-32
Pool Factor....................................................................................................S-24
Pre-Funded Amount..............................................................................................S-38
Pre-Funding Account............................................................................................S-38
Principal Balance.........................................................................................S-14,S-32
Principal Collections..........................................................................................S-32
Prospectus.....................................................................................................S-25
Prospectus Supplement..........................................................................................S-25
Provident......................................................................................................S-11
Rapid Amortization Event.......................................................................................S-35
Rating Agencies................................................................................................S-50
Receipt........................................................................................................S-37
Received.......................................................................................................S-37
Record Date....................................................................................................S-32
Reference Bank Rate............................................................................................S-34
Related Documents..............................................................................................S-29
Relevant Depositary............................................................................................S-26
Required Overcollateralization Amount..........................................................................S-33
Rules..........................................................................................................S-26
SAIF...........................................................................................................S-31
Scheduled Principal Collections Distribution Amount............................................................S-35
Transferor.....................................................................................................S-11
Servicing Fee Rate.............................................................................................S-41
Servicing Fee..................................................................................................S-41
SMMEA..........................................................................................................S-49
Spread Account.................................................................................................S-37
STIFS..........................................................................................................S-31
Subsequent Mortgage Loans......................................................................................S-23
Subsequent Transfer Date.......................................................................................S-23
Subservicer....................................................................................................S-11
Tax Counsel....................................................................................................S-44
Taxable Mortgage Pool..........................................................................................S-46
Telerate Screen Page 3750......................................................................................S-34
Terms and Conditions...........................................................................................S-28
Transfer Date..................................................................................................S-30
Transfer Deficiency............................................................................................S-29
Transfer Deposit Amount........................................................................................S-29
Transferor Interest............................................................................................S-25
Transferor Principal Collections...............................................................................S-32
Transferor.....................................................................................................S-25
Trust Fund.....................................................................................................S-11
Trustee........................................................................................................S-11
U.S. Person....................................................................................................S-56
Underwriter..............................................................................................S-48, S-49
Underwriting Agreement.........................................................................................S-49





                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset Backed Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors  electing  to hold  their  Global  Securities  through  CEDEL  or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and transferor's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset Backed Certificates issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC transferor and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC transferor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Transferor and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The transferor will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption  for non-U.S.  Persons with  effectively  connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, certain trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

     In addition, prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "FEDERAL INCOME TAX CONSEQUENCES - Foreign Investors".









                           PROVIDENT BANK HOME EQUITY
                              LOAN TRUST 199__-__

                                 $-------------


                                HOME EQUITY LOAN
                           ASSET-BACKED CERTIFICATES

                                SERIES 199__-__

                              THE PROVIDENT BANK,
                       AS TRANSFEROR AND MASTER SERVICER

     Until [Date], all dealers selling the Class A Certificates will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the Class A Certificates and with respect to their unsold allotments or subscriptions.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

     We are not offering the Class A Certificates in any state where the offer is not permitted.

                             PROSPECTUS SUPPLEMENT
                               __________, 199__


                                  UNDERWRITER





                 SUBJECT TO COMPLETION, DATED DECEMBER __, 1998


PROSPECTUS SUPPLEMENT

To Prospectus dated _____________________

                           $___________ (approximate)

                  PROVIDENT BANK HOME EQUITY LOAN TRUST 199_-_
               HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 199_-_
                               THE PROVIDENT BANK
                            as Transferor and Master

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The notes represent non-recourse obligations of the issuer only and do not represent an interest in or obligation of The Provident Bank, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The notes represent non-recourse obligations of the issuer only and do not represent an interest in or obligation of The Provident Bank, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.


THE  TRUST

o is a Delaware business trust formed pursuant to a trust agreement between The Provident Bank and ________

o    will issue [___] class of senior Notes, which are offered hereby

o    will issue a single Transferor Interest, which is not offered hereby

THE NOTES

o are principally secured by the assets of the TRUST which consist of a pool of [adjustable rate home equity revolving credit line loan agreements and fixed rate closed-end home equity loans] currently have no trading market



CREDIT ENHANCEMENT

o    A SPREAD ACCOUNT WILL FUND SHORTFALLS IN PAYMENTS DUE ON THE NOTES.

o THE TRANSFEROR INTEREST WILL ABSORB UP TO A CERTAIN PERCENTAGE OF ALL losses on the mortgage loans .

o AN IRREVOCABLE AND UNCONDITIONAL GUARANTY INSURANCE POLICY ISSUED BY [________] WILL GUARANTEE PAYMENTS ON THE NOTES.

o IF _____ DEFAULTS, CERTAIN payments to the holder of THE TRANSFEROR INTEREST will ONLY be PAID after payments DUE ON THE NOTES ARE MADE.

REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-_ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

o For complete information about the Notes, read both this prospectus supplement and the prospectus.

     [___________________________________], the Underwriter, will buy the Notes from the Transferor at the price specified below.


                                                                  PER $1,000 OF              TOTAL
                                                                      NOTES

Price to Public...........................................        $                     $
-------------------------------------------------------------
Underwriters Discount.....................................        $                     $
-------------------------------------------------------------
Proceeds, before expenses, to the Transferor..............        $                     $

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter

_________________, 199_




                               TABLE OF CONTENTS

                                                                                                Page

PROSPECTUS SUPPLEMENT

Summary.........................................................................................S-3
Risk Factors....................................................................................S-8
The Insurer....................................................................................S-11
The Master Servicer............................................................................S-11
The Home Equity Loan Program...................................................................S-11
Description of the Mortgage Loans..............................................................S-14
Maturity and Prepayment Considerations.........................................................S-23
Pool Factor and Trading Information............................................................S-24
Description of the Notes.......................................................................S-25
Use of Proceeds................................................................................S-44
Federal Income Tax Consequences................................................................S-44
State Taxes....................................................................................S-47
ERISA Considerations...........................................................................S-47
Legal Investment Considerations................................................................S-48
Underwriting...................................................................................S-49
Legal Matters..................................................................................S-49
Experts........................................................................................S-49
Ratings........................................................................................S-50
Index of Defined Terms.........................................................................S-51
Annex I........................................................................................S-54

PROSPECTUS

Risk Factors......................................................................................4
The Trust Fund....................................................................................5
Use of Proceeds...................................................................................9
The Provident Bank...............................................................................10
Loan Program.....................................................................................11
Description of the Securities....................................................................13
Credit Enhancement...............................................................................23
Yield and Prepayment Considerations..............................................................27
The Agreements...................................................................................29
Certain Legal Aspects of the Loans...............................................................40
Federal Income Tax Consequences..................................................................46
State Tax Considerations.........................................................................67
ERISA Considerations.............................................................................68
Legal Investment.................................................................................72
Method of Distribution...........................................................................73
Legal Matters....................................................................................73
Financial Information............................................................................74
Rating...........................................................................................74
Index of Defined Terms...........................................................................75






                                    SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus for additional information about the Notes.

               HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 199_-_

CLASS/INTEREST  NOTE RATE            INITIAL CLASS         MATURITY DATE2
                                   PRINCIPAL BALANCE1


Notes           LIBOR + ___%3       $________________       ____________

Transferor4     N.A.                    N.A.                     N.A.


1    This amount is subject to a variance of ___%.

2    We expect the actual maturity date for the Notes will be significantly earlier than its maturity date stated above.


3 IF THIS RATE EXCEEDS THE WEIGHTED AVERAGE OF THE NET LOAN RATES ON ANY PAYMENT DATE, YOU WILL RECEIVE INTEREST AT THE WEIGHTED AVERAGE NET LOAN RATE. We refer you to "Description of the Notes--Payments on the NOTES" FOR MORE INFORMATION REGARDING THE WEIGHTED AVERAGE NET LOAN RATE AND OTHER LIMITATIONS ON THE PAYMENT OF INTEREST ON THE NOTES.

4 The Transferor Interest is not being offered pursuant to this prospectus supplement and THE prospectus.





THE TRANSFEROR AND MASTER SERVICER

o    The Provident Bank.

o The Provident Bank maintains its principal office at One East Fourth Street, Cincinnati, Ohio. Its telephone number is (513)579-2000.

o The master servicer will receive a monthly fee from the interest payments on the mortgage loans equal to ___% per annum on the principal balance of each mortgage loan.

o We refer you to "THE PROVIDENT BANK" in the prospectus and "The Master Servicer" in this prospectus supplement for additional information.


 TRUST

o    Provident Bank Home Equity Loan Trust, 199_-_.

INDENTURE TRUSTEE

o    [--------------------------]

OWNER TRUSTEE

o    [--------------------------]

INSURER

o    [------------------------]

     We refer you to "The Insurer" in this prospectus supplement for additional information.

CUT-OFF DATE

o    ______________, 199_.

CLOSING DATE

o    ______________, 199_.

PAYMENT DATE

o The __th day of each month, or if such day is not a business day, the next business day. The first payment date is ____________, 199_.

COLLECTION PERIOD


o    The calendar month preceding the month of a PAYMENT date.


REGISTRATION OF NOTES

     We will issue the Notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

     Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

     We refer you to "RISK FACTORS-- Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Notes", "DESCRIPTION OF THE NOTES--Book-Entry Notes" and "ANNEX I" in this prospectus supplement for additional information.


ASSETS OF THE  TRUST

     The TRUST'S assets include:

o a pool of [adjustable rate home equity revolving credit line loan agreements and fixed rate closed-end home equity loans,] secured by either first or junior deeds of trust or mortgages on one- to four-family residential properties;

o payments OF INTEREST DUE on the mortgage loans ON AND AFTER THE CUT-OFF DATE AND PRINCIPAL PAYMENTS RECEIVED ON THE MORTGAGE LOANS on and after the cut-off date;

o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure; and

o rights under certain hazard insurance policies covering the mortgaged properties.


     During the life of the TRUST, all new advances made to mortgagors under the applicable credit line agreement will become assets of the TRUST. Due to such advances and any principal payments on the mortgage loans, the pool balance will generally fluctuate and differ from day to day.

THE MORTGAGE LOANS

1.    Mortgage Loan Statistics

         On the closing date, the trust will acquire a pool of [adjustable rate home equity revolving credit line loan agreements (the revolving credit-line loans) and fixed rate closed-end home equity loans] (the closed-end loans), or "mortgage loans". The mortgage loans will have the following characteristics:

o    number of mortgage loans: _____

o    number of revolving credit-line loans:

o    number of closed-end loans:

o    aggregate principal balance: $__________

          o    number of mortgage loans: _____

          o mortgaged property location: ___ states and the District of Columbia

          o    average credit limit of revolving credit-line loans: $_____

          o credit limits on the revolving credit-line loans range: $____ to $____

          o    interest rates as of December 1, 1998 range: _____% to ______%

          o weighted average interest rate as of the cut-off date _____% (approximate)

          o    loan age range: ____ to ____months

          o    weighted average loan age: __ months

          o credit limit utilization rate range for revolving credit-line loans: ___ to ___

          o weighted average credit limit utilization rate for revolving credit-line loans: ___

          o    gross margin range for revolving credit-line loans: ___ to ___

          o    weighted average gross margin for revolving  credit-line  loans:
               __

          o    combined   loan-to-value   ratio  range,   of  ____%  to  _____%
               (approximate)

          o    weighted    average   combined    loan-to-value    ratio   ____%
               (approximate)

          o all of the revolving credit-line loans bear interest at an adjustable rate based on the prime rate published in The Wall Street Journal.

          o balloon loans - loans with amortization schedules that don't fully amortize by their maturity date: ____% (approximate).

1.    Payment Terms of Mortgage Loans

      A.  Revolving Credit Line Loans

          o Each borrower under a revolving credit-line loan may borrow amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can again be borrowed.

          o Interest - Interest on each revolving credit-line loan is payable monthly on the related outstanding principal balance for each day in the billing cycle. The loan rate is VARIABLE and is equal to __________.

          o Principal - The revolving credit-line loans have EITHER: (I) a ___ year renewable draw period during which time amounts may be borrowed under the credit line agreement. The draw period is followed by a five year repayment period during which the borrower must repay the outstanding principal of the loan; OR

          o (II)A TEN YEAR DRAW PERIOD DURING WHICH TIME AMOUNTS MAY BE BORROWED UNDER THE CREDIT LINE AGREEMENT, FOLLOWED BY A TEN YEAR REPAYMENT PERIOD DURING WHICH THE BORROWER MUST REPAY THE OUTSTANDING PRINCIPAL OF THE LOAN.

          o    B. Closed-End Home Equity Loans

          o The amount borrowed under a closed-end loan is fully disbursed on the date of origination of the related closed-end loan and the borrower is not entitled to future advances of cash under the related closed-end loan.

          o Interest on each closed-end loan is payable monthly on the related outstanding principal balance of the closed-end loan. The loan rate FOR MOST OF THE CLOSED-END LOANS IS FIXED AT ORIGINATION OF THE CLOSED-END LOAN. THE LOAN RATE FOR THE REMAINDER OF THE CLOSED-END LOANS IS VARIABLE AND IS EQUAL TO [________].

      C.  SIMPLE INTEREST LOANS

          o ALL OF THE LOANS COMPUTE INTEREST BASED ON A SIMPLE INTEREST METHOD. THIS MEANS THAT INTEREST IS COMPUTED AND CHARGED TO THE BORROWER ON THE OUTSTANDING BALANCE OF THE LOAN BASED ON THE NUMBER OF DAYS ELAPSED BETWEEN THE DATE THROUGH WHICH INTEREST WAS LAST PAID ON THE LOAN through receipt of the BORROWER'S most current payment. THE portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount interest charged on such basis.

     We refer you to "DESCRIPTION OF THE MORTGAGE LOANS" in this prospectus upplement for additional information.

THE NOTES

1.    General

     o    The notes will be secured by the assets of the TRUST.

     o Each month, the indenture trustee will calculate the amount you are owed.

     o If you hold a note on the day immediately preceding the related payment date, you will be entitled to receive payments on that payment date.

2. Interest Payments: Interest on the notes accrues during the period beginning on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day before the applicable payment date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days. On each payment date, you will be entitled to the following amounts from your portion of interest collections on the mortgage loans:

     o interest at the related note rate that accrued during the interest period on your invested amount; and

     o any interest that was due on a prior payment date and not paid. In addition, interest will have accrued on the amount of interest which was previously due and not paid.

3. Principal Payments: From the first payment date and ending on the payment date in __________ and if certain events causing an acceleration of payment of principal do not occur, you will be entitled to either (a) or
     (b), WHICHEVER is the lesser amount:

     o    ___% of the principal collected during the prior due period; or

     o the amount of principal collected during the prior due period minus advances made TO the borrowers under the credit line AGREEMENTS during that due period.

     On the payment date following ___________, or if certain events causing an acceleration of principal occur, you will be entitled to receive the amount described in (a) above.

     We refer you to "DESCRIPTION OF THE NOTES--PAYMENTS ON THE NOTES" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

     o The Insurance Policy: [_______________] will issue an insurance policy which unconditionally guarantees the payment of:

     o    accrued and unpaid interest due on the Notes;

     o    principal losses on the mortgage loans; and

     o    any principal amounts owed to noteholders on the maturity date.

     We refer you to "DESCRIPTION OF THE NOTES--The Policy" in this prospectus supplement for additional information.

[2. The Spread Account: Amounts on deposit in the spread account will be available to the indenture trustee to pay interest due on the notes and to cover principal losses on the mortgage loans prior to a draw on the insurance policy.]

WE REFER YOU TO "DESCRIPTION OF THE NOTES--THE SPREAD ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

3. Limited Subordination of Transferor Interest: After the spread account is depleted and prior to a draw on the policy, losses on the mortgage loans WILL be allocable to the transferor interest. up to certain levels. In addition, if the insurer defaults, certain payments to the holder of the transferor interest will be made after payments to the notes.

     We refer you to "DESCRIPTION OF THE NOTES--Overcollateralization" in this prospectus supplement for additional information.

OPTIONAL TERMINATION

     The mortgage loans will be subject to an optional transfer to the owner of the transferor interest on any payment date after:

     o the principal balance of the notes is reduced to any amount less than or equal to _% of the original principal balance of the notes; and

     o all amounts due and owing to the insurer and unreimbursed draws on the insurance policy, with interest thereon have been paid.

     We refer you to "DESCRIPTION OF THE NOTES--Termination; Retirement of the Notes" in this prospectus supplement for additional information.

FEDERAL TAX CONSIDERATIONS

     For federal income tax purposes:

     o Tax counsel is of the opinion that the notes will be treated as debt instruments.

     o You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.

     We refer you to "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in THIS prospectus supplement and in THE prospectus for additional information.

ERISA CONSIDERATIONS

     The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, or ERISA, can limit investments by certain pension and other employee benefit plans. Pension and other employee benefit plans should be able to purchase investments like the notes so long as they are treated as debt under applicable state law and have no "substantial equity features". Any plan fiduciary considering whether to purchase the notes on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the internal revenue code and the availability of any exemptions.

     We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

LEGAL INVESTMENT CONSIDERATIONS

     The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only first mortgages, and not second mortgages. Because the pool of mortgage loans owned by the trust includes JUNIOR mortgage loans, the notes will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or "mortgage related securities" and will be unable to invest in the Notes.

     We refer you to "LEGAL INVESTMENT CONSIDERATIONS" in this prospectus supplement and "LEGAL INVESTMENT" in the prospectus for additional information.

NOTE RATING

     The TRUST will not issue the Notes unless they receive the following ratings:

     o    ____ by ___________________________.

     o    ___ by ____________________________.

     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

     We refer you to "RATINGS" and "RISK FACTORS--Note Rating Based Primarily on Claims-Paying Ability of the Insurer" in this prospectus supplement for additional information.







                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY NOTES

o Limit on Liquidity of Notes. Issuance of notes in book-entry form may reduce the liquidity of such notes in the secondary trading market since investors may be unwilling to purchase notes for which they cannot obtain physical notes.

o    Limit  on  Ability  to  Transfer  or  Pledge.  Since  transactions  in the book-entry notes can be effected only through DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such notes, may be limited due to lack of a physical note representing the book-entry notes.

o Delays in Payments. You may experience some delay in the receipt of payments on the book-entry notes since the payments will be forwarded by the indenture trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

         We refer you to "DESCRIPTION OF NOTES--Book-Entry Notes" in this prospectus supplement.

BALLOON LOAN RISK

         Balloon loans pose a risk because a borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you will suffer a loss if the insurer fails to perform its obligations under the policy AND THE OTHER FORMS OF CREDIT ENHANCEMENT ARE INSUFFICIENT TO COVER THE LOSS. Approximately ___% of the mortgage loans are balloon loans.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the insurer fails to perform its obligations under the insurance policy.

         We refer you to "CERTAIN LEGAL ASPECTS OF LOANS--Foreclosure" in the prospectus.

PREPAYMENTS AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT

         The yield to maturity on your notes will be directly related to the rate of principal payments on the mortgage loans. Please consider the following:

o Mortgagors may fully or partially prepay their mortgage loan at any time. However, some mortgage loans require that the mortgagor pay a fee with any prepayments IN FULL WITHIN FIVE YEARS OF ORIGINATION, EXCEPT THAT GENERALLY NO FEE IS REQUIRED FOR ANY PREPAYMENT IN FULL MADE WITHIN TWELVE MONTHS OF A LOAN'S MATURITY DATE. This may result in the rate of prepayments being slower than would otherwise be the case.

o During the period that a borrower may borrow money under a revolving credit-line loan, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amounts previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the trust receives in any month (and in turn the amount of principal paid to you) may change significantly.

o ALL OF THE MORTGAGE LOANS COMPUTE INTEREST DUE ON A SIMPLE INTEREST METHOD. THIS MEANS THAT THE AMOUNT OF EACH MONTHLY PAYMENT WILL VARY EACH MONTH IF THE MONTHLY PAYMENT IS NOT RECEIVED ON ITS SCHEDULED DUE DATE.

o All the mortgage loans contain due-on-sale provisions. Due-on-sale provisions require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. Generally, the master servicer will enforce the due-on-sale provision unless prohibited by applicable law .

o The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

o Home equity loans GENERALLY are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than purchase money first lien mortgage loans.

o We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.

o IF YOU PURCHASED YOUR NOTE AT A PREMIUM AND YOU RECEIVE YOUR PRINCIPAL FASTER THAN EXPECTED, YOUR YIELD TO MATURITY WILL BE LOWER THAN YOU ANTICIPATED. IF YOU PURCHASED YOUR NOTE AT A DISCOUNT AND YOU RECEIVE YOUR PRINCIPAL SLOWER THAN EXPECTED, YOUR YIELD TO MATURITY WILL BE LOWER THAN YOU ANTICIPATED.

         We  refer  you  to  "PREPAYMENT  AND  YIELD   CONSIDERATIONS"  in  the
prospectus.

NOTE RATING BASED PRIMARILY ON CLAIMS-PAYING ABILITY OF THE INSURER

         The rating on the notes depends primarily on an assessment by the rating agencies of the mortgage loans and upon the CLAIMS-paying ability of the insurer. Any reduction of the rating assigned to the claims-paying ability of the insurer may CAUSE a corresponding reduction on the ratings assigned to the notes. A reduction in the rating assigned to the notes will reduce the market value of the notes and may affect your ability to sell them. In general, the rating on your notes addresses credit risk and does not address the likelihood of prepayments.

         We refer you to "Ratings" in this prospectus supplement.

LIEN PRIORITY COULD RESULT IN PAYMENT DELAY AND LOSS

         Most of the mortgage loans are secured by mortgages which are junior in priority. For mortgage loans in the trust secured by first mortgages, the master servicer may consent under certain circumstances to a new first priority lien on the mortgaged property regardless of the principal amount, which has the effect of making the first mortgage a junior mortgage. Mortgage loans that are secured by junior mortgages will receive proceeds from a sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the mortgage loan in the trust and the insurer fails to perform its obligations under the policy AND THE OTHER FORMS OF CREDIT ENHANCEMENT ARE INSUFFICIENT TO COVER THE LOSS, then:

o there will be a delay in payments to you while a deficiency judgment against the borrower is sought; and

o you may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

         We refer you to "Certain Legal Aspects of the Loans" in the prospectus.

PAYMENTS  TO AND  RIGHTS  OF  INVESTORS  ADVERSELY  AFFECTED  BY  INSOLVENCY  OF
TRANSFEROR

         The sale of the mortgage loans from the transferor to the trust will be treated by the transferor and the trust as a sale of the mortgage loans. If the transferor were to become insolvent, a receiver or conservator for, or a creditor of, the transferor, may argue that the transaction between the transferor and the trust is a pledge of mortgage loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in payments to you.

         In the event of the transferor's insolvency, there is a possibility that the Federal Deposit Insurance Corporation could be appointed as a receiver or conservator and prevent the Indenture Trustee from taking any action with respect to the Trust. The Federal Deposit Insurance Corporation may enforce the transferor's contracts and may have the power to cause the transferor to continue to perform the master servicer's duties. This would prevent the appoint of a successor servicer and prevent the liquidation of the mortgage loans or the early retirement of the notes.

         The transferor will deliver TO THE INDENTURE TRUSTEE the mortgage notes RELATING to the CLOSED-END LOANS on the date of initial issuance of the notes AND THE ASSIGNMENTS OF EACH MORTGAGE RELATING TOT HE CLOSE-END LOANS WITHIN NINETY DAYS OF THE INITIAL ISSUANCE OF THE NOTES. However, the transferor will maintain possession of all other documentation relating to THE mortgage LOANS and no assignment of any mortgage is required to be recorded in the name of the INDENTURE trustee, unless the transferor's long-term debt rating is reduced below [______ by ________________ or ______________ by
________]. Within 30 days of EITHER such occurrence, the transferor is required to deliver the mortgage documents to the INDENTURE trustee and to either record the assignments or deliver a legal opinion to the effect that recordation of such assignments is not necessary in order to perfect the interest of THE trust in the mortgages. Prior to delivery and recording, the interest of the INDENTURE trustee in the mortgages, the mortgage notes and any proceeds from the mortgage loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of the transferor.

         In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the INDENTURE trustee will have the result of making the sale of the mortgage loans potentially ineffective against:

o any creditors of the transferor who may have been fraudulently or inadvertently induced to rely on the mortgage loans as assets of the transferor, or

o any purchaser of a mortgage loan who had no notice of the prior conveyance to the trust if such purchaser perfects his interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness or otherwise.

In such event, the trust would be an unsecured creditor of the transferor.

INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE REDUCED

o Prepayments of Principal May Reduce Interest Payments. If a mortgagor prepays a mortgage loan in full, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. The master servicer is obligated to reduce its servicing fee in the month of such prepayment so that one month's interest is paid with such prepayment in full. If the servicing fee is insufficient to pay such interest shortfalls attributed to prepayments, a shortfall in interest due on the notes may result. The insurer is required to cover this shortfall. If the insurer fails to perform its obligations under the policy, you may incur a loss.

o Certain Interest Shortfalls Are Not Covered by the Master Servicer or the Insurance Policy. The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. Neither the master servicer nor the insurer will pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940.

RISK OF LOSSES AS A RESULT OF GEOGRAPHIC CONCENTRATION

         The mortgaged properties relating to the mortgage loans are located in __ states and the District of Columbia. However, __% of the mortgaged properties (by principal balance as of the cut-off date) are located in Ohio. If Ohio experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than would otherwise be the case.

NOTEHOLDERS COULD BE ADVERSELY AFFECTED IN THE ABSENCE OF YEAR 2000 COMPLIANCE

         As is the case with most companies using computers in their operations, the master servicer is faced with the task of preparing for year 2000. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the master servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Major computer system failure or miscalculations may occur as a result. The master servicer is presently engaged in various procedures to ensure that their computer systems and software will be year 2000 compliant.

         However, if the master servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the master servicer could be materially adversely affected. This could result in delays in processing payments on the mortgage loans and cause a related delay in payments to you.

RISK OF INCREASED DELINQUENCY, DEFAULT AND FORECLOSURE EXPERIENCE DUE TO LESS STRINGENT UNDERWRITING STANDARDS

         The Seller's underwriting standards are generally less stringent than those of Fannie Nae or the Federal Home Loan Mortgage Corporation with respect to credit history and certain other items. If a borrower has a poor credit history, The seller may still make a loan to the borrower. this approach to underwriting may result in higher rates of delinquencies, defaults and foreclosures than for mortgage loans underwritten in a more traditional manner.






                                  THE INSURER

         The information set forth in this section have been provided by the [________], the insurer (the "Insurer"). No representation is made by the Underwriters, the Transferor, the Master Servicer or any of their affiliates as to the accuracy of completeness of any such information.

                            [DESCRIPTION OF INSURER]

                                   THE TRUST

GENERAL

         Provident BANK Home Equity Loan Trust 199_-_ (THE "TRUST") is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Transferor Interest, (iii) making payments on the Notes and the Transferor Interest and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

         The Notes and the Transferor Interest will be delivered by the Trust to the Transferor as consideration for the Mortgage Loans pursuant to the Sale and Servicing Agreement.

         On the Closing Date, the Trust will purchase Mortgage Loans having an aggregate principal balance of approximately $___________ as of the Cut-Off Date (the "Cut-Off Date Pool Principal Balance") from the Transferor pursuant to a Sale and Servicing Agreement dated as of __________, 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the TRANSFEROR, the Master Servicer, the Owner Trustee and the Indenture Trustee.

         The assets of the Trust will consist primarily of the Mortgage Loans, which will be secured by first- or junior-lien Mortgages on the Mortgaged Properties. See "DESCRIPTION OF THE MORTGAGE LOANS" herein. The assets of the Trust will also include (i) payments in respect ON the Mortgage Loans received on or after the Cut-Off Date (EXCLUSIVE OF (I) CERTAIN PAYMENTS IN RESPECT OF INTEREST ACCRUED ON THE MORTGAGE LOANS DURING ______ AND (II) PAYMENTS IN RESPECT OF INTEREST ON THE DELINQUENT MORTGAGE LOANS DUE PRIOR TO THE CUT-OFF DATE AND RECEIVED THEREAFTER), (ii) amounts on deposit in the COLLECTION ACCOUNT, DISTRIBUTION ACCOUNT AND THE SPREAD ACCOUNT and (iii) certain other ancillary or incidental funds, rights and properties related to the foregoing.

         The Trust will include the unpaid principal balance of each Mortgage Loan as of the opening of business on the Cut-Off Date (the "Cut-Off Date Principal Balance"). With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balances of all Loans as of such date.

         The assets of the Trust will be pledged to the Indenture Trustee as security for the notes pursuant to the Indenture dated as of _________ (as amended and supplemented from time to time), between the Trust and the Indenture Trustee.

         The Master Servicer is obligated to service the Mortgage Loans pursuant to the Sale and Servicing Agreement (collectively with the Indenture and the Trust Agreement, the "Agreements") and will be compensated for such services as described under "--Servicing Compensation and Payment of Expenses" herein.

         The TRUST'S principal offices are located in __________________, in care of [____________________], as Owner Trustee, at the address set forth below.

THE OWNER TRUSTEE AND CO-OWNER TRUSTEE

         [__________________] will act as the Owner Trustee under the Trust Agreement. [_________________] is a ____________________________ banking corporation and its principal offices are located at [_________________________________________________________].

         Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by [______________], in its capacity as Co-Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement, including maintaining the Distribution Account and making distributions therefrom.

                               THE PROVIDENT BANK

GENERAL

         The PROVIDENT BANK ("PROVIDENT" OR THE "TRANSFEROR") WILL SELL THE MORTGAGE LOANS TO THE TRUST PURSUANT TO THE SALE AND SERVICING AGREEMENT. PROVIDENT (IN SUCH CAPACITY, THE "MASTER SERVICER") will service the Mortgage Loans in accordance with the terms set forth in the Sale and Servicing Agreement. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements. The Master Servicer may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers and is permitted under the Sale and Servicing Agreement to transfer servicing to affiliates, provided such affiliate meets certain standards specified in the Sale and Servicing Agreement. See "DESCRIPTION OF THE NOTES -- Certain Matters Regarding the Master Servicer and the Transferor." Notwithstanding any subservicing arrangements, the Master Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

         Provident is the principal banking subsidiary of Provident Financial Group, Inc. (formerly known as Provident Bancorp, Inc.) a Cincinnati based bank holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky, Southeastern Indiana and Florida. As of _______________, 199_, Provident Financial Group, Inc. had total assets of $[__] billion, net loans and leases of $[__] billion, deposits of $[__] billion and tool shareholders' equity of $[__] million. Provident Financial Group, Inc.'s tier land total capital ratios were [__]% and [__]%, respectively. For the fiscal year ended ______________ __, 199_, Provident Financial Group, Inc. had net earnings of $[__] million. For the period ended _________________, 199_, Provident Financial Group, Inc. had net earnings of $[__] million. Provident represents approximately [__]% of Provident Financial Group, Inc.'s assets.

CREDIT AND UNDERWRITING GUIDELINES

         Approximately [__]% of the Mortgage Loans were originated by Provident and [__]% were originated by [__] (in each case, by Cut-Off Date Pool Balance). The following is a description of the underwriting guidelines customarily employed by Provident with respect to its retail originations of mortgage loans for non-purchase money purposes. Provident believes its underwriting guidelines are consistent with those utilized by home equity lenders generally.

         Provident performs underwriting procedures intended to assess a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Exceptions to the under-writing guidelines are made when compensating factors are present. Such factors include the quality and location of the property, the length of employment, credit history, current and pending debt obligations, payment habits and status of past and currently existing mortgages. Each prospective borrower is required to complete an application which lists assets, liabilities, income, credit and employment history and other demographic and personal information. If the information in the application demonstrates that there is sufficient income and equity in the real property to justify the making of the mortgage loan, Provident will conduct a further credit investigation, including obtaining and reviewing an independent credit bureau report in order to evaluate the applicant's ability to repay.

         Provident has historically used a debt-to-income ratio to determine whether a prospective borrower has sufficient monthly income available to support the payments of principal and interest on the home equity loan in addition to any senior mortgage payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of a borrower's total monthly payments to the borrower's gross monthly income. The monthly debt-to-income ratio, in general, does not exceed 45% when the Combined Loan-to-Value Ratio does not exceed 80%. For mortgage loans with CLTVs in excess of 80%, the monthly debt-to-income ratio generally does not exceed 40%. The foregoing CLTV and debt-to-income limitations may be exceeded if one or more of the compensating factors described above are present. In addition, these limitations may be exceeded if specific approval is obtained from an authorized officer of Provident.

         In addition to the foregoing guidelines, beginning December, 1996, Provident instituted a credit scoring procedure as an additional guideline in evaluating applications for mortgage loans. Generally, applicants must meet a minimum score predetermined by Provident. Scores are calculated on the basis of scoring model developed by Fair-Isaacs, Inc. and utilized by financial institutions which originate home-equity loans.

         The maximum amount permitted to be drawn (the "Credit Limit") under the Credit Line Agreements generally range from a minimum of $5,000 to a maximum of $250,000. For CLTVs in excess of 80%, the Credit Limit is generally limited to $50,000 and mortgage loans secured by third mortgages are limited to a CLTV of 80%. These limitations may be exceeded if approval is obtained from a senior officer of Provident.

         Provident requires a valuation on all mortgaged property representing security for a loan. The mortgaged property used as collateral to secure the mortgage loans may be either primary residential (which includes second and vacation homes) or investor owned one- to four-family homes, planned unit developments and condominiums. Mobile housing, commercial or agricultural land are not accepted as collateral. In some cases, the mortgage loan may be secured by the owner-occupied residence plus additional collateral.

         Provident personnel decide whether property value will be determined by a full appraisal, a "drive-by" appraisal or an appraisal based on tax assessment valuation. A "drive-by" appraisal consists of: (i) the appraiser reviewing appropriate records concerning the tax valuation of the mortgaged property and the recent sale prices of homes in the same neighborhood; and (ii) an inspection of the exterior of the mortgaged property. If such exterior inspection indicates that the mortgaged property is well-maintained, the appraiser determines a market value based upon the available records; if such exterior inspection reveals signs of improper maintenance, Provident requires a full appraisal, which includes an interior inspection of the mortgaged property. A current-owner title search of the mortgaged property is also obtained by Provident in addition to an appraisal. In connection with originating a mortgage loan which is in a junior lien position, Provident typically assumes that the first mortgage lender has obtained in ALTA title insurance policy although Provident does not independently verify whether such title insurance policy has been obtained. Provident generally does not require borrowers to obtain title insurance.

         Applicants are required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the mortgage loan originated by Provident exceeds replacement value, insurance equal to replacement value may be accepted. Provident ensures that its name and address is properly added to the "Mortgage Clause" of the insurance policy. In the event Provident's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is obtained.

         As a part of Provident's loan application process, each mortgage applicant is typically required to provide personal financial information. Applicants who are salaried employees may be required to provide current employment information in addition to two recent years of employment history and Provident may verify this information. Verifications are based on the two most recent pay stubs, the two most recent years' W-2 tax forms or the two most recent years' complete federal income tax returns (including schedules). Self-employed applicants should be self-employed in the same field for a minimum of two years. Self-employed applicants are typically required to provide signed copies of complete federal income tax returns (including schedules) filed for the most recent two years.

         Credit reports are obtained from independent credit reporting agencies reflecting each applicant's credit history. Credit reports should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and other adverse credit events that can be discovered by a search of public records. If the report is obtained more than 60 days prior to the loan closing, Provident may obtain an updated credit report to verify that the reported information has not changed. Verification is obtained of any first mortgage balance if not reported in the credit report.

         Generally, applicants are required to have an acceptable credit history, satisfactory employment history and the level of income to debt obligations to support the amount of the mortgage loan applied taking into account the value of the equity in the mortgaged property. The rescission period must have expired prior to funding a loan. The rescission period may not be waived by the applicant, except as permitted by law.

DELINQUENCY AND CHARGE-OFF EXPERIENCE

         The following tables set forth Provident's delinquency and charge-off experience on its servicing portfolio of home equity lines of credit similar to and including the Mortgage Loans for the periods indicated. Provident has serviced all of the Mortgage Loans, except for the Hunter Mortgage Loans, since their origination. [The Hunter Mortgage Loans have been serviced by Provident at all times since Provident's acquisition of Hunter in December 1991.] There can be no assurance that the delinquency and charge-off experience on the Mortgage Loans will be consistent with the historical information provided below. Accordingly, this information should not be considered to reflect the credit quality of the Mortgage Loans included in the Trust , or a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the tables set forth below are based on all of the [mortgage loans][home equity lines of credit] in Provident's servicing, portfolio.

         Delinquency is a percentage of aggregate principal balance of mortgage loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.

DELINQUENCY EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO OF HOME EQUITY LINES OF CREDIT

         The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the Mortgage Loans for the ___ months ended _________, 199_, and the years ended December 31, 199_, December 31, 199_ and December 31, 199_.

         [All information to be updated]


                                                    YEAR ENDED                                           ____ Months Ended
              DECEMBER 31, 199_      DECEMBER 31, 199_      DECEMBER 31, 199_     DECEMBER 31, 199_                30,  199_
             NUMBER OF     DOLLAR     NUMBER     DOLLAR     NUMBER     DOLLAR     NUMBER     DOLLAR     NUMBER     DOLLAR
               LOANS     AMOUNT(4)   OF LOANS  AMOUNT(4)   OF LOANS  AMOUNT(4)   OF LOANS  AMOUNT(4)   OF LOANS   AMOUNT(4)

Portfolio.......(3)......$            .(3).    $                     $                                           $
Delinquency
Percentage(1)   (3)                    (3)            (3)     %          %                                %           %
 30-59 days................................
  60-89.........(3)....................(3).                   %          %                                %           %
  90 days       (3)                    (3)                    %          %                                %           %
or
    more(2)................................

TOTAL...........(3)...............%....(3).             %     %          %                                %           %

------------------------------------------------------------------

(1) The delinquency percentage represents the number and principal balance of mortgage loans with monthly payments which are contractually past due.
     Mortgage loans for which the related borrower has declared bankruptcy are not included unless or until such loans are delinquent pursuant to their repayment terms.
(2) Includes the principal balance of loans currently in process of foreclosure and loans acquired through foreclosure or deed in lieu of foreclosure.
(3)  Insufficient information available.
(4)  Dollar amounts rounded to the nearest $1,000.






CHARGE-OFF EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO OF HOME EQUITY LINES
                                   OF CREDIT

         The following table sets forth information relating to the loan charge-off experience of mortgage loans similar to and including the Mortgage
Loans  for the ____  months  ended  ____________,  199_,  and the  years  ended
December 31, 199_, December 31, 199_ and December 31, 199_.

                                                     YEAR ENDED                                              ____
                                                                                                          MONTHS ENDED
                          DECEMBER  31, 199_  DECEMBER  31, 199_  DECEMBER  31, 199_   DECEMBER 31, 199_  __________, 199_

Average Portfolio         $125,552,000  $                   $                                     $
    Balance (1)...........
Charge-Offs (2)...........$                 $                    $                                     $
Charge-Offs as a %                   %                   %                  %                                   %(3)
 of Average Portfolio
  Balance...........................

--------------------

(1) "Average Portfolio Balance" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the first and last days of each period. The Average Portfolio Balance has been rounded to the nearest $1,000.

(2) "Charge-Offs" are amounts which have been determined by Provident to be uncollectible relating to the mortgage loans for each respective period and do not include any amount of collections or recoveries received by Provident subsequent to charge-off dates. Provident's policy regarding charge-offs provides that mortgaged properties are reappraised when a mortgage loan has been delinquent for 180 days and based upon such appraisals, a decision is then made concerning the amounts determined to be uncollectible.

(3) Annualized.






                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         All statistical information concerning the Mortgage Loans is based upon all of the Mortgage Loans included in the Trust . All weighted averages described below are weighted on the basis of the Cut-Off Date Pool Balance included in the Trust unless otherwise indicated.

         Approximately  ____% of the  Mortgage  Loans  (by  Cut-Off  Date  Pool
Balance) are fixed rate closed-end home equity loans evidenced by promissory notes (such Mortgage Loans, the "Closed-End Loans"). Approximately ____% of the
Mortgage Loans (by Cut-Off Date Pool Balance) are adjustable rate revolving home equity lines of credit (such Mortgage Loans, the "Revolving CREDIT-LINE
Loans").

         All Mortgage Loans were originated between _________ and ____________.
The  aggregate  Cut-Off  Date  Principal  Balance  of the  Mortgage  Loans  was
$___________ (the "Cut-Off Date Pool Balance"), which is equal to the aggregate
Principal Balances of the Mortgage Loans as of the close of business on December 1, 1998 (the "Cut-Off Date"). Approximately ____% of the Mortgage
Loans (by Cut-Off Date Pool Balance) were secured by a first Mortgage on the related Mortgaged Property, ____% of the Mortgage Loans (BY CUT-OFF DATE POOL
BALANCE")  were secured by second  Mortgages and ___% of the Mortgage Loans (by
Cut-Off Date Pool Balance) were secured by third Mortgages. No Mortgage Loan had a Combined Loan-to-Value Ratio greater than 100%. As of the Cut-Off Date, all of the Mortgage Loans were secured by Mortgaged Properties that are one- to four-family residences. As of the Cut-Off Date, ___% of the Mortgage Loans (by
Cut-Off Date Pool Balance) were secured by Mortgaged Properties that are owner-occupied, and ___% of the Mortgage Loans (by Cut-Off Date Pool Balance) were secured by non-owner occupied Mortgaged Properties. Approximately ____%, ____% and ____% of the Mortgage Loans were secured by Mortgaged Properties in Ohio, Kentucky and New Hampshire, respectively (by Cut-Off Date Pool Balance).
Approximately ____% of the Mortgage Loans were contractually delinquent 30 days or more. No Mortgage Loan was delinquent more than 60 days.

         The minimum Principal Balance of the Revolving Credit-Line Loans as of the Cut-Off Date was $_______, the maximum Principal Balance of the Revolving
Credit-Line  Loans as of the  Cut-Off  Date was  $__________,  and the  average
Principal Balance of the Revolving Credit-Line Loans as of the Cut-Off Date was
$________.  As of the Cut-Off Date, the RATE AT WHICH  INTEREST  ACCRUES on the
Revolving Credit-Line Loans (THE "LOAN RATES") ranged from ______% per annum to
_____% per annum and the weighted average Loan Rate was ____% per annum. The average Credit Limit Utilization Rate (defined below) of the Revolving
Credit-Line  Loans was  ____% as of the  Cut-Off  Date.  The  weighted  average
Combined Loan-to-Value Ratio of the Revolving Credit-Line Loans was ___% as of the Cut-Off Date (by Cut-Off Date Pool Balance) and the weighted average junior mortgage ratio of the Revolving Credit-Line Loans (computed by dividing the greater of the Credit Limit and the Cut-Off Date Principal Balance for each Revolving Credit-Line Loan, provided such Revolving Credit-Line Loan was in a junior lien position, by the sum of such Credit Limit or Cut-Off Date Principal
Balance as applicable and the  outstanding  balances at the time such Revolving
Credit-Line Loan was originated of all senior mortgage loans affecting the Mortgaged Property) was approximately ____% (by Cut-Off Date Pool Balance).

         The  "Combined  Loan-to-Value  Ratio"  or  "CLTV"  of  each  REVOLVING
CREDIT-LINE Loan is the ratio, expressed as a percentage, of (a) the sum of (i)
the greater of the Credit Limit and the current  balance as of the Cut-Off Date and  (ii)  the  principal  balance  of  any  senior  mortgage  loan  as of  the origination  of such Mortgage  Loan,  over (b) the value (based on an appraised value or other acceptable  valuation method) for the related Mortgaged Property
determined  in  the   origination   of  such  Mortgage   Loan.   THE  "COMBINED
LOAN-TO-VALUE RATIO" OR "CLTV" OF EACH CLOSED-END LOAN IS THE RATIO,  EXPRESSED
AS A PERCENTAGE,  OF (I) THE SUM OF (A) THE ORIGINAL  PRINCIPAL BALANCE OF SUCH
CLOSED-END  LOAN AT THE DATE OF  ORIGINATION  PLUS (B) THE REMAINING  PRINCIPAL
BALANCE OF THE  SENIOR  LIEN(S),  IF ANY,  AT THE DATE OF  ORIGINATION  OF SUCH
CLOSED-EN  LOAN  DIVIDED BY (II) THE VALUE OF THE RELATED  MORTGAGED  PROPERTY,
BASED UPON THE APPRAISAL  MADE AT THE TIME OF  ORIGINATION  OF SUCH  CLOSED-END
LOAN  OR  OTHER  ACCEPTABLE   VALUATION  METHOD.   The  average  "Credit  Limit
Utilization  Rate" for the Mortgage  Loans as of the Cut-Off Date is determined by dividing  the sum of the Cut-Off  Date  Principal  Balances of the  Mortgage
Loans by the sum of the Credit Limits of the Mortgage Loans.

MORTGAGE LOAN TERMS

         Revolving Credit-Line Loans. The Revolving Credit-Line Loans were originated pursuant to loan agreements (the "Credit Line Agreements"). Under the Credit Line Agreements, the borrowers may receive advances (an "Additional
Balance"  or a  "Draw")  at any  time  during a  specified  period  (the  "Draw
Period").  The minimum  amount of any Draw that a borrower may receive is $100.
The maximum amount of each Draw with respect to any Revolving Credit-Line Loan is equal to the excess, if any, of the Credit Limit over the Principal Balance outstanding under such Credit Line Agreement at the time of such Draw.

         Approximately  ____% (by Cut-Off  Date Pool  Balance) of the  Mortgage
Loans (THE "ONE-YEAR DRAW PERIOD LOANS") have original terms of six years, consisting of a Draw Period of one year and an "Amortization Period" of five years. However, the Draw Period under each Credit Line Agreement FOR THE
ONE-YEAR DRAW PERIOD LOANS automatically renews for an unlimited number of successive terms of one year each unless Provident notifies the borrower of its election to terminate its obligation to make Draws. After the Draw Period has so ended, the five-year "Amortization Period" begins during which the borrower is obligated to make EQUAL MONTHLY PAYMENTS SUFFICIENT TO FULLY AMORTIZE THE
MORTGAGE LOAN OVER ITS REMAINING TERM. Minimal monthly principal payments may be required to be made by the borrowers during the Draw Period, but such payments will not be sufficient to fully amortize the Mortgage Loan during the Draw Period. Notwithstanding the foregoing, Provident has agreed in the Sale and Servicing Agreement not to terminate its obligation to make Draws with respect to any Mortgage Loan during the 48-month period beginning on the Closing Date, unless the borrower is in default of any material obligation under the related Credit Line Agreement, the appraised value of the related
Mortgaged Property has declined significantly or Provident reasonably believes the borrower will be unable to fulfill its payment obligations under the Credit
Line Agreement because of a material change in the borrower's financial circumstances.

         Approximately ___% (by cut-off date pool balance) of the mortgage loans (the "ten-year draw period loans") have original terms of 20 years, consisting of a draw period of 10 years and an amortization period of 10 years.
During the amortization period, the borrower is obligated to make monthly payments equal to the sum of 1/120 of the unpaid balance of the mortgage loan at the end of the draw period plus accrued finance charges. The loan rate for each ten-year draw period loan adjusts monthly. Minimal monthly principal payments may be required to be made by the borrowers during the draw period, but such payments will not be sufficient to fully amortize the mortgage loan the draw period.

         The borrower's right to make a Draw under a Revolving Credit-Line Loan may be suspended, or the Credit Limit may be reduced under a number of circumstances, including, but not limited to, a material adverse change in the borrower's financial circumstances, a significant decline in the appraised value of the Mortgaged Property or a default by the borrower of any material obligation under the Credit Line Agreement. Generally, such suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Revolving Credit-Line Loan, the right of the borrower to make a Draw may be terminated and the entire outstanding Principal
Balance of such Revolving Credit-Line Loan may be declared immediately due and payable. A "default" includes, but is not limited to, the borrower's failure to make any payment as required, any action or inaction by the borrower that adversely affects the Mortgaged Property or the rights in the Mortgaged
Property or any fraud or material misrepresentation by the borrower in connection with the Revolving Credit-Line Loan. The Credit Limit may also be increased, upon completion of satisfactory underwriting review, as described below.

         Interest (the "Finance Charge") accrues on each Revolving  Credit-Line
Loan,  payable  monthly,  on the related  average daily  outstanding  Principal
Balance for each Billing  Cycle at a LOAN RATE.  THE LOAN RATE FOR EACH BILLING
CYCLE is adjusted quarterly (except for the TEN-YEAR DRAW PERIOD Loans which are adjusted monthly) and is equal to the Index on the last day of THE MOST
RECENTLY  ENDED March,  June,  September or December (OR, FOR THE TEN-YEAR DRAW
PERIOD LOANS, THE TWENTIETH DAY OF THE PRIOR MONTH) (such date, the "Adjustment
Date") as described below plus a fixed percentage amount (the "Gross Margin") specified in the related Credit Line Agreement, computed on the basis of a 365 day year times actual days elapsed. The "Billing Cycle" for each Revolving
Credit-Line Loan is the calendar month preceding each Due Date.

         The "Due Date" for payments under each Revolving Credit-Line Loan is the twentieth day of each month.

         The Finance  Charge  accrued each month with respect to each Revolving
Credit-Line Loan is calculated based on the "prime rate" as published in the "Money Rates" table in The Wall Street Journal (the "Index") on the related
Adjustment Date. The Gross Margins for the Revolving Credit-Line Loans as of the Cut-Off Date ranged from ___% to ____%. The weighted average Gross Margins as of the Cut-Off Date for the Revolving Credit-Line Loans was ___%.
Substantially  all of the REVOLVING  CREDIT-LINE Loans are subject to a maximum
Loan Rate of AT LEAST __% per annum. The Revolving Credit-Line Loans have a minimum Loan Rate equal to the greater of zero and the Gross Margin. No
Revolving Credit-Line Loan is subject to a periodic rate cap.

         Payments  made by or on  behalf  of the  borrower  for each  Revolving
Credit-Line  Loan are generally  required to be applied,  first,  to any unpaid
Finance Charges and second, to the Principal Balance outstanding with respect to such Mortgage Loan.

         Revolving  Credit-Line  Loans originated in August 1994 and thereafter are  subject  to a $250  termination  fee to the extent  the  related  borrower
prepays  such  loan  within  either  a  two  or  five  year  period   following
origination, as indicated in the related Credit Line Agreement.

         Closed-End  Loans.  All of the Closed-End Loans bear interest at rates
("Loan  Rates")  that are fixed and are  evidenced  by  promissory  notes  (the
"Mortgage  Notes")  secured  by  deeds of trust  or  mortgages  on the  related
Mortgaged Properties. The Closed-End Loans provide that interest is charged to the borrowers thereunder, and payments are due from such borrowers, as of a scheduled day of each month which is fixed at the time of origination. Interest is computed on the "simple interest basis" and charged to the borrower on the outstanding Principal Balance of the related Closed-End Loan based on the number of days elapsed between the date through which interest was last paid on the closed-end loan through receipt of the borrower's most current monthly payment, and the portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on such basis. INTEREST ACCRUES DURING THE CALENDAR MONTH PRECEDING
EACH DUE  DATE,  COMPUTED  ON THE  BASIS OF A 365 DAY YEAR  TIMES  ACTUAL  DAYS
ELAPSED  IF SUCH  CLOSED-END  LOAN IS AN  ADJUSTABLE  LOAN OR A 360 DAY YEAR OF
TWELVE 30-DAY MONTHS, IF such Closed-End Loan IS A FIXED-RATE LOAN.

         APPROXIMATELY __% OF THE CLOSED-END LOANS BEAR INTEREST AT A LOAN RATE
BASED ON THE INDEX PLUS A GROSS MARGIN, ADJUSTED QUARTERLY. THE ADJUSTMENT DATE
FOR EACH SUCH LOAN IS THE TWENTIETH DAY OF MARCH, JUNE,  SEPTEMBER OR DECEMBER.
IN  CONNECTION  WITH EACH  ADJUSTMENT,  THE  MONTHLY  PAYMENT IS ADJUSTED TO AN
AMOUNT  SUFFICIENT TO FULLY AMORTIZE THE MORTGAGE LOAN OVER ITS REMAINING TERM.
THE GROSS MARGINS FOR THE ADJUSTABLE  RATE  CLOSED-END  LOANS AS OF THE CUT-OFF
DATE RANGED FROM ___% TO ___%.  THE WEIGHTED  AVERAGE  GROSS  MARGINS AS OF THE
CUT-OFF DATE FOR THE ADJUSTABLE  RATE CLOSED-END  LOANS WAS __%.  SUBSTANTIALLY
ALL OF THE ADJUSTABLE RATE CLOSED-END  LOANS ARE SUBJECT TO A MAXIMUM LOAN RATE
OF AT LEAST ___% PER ANNUM. THE ADJUSTABLE RATE CLOSED-END LOANS HAVE A MINIMUM
LOAN RATE EQUAL TO THE GROSS MARGIN.  NO  ADJUSTABLE  RATE  CLOSED-END  LOAN IS
SUBJECT TO A PERIODIC RATE CAP.

MORTGAGE LOAN POOL STATISTICS

         Provident has computed the following additional information as of the Cut-Off Date with respect to the Mortgage Loans to be included in the Trust .
The following tables are based on the Cut-Off Date Principal Balances of all Mortgage Loans.





                                                                     COMBINED LOAN-TO-VALUE RATIOS

Combined                                                      Number of          Cut-Off Date         Percent of
Loan -to-Value Ratios                                       Mortgage Loans    Principal Balance    Pool by Cut-Off
                                                                                                         Date
                                                                                                  Principal Balance

0.000% ...........................................
0.001 to   ______.................................
______ to     ______.................................
______ to     ______.................................
______ to     ______.................................
______ to     ______.................................
______ to     ______.................................
______ to     ______.................................
______ to     ______.................................
______ to     ______.................................
______ to     ______.................................
______ to     ______.................................
______ to     ______.................................
______ to     ______.................................

Total................................................            ___           $__________                100.00%
                                                                 ===           ===========                ======


                                 LIEN PRIORITY

LIEN PRIORITY                                       NUMBER OF            CUT-OFF DATE              PERCENT OF
                                                  MORTGAGE LOANS       PRINCIPAL BALANCE      POOL BY CUT-OFF DATE
                                                                                               PRINCIPAL BALANCE

1..........................................
2..........................................
3..........................................
Unknown....................................

     Total.................................             ___                       $_____               100.00%
                                                        ===                       ======               ======



                                 PROPERTY TYPE
PROPERTY TYPE                                       NUMBER OF            CUT-OFF DATE              PERCENT OF
                                                  MORTGAGE LOANS       PRINCIPAL BALANCE      POOL BY CUT-OFF DATE
                                                                                               PRINCIPAL BALANCE

1- to 4-Family.............................             ___                      $______                      %
                                                        ---                      -------
     Total.................................             ___                      $______               100.00%
                                                        ===                      =======               ======



                             OWNER OCCUPANCY STATUS

OWNER OCCUPANCY STATUS                              NUMBER OF            CUT-OFF DATE              PERCENT OF
                                                  MORTGAGE LOANS       PRINCIPAL BALANCE      POOL BY CUT-OFF DATE
                                                                                               PRINCIPAL BALANCE
Owner Occupied.............................
Non-Owner Occupied.........................

Unknown....................................              __                       ______                __
                                                       ----                   ----------             -----
     Total.................................             ___                   $_________               100.00%
                                                        ===                   ==========               ======


                           GEOGRAPHIC DISTRIBUTION(1)

OWNER OCCUPANCY STATUS                              NUMBER OF            CUT-OFF DATE              PERCENT OF
                                                  MORTGAGE LOANS       PRINCIPAL BALANCE      POOL BY CUT-OFF DATE
                                                                                               PRINCIPAL BALANCE
-----------------..........................
-----------------..........................
----------.................................
     Total.................................             ___                       $_____               100.00%
                                                        ===                       ======               ======

(1) Geographic location is determined by THE address of Mortgaged Property securing each Mortgage Loan.
                                              - ===            -







                               PRINCIPAL BALANCES

PRINCIPAL BALANCES                                  NUMBER OF             CUT-OFF DATE               PERCENT
                                                  MORTGAGE LOANS        PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                                                                PRINCIPAL BALANCE

$       0.01 - _________ ...................
__________- _________ ......................
__________- _________ ......................
__________- _________ ......................
__________- _________ ......................
__________- _________ ......................
__________- _________ ......................
__________- _________ ......................
__________- _________ ......................
__________- _________ ......................
__________- _________.......................
__________- _________.......................
__________- _________ ......................
__________- _________ ......................
__________  and greater ....................


          Total.............................            ___                 $__________                100.00%
                                                        ===                 ===========                ======


                          REVOLVING CREDIT-LINE LOANS

                                 CREDIT LIMITS

CREDIT LIMITS                                         NUMBER              CUT-OFF DATE               PERCENT
                                                   OF REVOLVING         PRINCIPAL BALANCE        BY CUT-OFF DATE
                                                CREDIT-LINE LOANS                               PRINCIPAL BALANCE

$      0.01- __________ ...................
_________- __________ .....................
_________- __________ .....................
_________- __________ .....................
_________- __________ .....................
_________- __________ .....................
_________- __________ .....................
_________- __________ .....................
_________- __________ ....................
_________- __________ .....................
_________- __________ .....................
_________- __________ .....................
_________- __________ .....................
_________- __________ .....................
_________- __________ .....................
_________ and greater .....................

       Total...............................            ____                  $__________              100.00%
                                                       ====                  ===========              ======






                          REVOLVING CREDIT-LINE LOANS
                         CREDIT LIMIT UTILIZATION RATES

CREDIT LIMIT UTILIZATION RATES                    NUMBER              CUT-OFF DATE         PERCENT BY CUT-OFF DATE
                                               OF REVOLVING         PRINCIPAL BALANCE         PRINCIPAL BALANCE
                                             CREDIT-LINE LOANS

   ------%.......................
   ---- -  ---- ......................
   ---- -  ---- ......................
   ---- -  ---- ......................
   ---- -  ---- ......................
   ---- -  ---- ......................
   ---- -  ---- ......................
   ---- -  ---- ......................
   ---- -  ---- ......................
   ---- -  ---- ......................
   ---- -  ---- ......................
   ---- -  ---- ......................
   ---- -  ---- ......................
        Total.........................              ____               $___________                100.00%



                                    LOAN AGE

LOAN AGE                                         NUMBER OF            CUT-OFF DATE         PERCENT BY CUT-OFF DATE
                                              MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE

  0 months............................
1-  12................................
13- 24................................
25- 36................................
37- 48................................
49- 60................................
61- 72................................
73-84 ................................
85-96 ................................
97-108................................
109-120...............................
121-132 ..............................

     Total............................              ____                $_________                 100.00%
                                                    ====                ==========                 ======





                       LOAN RATES AS OF THE CUT-OFF DATE

LOAN RATES                                      NUMBER OF             CUT-OFF DATE         PERCENT BY CUT-OFF DATE
                                              MORTGAGE LOANS       PRINCIPAL BALANCE          PRINCIPAL BALANCE

------ - ------ %.....................
------ - ------ ......................
------ - ------ ......................
------ - ------ ......................
------ - ------ ......................
------ - ------ ......................
------ -  ------ .....................
------ - ------ ......................
------ - ------ ......................
------ - ------ ......................
------ - ------ ......................
------ - ------.......................
------ - ------.......................
------ - ------ ......................
------ - ------.......................
------ - ------.......................
------ - ------ ......................

      Total...........................             ____                 $__________                 100.00%
                                                   ====                 ===========                 ======



               GROSS MARGIN FOR ADJUSTABLE RATE MORTGAGE LOANS(1)

GROSS MARGIN                                      NUMBER             CUT-OFF DATE         PERCENT BY CUT-OFF DATE
                                               OF REVOLVING        PRINCIPAL BALANCE         PRINCIPAL BALANCE
                                            CREDIT-LINE LOANS

------ -  -------%...................
------ -  -------.....................
------ - - ------.....................
------ -   ------.....................
 ----- -   ------.....................
 ------   ------......................
 ------   ------......................
 ------   ------......................
 ------   ------......................
 ------   ------......................
 ------   ------......................
 ------   ------......................
 ------   ------......................
 ------   ------......................
 ------   ------......................
 ------   ------......................
      Total...........................             ____                  $________                  100.00%
                                                   ====                  =========                  ======


----------------

(1) Each ADJUSTABLE RATE MORTGAGE Loan is subject to a minimum Loan Rate equal to the greater of zero and the Gross Margin.








                MAXIMUM RATES FOR ADJUSTABLE RATE MORTGAGE LOANS

MAXIMUM RATES                            NUMBER                  CUT-OFF DATE             PERCENT BY CUT-OFF DATE
                                      OF REVOLVING            PRINCIPAL BALANCE              PRINCIPAL BALANCE
                                   CREDIT-LINE LOANS

-----%.......................
----- .......................
    Total ...................             _____                       $_________                  100.00%
                                          =====                                                   ======



                                ORIGINATION YEAR

ORIGINATION YEAR                       NUMBER OF                 CUT-OFF DATE              PERCENT BY CUT-OFF DATE
                                    MORTGAGE LOANS            PRINCIPAL BALANCE               PRINCIPAL BALANCE

198__ .......................
198__ .......................
198__ .......................
198__ .......................
199__ .......................
199__ .......................
199__ .......................
199__ .......................
199__ .......................
199__ .......................
199__ .......................
199__ .......................

     Total...................             ____                  $_________                           100.00%
                                          ====                  ==========                           ======


                               DELINQUENCY STATUS

NUMBER OF DAYS DELINQUENT         NUMBER OF MORTGAGE            CUT-OFF DATE              PERCENT BY CUT-OFF DATE
-------------------------                   ---------
                                         LOANS                PRINCIPAL BALANCE              PRINCIPAL BALANCE

Current.......................
30 to 59......................

   Total......................             _____                       $_______                    100.00%
                                           =====                                                   ======

                            DESCRIPTION OF THE NOTES

         THE PROVIDENT BANK Home Equity Loan Trust 199__-__ (the "TRUST") will issue one class of Home Equity Loan Asset-Backed Notes (the "Notes") pursuant to the Indenture to be dated as of _________ __, 199__ (the "Indenture"), between the TRUST and ________, as Indenture Trustee (the "Indenture Trustee"). The TRUST will also issue the transferor interest (the "Transferor Interest") pursuant to the terms of a Trust Agreement to be dated as of _________ __, 199__ (the "Trust Agreement"), among the TRUST and __________, as owner trustee (the "Owner Trustee"). The Notes will be secured by the assets of the TRUST pursuant to the Indenture. In addition, The Provident Bank, as TRANSFEROR, will enter into a sale and servicing agreement to be dated as of _________ __, 199__ (the "Sale and Servicing Agreement") among The Provident Bank, as TRANSFEROR, the TRUST, the Indenture Trustee and the Master Servicer. The Indenture, the Trust Agreement and the Sale and Servicing Agreement are collectively referred to as the "Agreements" herein. The FORMS of the Agreements have been filed as exhibits to the Registration Statement of which this Prospectus Supplement and the Prospectus are a part. The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements. Wherever particular sections or defined terms of the Agreements are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

         The Notes will be issued in minimum denominations of $1,000 and multiples of $1 in excess THEREOF and will evidence specified undivided interests in the TRUST. The property of the TRUST WILL CONSIST OF: (i) each of the Mortgage Loans that from time to time are subject to the Sale and Servicing Agreement (including any Additional Balances arising after the Cut-Off Date) and the Mortgage Files; (ii) collections on the Mortgage Loans received on and after the Cut-Off Date (EXCLUSIVE OF CERTAIN PAYMENTS IN RESPECT OF INTEREST ACCRUED ON THE MORTGAGE LOANS DURING ______ AND (II) PAYMENTS IN RESPECT TO INTEREST ON THE DELINQUENT MORTGAGE LOANS DUE PRIOR TO THE CUT-OFF DATE AND RECEIVED THEREAFTER); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account, the Distribution Account and the Spread Account; and (v) the Policy. Definitive Notes (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee, which will initially act as Note Registrar. See "-- Book-Entry NOTES" below. No service charge will be made for any registration of exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The aggregate undivided interest in the TRUST represented by the Notes as of the Closing Date will equal $____________ (the "Original Invested Amount") which represents ___% of the Cut-Off Date Pool Balance. The "Original Note Principal Balance" will equal $__________ (subject to a permitted variance in the aggregate of plus or minus 5%). Following the Closing Date, the "Invested Amount" with respect to any Payment Date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Noteholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts NOT ALLOCATED TO THE TRANSFEROR INTEREST (each, as defined herein). The principal amount of the outstanding Notes (the "Note Principal Balance") on any Payment Date is equal to the Original Note Principal Balance minus the aggregate of amounts actually distributed as principal to the Noteholders. See "-- Payments on the Notes" below. Each Note represents the right to receive payments of interest at the Note Rate and payments of principal as described below.

         The Transferor will own the remaining undivided interest in the Mortgage Loans (the "Transferor Interest"), which is equal to the Pool Balance less the Invested Amount. The Transferor Interest will initially equal $_________ which represents approximately __% of the Cut-Off Date Pool Balance. The "Transferor" as of any date is the owner of the Transferor Interest, which initially will be Provident. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and Mortgage Loans are transferred to the TRUST.

         The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies (as defined herein) have notified the Transferor, the Insurer and the Indenture Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Notes, (ii) the Insurer has consented in writing to such transfer and
(iii) certain other conditions specified in the Sale and Servicing Agreement are satisfied.

BOOK-ENTRY NOTES

         The Notes will be book-entry Notes (the "Book-Entry Notes"). Persons acquiring beneficial ownership interests in the Notes ("Notes Owners") may elect to hold their Notes through The Depository Trust Company ("DTC") in the United States, or Cedelbank ("Cedelbank") or the Euroclear System ("Euroclear") IN EUROPE if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal balance of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing Note Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Note (each, a "beneficial owner") will be entitled to receive a physical note representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant) and on the records of Cedelbank or Euroclear, as appropriate.

         Note Owners will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC and DTC participants.
While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes. Participants and indirect participants with whom Note Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

         Note Owners will not receive or be entitled to receive DEFINITIVE NOTES representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

         Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES - Foreign Investors" and "-- Backup Withholding" herein and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance WITH DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities, in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions, directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank PARTICIPANTS are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to, the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede. Payments with respect to Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES - Foreign Investors" and "- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

         Monthly and annual reports on the TRUST provided by the Master Servicer to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

         DTC has advised the Transferor and the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Sale and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Sale and Servicing Agreement on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

         Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if (a) DTC or the TRUST advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the TRUST or the Indenture Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Note Principal Balance of the Book-Entry Notes advise the Indenture Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners. Upon the occurrence of any of the events described in the immediately preceding SENTENCE, the Indenture Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         DTC Management is aware that some computer applications, systems, and the like for processing data ("systems") that are dependent upon calendar dates, including dates before, on, and after january 1, 2000, may encounter "year 2000 problems." DTC has informed its participants and other members of the financial community (the "industry") that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("dtc services"), continue to function appropriately. this program includes a technical assessment and a remediation plan, each of which is complete. additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom dtc licenses software and hardware, and third party vendors on whom dtc relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the industry that it is contacting (and will continue to contact) third party vendors from whom dtc acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. in addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to dtc has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Notes, Provident will transfer to the TRUST all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements and Mortgage Notes, AS APPLICABLE, AND THE mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan on or after the Cut-Off Date (EXCLUSIVE OF CERTAIN PAYMENTS IN RESPECT OF (I) INTEREST ACCRUED ON THE MORTGAGE LOANS IN _____ AND (II) PAYMENTS IN RESPECT OF INTEREST ON THE DELINQUENT MORTGAGE LOANS DUE PRIOR TO THE CUT-OFF DATE AND RECEIVED THEREAFTER) . THE TRUST, concurrently with such transfer, will deliver or cause to be delivered the Notes to Provident and the Transferor Interest to the Transferor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") WHICH WILL BE ATTACHED AS AN EXHIBIT TO THE INDENTURE. Such schedule will include information as to the Cut-Off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

         If the federal deposit insurance company determines that the transfer of the mortgage loans from provident to the trust is fraudulent, it may avoid that transfer even if the transfer occurred prior to the federal deposit insurance company's appointment. The federal deposit insurance company may also disaffirm or repudiate any of provident's contracts. because damages for the repudiation or disaffirmance is limited by statute, the federal deposit insurance company may require the indenture trustee to comply with certain claims procedures. consequently, you may experience delays in or reductions on the payments of your certificates. In addition, the federal deposit insurance company may transfer provident's rights and obligations under the sale and servicing agreement and the property of the trust to a third party.

         If the federal deposit insurance company abides by its statement in the statement of policy regarding the treatment of security interests after appointment of the fdic as conservator or receiver (dated march 31, 1993) and if provident meets certain other conditions, the federal deposit insurance company will not avoid the security interest granted to the trust by provident. However, the federal deposit insurance company may require compliance with its claims procedures and thus limit the amount recoverable from provident. the trust and the noteholders may become an unsecured creditor of provident to the extent that any claims allowed by the federal deposit insurance company were not satisfied from the security property.

         The agreements will permit Provident to maintain possession of the Related Documents and certain other document relating to the Mortgage Loans (other than the mortgage notes and the assignments of each mortgage with respect to the closed-end loans) (the "Mortgage Files"). Assignments of the related mortgages to the Owner Trustee will not be required to be recorded for so long as the long-term senior unsecured debt of Provident is rated at least "_____" by each of ____________ and _____ and "_____" by __________. In the
event that Provident's long-term senior unsecured debt is not so rated by any such entity or any such ratings are suspended or withdrawn (an "Assignment Event"), Provident will have 90 days to record assignments of the mortgages for each Mortgage Loan in favor of the Indenture Trustee and will have 60 days to deliver the Mortgage File (or portion thereof held by provident) pertaining to each Mortgage Loan to the indenture Trustee (unless opinions of counsel are delivered to and satisfactory to the Rating Agencies and the Insurer to the effect that recordation of such assignments or delivery of such documentation is not required in the relevant jurisdiction to protect the interest of Provident and the trust in the Mortgage Loans). In lieu of delivery of original documentation and only to the extent such original documentation is unavailable, Provident may deliver documents which have been imaged optically upon delivery of an opinion of counsel to the Rating Agencies and the Insurer, satisfactory to each, that (i) such documents do not impair the enforceability of the transfer to the trust of the Mortgage Loans and (ii) the optical image of such documents are enforceable in the relevant jurisdictions to the same extent as the original documents.

         With respect to each closed-end loan, the indenture trustee will review or cause to be reviewed the mortgage notes within 60 days of the closing date and the assignments of each mortgage within 180 days of the closing date. with respect to the revolving credit-line loans within 60 days of an assignment event, the indenture trustee will review or cause to be reviewed the mortgage files. If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to Provident by the Owner Trustee, the TRUST or the Insurer, Provident will be obligated to accept the transfer of such Mortgage Loan from the TRUST. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a "Transfer Deficiency"), Provident will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the Transfer Deficiency. Any such deduction, substitution or deposit, will be considered for the purposes of the Sale and Servicing Agreement a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. No such transfer shall be considered to have occurred until the required deposit to the Collection Account is actually made. The obligation of Provident to accept a transfer of a Defective Mortgage Loan, is the sole remedy regarding any defects in the Mortgage File and Related Documents available to the Owner Trustee, the Indenture Trustee or the Noteholders.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by Provident for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance) that is approximately equal to the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Gross Margin that is not less than the Gross Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Gross Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Sale and Servicing Agreement (deemed to be made as of the date of substitution); (vii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (viii) satisfy certain other conditions specified in the Sale and Servicing Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the related Transfer Deficiency, Provident will be required to make a deposit to the Collection Account equal to such difference. Any such amounts will be treated as Principal Collections.

         Provident will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Owner Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, Provident will represent and warrant on the closing date that, among other things: (i) at the time of transfer to the trust , provident has transferred or assigned all of its rights, title and interest in or granted a security interest in each mortgage loan and the related documents, free of any lien (subject to certain exceptions) and (ii) each mortgage loan complied, at the time or origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Noteholders or the Insurer in the related Mortgage Loan and Related Documents, Provident will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, Provident will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust . The same procedure and limitations that are set forth in the two preceding paragraphs for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Sale and Servicing Agreement that materially and adversely affects the interests of the Noteholders.

         Mortgage Loans required to be transferred to Provident as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

         Pursuant to the Sale and Servicing Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

         Subject to applicable law, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurer, and (ii) are consistent with prudent business practice. In addition, the Sale and Servicing Agreement permits the Master Servicer, within certain limitations described therein, to increase or reduce the Credit Limit of the related Mortgage Loan and reduce the GROSS Margin for such Mortgage Loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

         Subject to the conditions specified in the Sale and Servicing Agreement, on any Payment Date the Transferor may, but shall not be obligated to, remove on such Payment Date (the "Transfer Date") from the Trust , certain Mortgage Loans without notice to the Noteholders. The Transferor is permitted to randomly designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Sale and Servicing Agreement, including: (i) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest; (ii) the Transferor shall have delivered to the Indenture Trustee and the Insurer a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the TRUST after such removal; (iii) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Noteholders or the Insurer were used by the Transferor in selecting such Mortgage Loans;
(iv) in connection with each such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date the Rating Agencies shall have notified the Transferor, the Indenture Trustee and the Insurer in writing that such transfer will not result in a reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy; and (v) the Transferor shall have delivered to the Indenture Trustee and the Insurer an officer's certificate confirming the satisfaction of the conditions set forth in clauses (i) through (iii) above.

         As of any date of determination, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and
(b) the Transferor Interest as of the Closing Date.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Master Servicer shall establish and maintain in the name of the Indenture Trustee a separate trust account (the "Collection Account") for the benefit of the Noteholders, the Insurer and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provisions described in the following paragraphs, upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee) the Master Servicer will deposit such amounts in the Collection Account. Not later than the eighteenth day of the calendar month of each Payment Date (the "Determination Date"), the Master Servicer will notify the Indenture Trustee of the amount of such deposit to be included in funds available for the related Payment Date. Amounts so deposited may be invested in Eligible Investments (as described in the Sale and Servicing Agreement) maturing no later than one Business Day prior to the date on which amounts on deposit therein are required to be deposited in the Distribution Account.

         The Indenture Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for payment to Noteholders on a Payment Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date. NET INVESTMENT EARNINGS ON THE FUNDS IN THE DISTRIBUTION ACCOUNT WILL BE PAID TO ____________.

         An "Eligible Account" is a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation with a minimum long-term unsecured debt rating of "A1" by Moody's and "A" by S&P and Fitch, and which is any of (a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution or association duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, and in each case of (a) - (d), approved in writing by the Insurer, (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company,, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) otherwise acceptable to each Rating Agency and the Insurer as evidenced by a letter from each Rating Agency and the Insurer to the Indenture Trustee, without reduction or withdrawal of their then current ratings of the Notes without regard to the Policy.

         Eligible Investments are specified in the Sale and Servicing Agreement and are limited to investments which are acceptable to the Insurer and meet the criteria of the Rating Agency from time to time as being consistent with their then current ratings of the Notes.

SIMPLE INTEREST EXCESS SUB-ACCOUNT

         The Sale and Servicing Agreement requires that the master servicer establish and maintain in the name of the indenture trustee a sub-account of the collection account (the "Simple Interest Excess Sub-Account") which must be an eligible account. the indenture trustee will transfer to the simple interest excess sub-account all net simple interest excess. "net simple interest excess" means as of any payment date, the excess, if any, of the aggregate amount of simple interest excess over the amount of simple interest shortfall. "Net Simple Interest Shortfall" means as of any payment date, the excess, if any, of the aggregate amount of simple interest shortfall over the amount simple interest excess. "Simple Interest Shortfall" means as of any payment date for each Simple Interest Qualifying Loan, the excess, if any, of (i) 30 days' interest on the Principal Balance of all such Mortgage Loans at the Loan Rate, over (ii) the portion of the monthly payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Collection Period. "Simple Interest Excess" means as of any Payment Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) the portion of the monthly payment received from the mortgagor for such Mortgage Loan allocable to interest with respect to the related Collection Period, over (ii) 30 days' interest on the Principal Balance of such Mortgage Loan at the Loan Rate. A Simple Interest Qualifying Loan" as of any Determination Date is any Mortgage Loan that was neither prepaid in full during the related Collection Period AND IS NOT delinquent with respect to a payment that became due during the related Collection Period as of the close of business on the Determination Date following such Collection Period.

         The Master Servicer will withdraw amounts on deposit in the Simple Interest Excess Sub-Account for deposit to the Collection Account prior to each Payment Date to pay Net Simple Interest Shortfalls.

         All funds in the Simple Interest Excess Sub-Account may be invested in Eligible Investments. So long as no Event of Servicing Termination shall have occurred and be continuing, any investment earnings on funds held in the Simple Interest Excess Sub-Account are for the account of the Master Servicer. Upon receipt of notification of a loss on investment in the Simple Interest Excess Sub-Account, the Master Servicer, including any predecessor Master Servicer, which directed such investments, shall promptly remit the amount of such loss from its own funds to the Simple Interest Excess Sub-Account.

 ALLOCATIONS AND COLLECTIONS

         All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements or the Mortgage Notes, as applicable, between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Credit Line Agreements or the Mortgage Notes, as applicable, less Servicing Fees for the related Collection Period AND AS ADJUSTED FOR SIMPLE INTEREST SHORTFALLS AND SIMPLE INTEREST EXCESS AS DESCRIBED ABOVE UNDER "--SIMPLE INTEREST EXCESS SUB-ACCOUNT."

         As to any Payment Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements or Mortgage Notes, as applicable, and (ii) any Transfer Deposit Amounts. "LIQUIDATION PROCEEDS" ARE THE PROCEEDS (EXCLUDING ANY AMOUNTS DRAWN ON THE POLICY) RECEIVED IN CONNECTION WITH THE LIQUIDATION OF ANY MORTGAGE LOAN, WHETHER THROUGH TRUSTEE'S SALE, FORECLOSURE SALE OR OTHERWISE. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the sum of (i) the Principal Balance of the Mortgage Loan plus (ii) accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan.

         With respect to any Payment Date, the portion of Interest Collections allocable to the Notes ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Payment Date and (b) the Investor Floating Allocation Percentage. With respect to any Payment Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing (a) the Invested Amount at the close of business on the preceding Payment Date (or the Closing Date in the case of the first Payment Date) by (b) the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

         Principal Collections will be allocated between the Noteholders and the Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) as described herein.

         The Indenture Trustee will deposit any amounts withdrawn from the Spread Account or drawn under the Policy into the DISTRIBUTION Account.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement OR MORTGAGE NOTE prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

         "Liquidation Loss Amount" means with respect to any liquidated mortgage loan, the unrecovered principal balance thereof during the collection period in which such mortgage loan became a liquidated mortgage loan, after giving effect to the net liquidation proceeds received in connection therewith. the "Investor Loss Amount" shall be the product of the investor floating allocation percentage and the aggregate of the liquidation loss amounts for such payment date. A "Liquidated Mortgage Loan" means, as to any payment date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding collection period that all liquidation proceeds which it expects to recover with respect to the disposition of the related mortgaged property have been recovered.

         As, to any payment date, the "Collection Period" is the calendar month preceding each payment date.

PAYMENTS ON THE NOTES

         Beginning with the first Payment Date (which will occur on _________ __, 199__), payments on the Notes will be made by the Indenture Trustee or the Paying Agent based upon aggregate information provided by the Master Servicer on each Payment Date to the persons in whose names such Notes are registered at the close of business on the day prior to each Payment Date or, if the Notes are no longer Book-Entry Notes, at the close of business on the last day of the month preceding such Payment Date (the "Record Date"). The term "Payment Date" means the twenty-fifth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Payments will be made by check or money order mailed (or upon the request of a Noteholder owning Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Note Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Noteholders of such final payment. For purposes of the Agreements, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which the Insurer or banking institutions in the States of Ohio, California or New York are required or authorized by law to be closed.

         Application of Interest Collections. On each Payment Date, the Indenture Trustee or the Paying Agent will apply the Investor Interest Collections in the following manner and order of priority:

                  (i) as payment to the Indenture Trustee for its fee for services rendered pursuant to the Sale and Servicing Agreement and as payment to the Owner Trustee for its fee for services rendered pursuant to the Trust Agreement;

                  (ii) as payment for the premium for the Policy, AND

                  (iii) concurrently, as follows:

                      (a) TO THE NOTEHOLDERS, as payment for the accrued interest due and any OVERDUE accrued interest (with interest thereon to the extent permitted by law) on the Note Principal Balance of the Notes; and

                       (B) TO THE HOLDER OF the Transferor Interest, the amount
                           to which it is entitled in accordance with the provisions of the Sale and Servicing Agreement, which will generally be equal to the amount accrued on a notional balance equal to the Note Principal Balance at a rate equal to the excess of the Net WAC over the Note Rate;

provided, however, if Investor Interest Collections (prior to giving effect to withdrawals from the Spread Account or draws on the Policy) on such Payment Date are insufficient to make the payments required to be made pursuant to this clause (iii), then Investor Interest Collections will be allocated between subclauses (a) and (b) above, pro rata, based on the amount required to be paid pursuant to each such subclause without giving effect to any shortfall in such Investor Interest Collections; PROVIDED, FURTHER THAT IF THE AMOUNT ON DEPOSIT IN THE SPREAD ACCOUNT HAS BEEN DEPLETED AND THE INSURER FAILS TO PAY UNDER THE POLICY, THE AMOUNT PAYABLE PURSUANT TO CLAUSE (B) ABOVE ON ANY PAYMENT DATE THEREAFTER WILL BE PAID TO THE HOLDER OF THE TRANSFEROR INTEREST AFTER PAYMENT OF PRINCIPAL AND INTEREST DUE ON THE NOTES ARE MADE ON SUCH PAYMENT DATE.

         CALCULATION OF THE NOTE RATE. Interest will be distributed on each Payment Date at the Note Rate for the related Interest Period on the Note Principal Balance as of the first day of such Interest Period (reduced by any Civil Relief Act Interest Shortfalls for such Payment Date). The "Note Rate" for a Payment Date will generally equal the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Payment Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Payment Date) plus (b) ___% per annum. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Notes on any Payment Date exceed the amount calculated at a rate (THE "NET WAC") equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Indenture Trustee AND THE OWNER TRUSTEE (expressed as a rate) and the rate at which the premium payable to the Insurer is calculated) weighted on the basis of the daily balance of each Mortgage Loan during the CALENDAR MONTH PRECEDING the Collection Period relating to such Payment Date or in the case of the first Payment Date, the weighted average loan rate as of the Cut-Off Date.

         Interest on the Notes in respect of any Payment Date will accrue on the Note Principal Balance from the preceding Payment Date (or in the case of the first Payment Date, from the date of the initial issuance of the Notes (the "Closing Date")) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Notes will be funded from Investor Interest Collections and, if necessary, from the Policy pursuant to the terms thereof. Interest for any Payment Date due but not paid on such Payment Date will be due on the next succeeding Payment Date together with additional interest on such amount at a rate equal to the applicable Note Rate.

         Calculation of the LIBOR Rate. On each Payment Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as MAY BE selected by the TRANSFEROR after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the TRANSFEROR after consultation with the Indenture Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the TRANSFEROR after consultation with the Indenture Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         Transferor Collections. Interest collections allocable to the transferor interest will be paid to the transferor on each payment date. Principal Collections allocable to the Transferor Interest will be distributed to the Transferor only to the extent that such payment will not reduce the amount of the Transferor Interest as of the related Payment Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor.

         Payments of Principal Collections. For the period beginning on the first Payment Date and, unless a Rapid Amortization Event shall have earlier occurred, ending immediately after the Payment Date in December 2003 (such period, the "Managed Amortization Period"), the amount of Principal Collections payable to Noteholders as of each Payment Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Payment Amount for such Payment Date. On any Payment Date during the Managed Amortization Period, the "Scheduled Principal Collections Payment Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined below) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Payment Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation PERCENTAGE and Principal Collections for such Payment Date. With respect to any Payment Date, the "Alternative Principal Payment" will equal the amount, but not less than zero, of Principal Collections for such Payment Date less the aggregate of Additional Balances created during the related Collection Period. The "Rapid Amortization Period" is the period beginning at the earlier of (i) the occurrence of a Rapid Amortization Event and (ii) immediately following the Payment Date in __________ and continuing until the later of when (i) the Note Principal Balance has been reduced to zero and all amounts then due and owing to the Insurer have been paid and (ii) the Trust is terminated. See "-- Termination; Retirement of the Notes."

         Beginning with the first Payment Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Noteholders on each Payment Date will be equal to the Maximum Principal Payment.

         Payments of Principal Collections based upon the Investor Fixed Allocation Percentage may result in payments of principal to Noteholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Noteholders will be allocated to the Transferor Interest. The aggregate payments of principal to the Noteholders will not exceed the Original Note Principal Balance.

         In addition, to the extent of funds available therefor (including funds available under the Policy), on the Payment Date in __________, Noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding Note Principal Balance.

         The Paying Agent. The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making payments to the Noteholders.

THE SPREAD ACCOUNT

         The sale and servicing agreement requires the master servicer to establish in the name of the indenture trustee on the closing date and to maintain a reserve account (the "spread account") for the benefit of the insurer and the noteholders. On the closing date, the indenture trustee will make a deposit to the spread account, as specified in the sale and servicing agreement. No additional deposits will be required to be made to the spread account.

         On any payment date prior to giving effect to any draw on the policy, amounts, if any, on deposit in the spread account will be available to make any of the following payments on the policy in the following order of priority:

          o to the noteholders, any insured payment required to be made on such payment date;

          o to noteholders, the investor loss amount for such payment date or unreimbursed investor loss amounts from a previous payment date;

          o to reimburse the insurer for prior draws made under the policy (with interest thereon); and

          o to pay any other amounts owed to the insurer pursuant to the insurance agreement.

         The sale and servicing agreement permits reduction of the amount on deposit in the spread account as specified in the sale and servicing agreement. any such reduction will be dependent on the delinquency and loss performance of the mortgage loans. The maximum amount required to be on deposit at any time in the spread account is the "spread account requirement."

         The amounts on deposit in the spread account in excess of the spread account requirement will be distributed to the transferor. The transferor will not be required to refund any amounts previously and properly distributed to it, regardless of whether there are sufficient funds on a subsequent payment date to make a full payment to the holders of the notes on such payment date. Funds credited to the spread account may be invested in eligible investments or certain other investments specified in the sale and servicing agreement that are scheduled to mature on or prior to the next payment date as specified in the sale and servicing agreement. The spread account shall be an eligible account.

         The spread account may be terminated or other assets, including mortgage loans such as the mortgage loans or a guarantee of provident or a letter of credit issued on behalf of provident, may be substituted for some or all of the assets held therein, if any, provided that the insurer and the rating agencies consent to such action and the then current ratings of the notes assigned by the rating agencies are not lowered as a result thereof.

RAPID AMORTIZATION EVENTS

         As described above, the Managed Amortization Period will continue through the Payment Date in __________, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. The "Rapid Amortization Period" is the period commencing on the earlier of (x) the end of the Managed Amortization Period and
(y) the day, if any, upon which a Rapid Amortization Event occurs and concluding upon the later of (i) termination of the Trust and (ii) all amounts due and owing to the Insurer and the Noteholders have been paid. "Rapid Amortization Event" refers to any of the following events:

                  (a) failure on the part of the PROVIDENT (i) to make a payment or deposit required under the Agreements or (ii) to observe or perform in any material respect any other covenants or agreements of the PROVIDENT set forth in the Agreements, which failure continues unremedied for a period of 30 days after written notice;

                  (b) any representation or warranty made by the PROVIDENT in the Agreements proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 30 days after written notice and as a result of which the interests of the Noteholders or the Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur with respect to a breach of representation and warranty relating to a Mortgage Loan if the PROVIDENT has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days, with the consent of the Indenture Trustee and the Insurer) in accordance with the provisions of the Sale and Servicing Agreement;

                  (c)  the   occurrence  of  certain   events  of   bankruptcy,
insolvency or receivership relating to PROVIDENT,

                  (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act, of 1940, as amended; or

                  (e) the aggregate of all draws under the Policy exceeds 1% of the Cut-Off Date Pool Balance.

         In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Indenture Trustee or Noteholders holding Notes evidencing more than 51% of the Percentage Interests (in either case, with the consent of the Insurer) or the Insurer (so long as there is no default by the Insurer in the performance of its obligations under the Policy), by written notice to the Transferor and the Master Servicer (and to the Indenture Trustee, if given by the Noteholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d) or (e) a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the Insurer or the Noteholders immediately upon the occurrence of such event.

         In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust , the Transferor will immediately cease to transfer Additional Balances to the Trust and the Transferor will promptly give notice to the Indenture Trustee and the Insurer of any such filing or appointment.

         Notwithstanding the foregoing, if a conservator or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator OR receiver may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

THE POLICY

         The following information has been supplied by the Insurer for inclusion in this Prospectus Supplement. Accordingly, Provident does not make any representation as to the accuracy and completeness of such information.

         The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner (AS DEFINED HEREIN) that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee, or its successor, as trustee for the __________, on behalf of the Owners from the Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Notes against the debtor that made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding, related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

         Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

         As used in the Policy, the following terms shall have the following meanings:

         "Agreements" means any of the Indenture, the Trust Agreement or the Sale and Servicing Agreement without regard to any amendment or supplement thereto unless such amendment or modification has been approved in writing by the Insurer.

         "Business  Day" means any day other than (i) a Saturday or a Sunday or
(ii) a day on which the Insurer or banking institutions in the States of New York OR Ohio are required or authorized by law or executive order to be closed.

         "Civil Relief Act Interest Shortfalls" means for any Payment Date any shortfall in interest collections on the Mortgage Loans during the prior Collection Period that are attributable to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Deficiency Amount" means for any Payment Date (A) the excess, if any, of (i) Investor Interest for such Payment Date plus any Unpaid Investor Interest Shortfall, if any, due on the Notes over (ii) Investor Interest Collections on deposit in the Distribution Account available to be distributed therefor on such Payment Date and (B) the Guaranteed Principal Amount.

         "Final Payment Date" means the Payment Date in __________.

         "Guaranteed Principal Amount" means (a) for any Payment Date (other than the Final Payment Date) the amount, if any, by which the Note Principal Balance exceeds the Invested Amount as of such Payment Date (after giving effect to all payments of principal on the Notes on such Payment Date pursuant to the Agreements) and (b) on the Final Payment Date, the outstanding Note Principal Balance (after giving effect to all other payments of principal on the Notes on such Payment Date pursuant to the Agreements).

         "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

         "Investor Interest" means, with respect to any Payment Date, interest for the related Interest Period at the applicable Note Rate on the Note Principal Balance as of the first day of such Interest Period (after giving effect to the payments made on the first day of such Interest Period), net of any Civil Relief Act Interest Shortfalls for such Payment Date.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy, substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

         "Owner" means each Holder (as defined in the Sale and Servicing Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Notes to payment thereunder.

         "Preference Amount" means any amount previously distributed to an Owner on the Notes that is recoverable and sought to be recovered as avoidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         "Unpaid Investor Shortfall" means, with respect to any Payment Date, the aggregate amount, if any, of Investor Interest that was accrued in respect of prior Payment Dates and has not been distributed to Noteholders.

         Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Sale and Servicing Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Sale and Servicing Agreement unless such amendment or modification has been approved in writing by the Insurer.

         Any notice under the Policy or service of process on the Fiscal Agent or the Insurer may be made at the address listed below for the Fiscal Agent or the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

         The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

         The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

                                  POOL FACTOR

         The "pool factor" is a seven-digit decimal which the master servicer will compute monthly expressing the note principal balance of the notes as of each payment date (after giving effect to any payment of principal on such payment date) as a proportion of the original note principal balance. On the closing date, the pool factor will be 1.0000000. See "description of the notes--payments on the notes." thereafter, the pool factor will decline to reflect reductions in the related note principal balance resulting from payments of principal to the notes.

         Pursuant to the sale and servicing agreement, monthly reports concerning the invested amount, the pool factor and various other items of information will be made available to the noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 1999 calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year. See "description of the notes--book-entry notes" and "--reports to noteholders" herein.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The agreements, except as otherwise described herein, provides that the noteholders will be entitled to receive on each payment date payments of principal, in the amounts described herein, until the note principal balance is reduced to zero. During the managed amortization period, noteholders will receive amounts from principal collections based upon the investor fixed allocation percentage subject to reduction as described below. During the rapid amortization period, noteholders will receive amounts from principal collections based solely upon the investor fixed allocation percentage. Because prior payments of investor principal collections to noteholders reduce the investor floating allocation percentage but do not change the fixed allocation percentage, allocations of principal collections based on the fixed allocation percentage may result in payments of principal to the noteholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans than would be the case if the investor floating allocation percentage were used to determine the percentage of principal collections distributed to noteholders. This is especially true during the rapid amortization period when the noteholders are entitled to receive investor principal collections and not a lesser amount. In addition, to the extent of losses allocable to the noteholders, noteholders may also receive as payment of principal the investor floating allocation percentage of the amount of such losses either from the spread account or draws under the policy. The level of losses may therefore affect the rate of payment of principal on the notes. For a description of the defined terms used in this section, see "Description of the Notes."

         To the extent obligors make more draws than principal payments, the transferor interest may grow. Because during the rapid amortization period the noteholders' share of principal collections is based upon the investor fixed allocation percentage (without reduction), an increase in the transferor interest due to additional draws may also result in noteholders receiving principal at a greater rate than would otherwise occur if the investor floating allocation percentage were used to determine the percentage of principal collections distributed to noteholders. The sale and servicing agreement permits the transferor, at its option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, including the conditions described below, to remove certain mortgage loans from the trust at any time during the life of the trust, so long as the transferor interest (after giving effect to such removal) is not less than the minimum transferor interest. Such removals may affect the rate at which principal is distributed to noteholders by reducing the overall pool balance and thus the amount of principal collections. See "Description of the Notes--Optional Retransfers of Mortgage Loans to the Transferor."

         The prepayment experience with respect to the mortgage loans will affect the weighted average life of the notes.

         The rate of prepayment on the mortgage loans cannot be predicted. Provident is not aware of any publicly available studies or statistics that accurately predict or forecast the rate of prepayment of mortgage loans such as the mortgage loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. Because the revolving credit-line loans generally do not amortize during the draw period which in the case of the one-year draw period loans may automatically renew for extended periods as described herein, rates of principal payment on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such mortgage loans. The prepayment experience of the trust with respect to the mortgage loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. see "certain legal aspects of loans--due-on-sale clauses" in the prospectus.

         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the closed-end loans with fixed loan rates is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage loan, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing mortgage rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         The yield to an investor who purchases the notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the mortgage loans is actually different than the rate anticipated by such investor at the time such notes were purchased.

         Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month which, in the case of the revolving credit-line loans may be zero, or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

         No assurance can be given as to the level of prepayments that will be experienced by the trust but it can be expected that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Description of the Securities--Weighted Average Life of the Certificates" in the Prospectus.

                         DESCRIPTION OF THE AGREEMENTS

         The following summary describes certain terms of the sale and servicing agreement, the trust agreement and the indenture. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the sale and servicing agreement, the trust agreement and the indenture. Whenever particular defined terms in the indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the Prospectus.

REPORTS TO NOTEHOLDERS

         Concurrently with each payment to the Noteholders, the Master Servicer will forward to the Indenture Trustee for mailing to such Noteholder and the Insurer A statement setting forth among other items:

          (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

          (ii) the amount being distributed to Noteholders;

          (iii)the amount of interest included in such payment and the related Note Rate;

          (iv) the amount, if any, of overdue accrued interest included in such payment;

          (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such payment;

          (vi) the amount, if any, of principal included in such payment;

          (vii)the   amount,   if  any,  of  the   reimbursement   of  previous
               Liquidation Loss Amounts included in such payment;

          (viii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such payment;

          (ix) the Servicing Fee for such Payment Date;

          (x) the Invested Amount and the Note Principal Balance, each after giving effect to such payment;

          (xi) the  Pool  Balance  as of the  end of the  preceding  Collection
               Period;

          (xii)the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent to 30-59 days, 60- 89 days and 90 or more days, respectively, as of the end of the Collection Period;

          (xiii) the book value of any real  estate  which is  acquired  by the
               Trust  through   foreclosure   or  grant  of  deed  in  lieu  of
               foreclosure; and

          (xiv) the amount of any draws on the Policy.

         In the case of information furnished pursuant to clauses (II), (III) IN RESPECT OF THE AMOUNT OF INTEREST INCLUDED IN SUCH PAYMENT, (IV) and (viii) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 denomination.

         Each year commencing in 1999, the Master Servicer will be required to forward to the Indenture Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Sale and Servicing Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE

         The Master Servicer will cause to be maintained FOR EACH MORTGAGE LOAN fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the outstanding Principal Balance on the Mortgage Loan and any related senior lien(S); and (ii) the MAXIMUM insurable value of the IMPROVEMENTS securing the Mortgage Loan. Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency
Management Agency as FLOOD ZONE "A", such flood insurance has been made available and the Master Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the Master Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not LESS than the lesser of (a) the outstanding Principal Balance of the Mortgage Loan and ANY RELATED SENIOR LIEN(S), if any, or (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the BORROWER in accordance with customary mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Master Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Sale and Servicing Agreement.

         In the event that the Master Servicer obtains and maintains a blanket policy as provided in the Sale and Servicing Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans then, to the extent such policy names the Master Servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Sale and Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Noteholders or the Transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Collection Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to 0.50% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or AS OF the Cut-Off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

         The Master Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Sale and Servicing Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Noteholders to receive any related Net Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement provides for delivery on or before MAY 31 in each year, beginning on MAY 31, 1999, to the Indenture Trustee , the RATING AGENCIES and the Insurer of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, except as specified in such statement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

         The Sale and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its SUBSIDIARIES OR AFFILIATES or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor Master Servicer to the Indenture Trustee and the Insurer in writing and such proposed successor Master Servicer is reasonably acceptable to the Indenture Trustee; (b) the Rating Agencies have confirmed to the Indenture Trustee and the Insurer that the appointment of such proposed successor Master Servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Notes; and (c) such proposed successor Master Servicer is acceptable to the Insurer. No such resignation will become effective until the Indenture Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Sale and Servicing Agreement.

         The Master Servicer may perform any of its duties and obligations under the Sale and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Indenture Trustee, the Owner Trustee , the Noteholders and the Insurer for the Master Servicer's duties and obligations under the Sale and Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

         Any person into which, in accordance with the Sale and Servicing Agreement, Provident or the Master Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which Provident or the Master Servicer is a party, or any person succeeding to the business of Provident or the Master Servicer, will be the successor to the Master Servicer under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement provides that the Master Servicer will indemnify the Trust, the Indenture Trustee and the Owner Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Sale and Servicing Agreement. In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the successor Master Servicer's actions or omissions. The Sale and Servicing Agreement provides that neither the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust , the Indenture Trustee, the Owner Trustee, the Noteholders or any other person for any action taken or for refraining from taking any action pursuant to the Sale and Servicing Agreement. However, neither the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Transferor or the Master Servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Sale and Servicing Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal ACTION which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Noteholders and the Insurer thereunder.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the Sale and Servicing Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement which, in each case, materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee, or to the Master Servicer and the Indenture Trustee by the Insurer or Noteholders evidencing PERCENTAGE INTERESTS AGGREGATING NOT LESS THAN 25%; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations; or (iv) certain loss or delinquency tests set forth in the Sale and Servicing Agreement are not met. Under certain other circumstances, the Indenture Trustee shall, at the direction of the Insurer or may, with the consent of the Insurer, or the holders of Notes evidencing an aggregate, undivided interest in the Trust of at least 51% of the Note Principal Balance may (with the consent of the Insurer SO LONG AS THERE IS NO DEFAULT BY THE INSURER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THE POLICY) deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (I) OR (ii) above for a period of TEN OR 30 Business Days, RESPECTIVELY, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God, or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Master Servicer shall provide the Indenture Trustee and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, either the Indenture Trustee shall at the direction of the Insurer or may, with the consent of the Insurer, or Noteholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Note Principal Balance with the consent of the Insurer, may terminate all of the rights and obligations of the Master Servicer under the Sale and Servicing Agreement and in and to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan Master Servicer with all licenses and permits required to perform its obligations under the Sale and Servicing Agreement and having a net worth of at least $15,000,000 and acceptable to the Insurer to act as successor to the Master Servicer under the Sale and Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Indenture Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

EVENTS OF DEFAULT UNDER THE INDENTURE

         "Events of Default" under the indenture include:

          (i) a default in the payment of any interest or principal payment when the same becomes due and payable and continuance of such default for a period of five days;

          (ii) failure on the part of the trust to perform in any material respect any covenant or agreement under the indenture (other than a covenant covered in clause (i) hereof) which continues for a period of thirty days after notice thereof is given; and

          (iii)certain  events  of  bankruptcy,  insolvency,   receivership  or
               liquidation of the trust.

REMEDIES ON EVENT OF DEFAULT UNDER THE INDENTURE

         If an event  of  default  under  the  indenture  has  occurred  and is continuing, either the indenture trustee or the majority of the then outstanding amount of the notes may declare the principal amount of the notes due and payable immediately. Such a declaration may be rescinded by a majority of the then outstanding amount of the notes.

         If the principal of the notes has been declared due and payable as described in the preceding paragraph, the indenture trustee may elect not to liquidate the assets of the trust provided that the assets are generating sufficient cash to pay interest and principal as it becomes due and payable to the noteholders.

         However, the indenture trustee may not sell or otherwise liquidate the assets of the trust following an event of default (other than one described in clause (i) of the definition of "event of default"), unless (a) the holders of 100% of the notes and the insurer consents to such sale, or (b) the proceeds of such sale or liquidation are sufficient to pay all amounts due and owing to the noteholders and the insurer, or (c) the trustee determines that the assets of the trust would not be sufficient on an ongoing basis to make all payments on the notes as they become due and payable and the trustee obtains the consent of the holders of 66-2/3% of the percentage interests of the notes agree.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE

         Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the trust of the noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the indenture, or for errors in judgment; provided, that none of the indenture trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed on it by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent thereof will be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture, other than any loss, liability or expense incurred by reason of its own willful malfeasance, bad faith or negligence in the performance of its duties under the indenture, or by reason of its reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated, or any person resulting from such merger or consolidation, will be the successor to the indenture trustee under the indenture.

         The owner trustee, the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the master servicer, the owner trustee and the indenture trustee acting jointly (or in some instances, the owner trustee or the indenture trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement and the indenture trustee by the indenture will be conferred or imposed upon the owner trustee and the indenture trustee, respectively, and in each such case such separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, respectively.

         The indenture trustee may resign at any time, in which event the owner trustee will be obligated to appoint a successor thereto. The owner trustee may resign at any time, in which event the co-owner trustee will be obligated to appoint a successor thereto. The master servicer may also remove the owner trustee or the indenture trustee if either ceases to be eligible to continue as such under the trust agreement or the indenture, as the case may be, or becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee or indenture trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the notes (other than the execution and authentication thereof), or of any mortgage loans or related documents, and will not be accountable for the use or application by the provident or the master servicer of any funds paid to the provident or the master servicer in respect of the notes, or the mortgage loans, or the investment of any monies by the master servicer before such monies are deposited into the collection account or the distribution account. So long as no event of default has occurred and is continuing, the owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement. The owner trustee will not be charged with knowledge of a failure by the master servicer to perform its duties under the trust agreement or sale and servicing agreement which failure constitutes an event of default unless the owner trustee obtains actual knowledge of such failure as will be specified in the trust agreement.

         The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the notes (other than the execution and authentication thereof) or of any mortgage loans or related documents, and will not be accountable for the use or application by the provident or the master servicer of any funds paid to the provident or the master servicer in respect of the notes or the mortgage loans, or the use or investment of any monies by the master servicer before such monies are deposited into the collection account or the distribution account. So long as no event of default has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture. The indenture trustee will not be charged with knowledge of a failure by the master servicer to perform its duties under the trust agreement or sale and servicing agreement which failure constitutes an event of default unless the indenture trustee obtains actual knowledge of such failure as will be specified in the indenture.

         The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders, unless such noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

AMENDMENT

         Each of the Agreements may be amended from time to time by the Master Servicer AND the Indenture Trustee and with the consent of the Insurer, but without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of such Agreement, to add to the duties of the Transferor or the Master Servicer or to add or amend any provisions of such Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under such Agreement which shall not be inconsistent with the provisions of such Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Noteholder or the Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Noteholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Notes. Each of the Agreements may also be amended from time to time by the Master Servicer AND the Indenture Trustee , with the consent of Noteholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Note Principal Balance and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying IN any manner the rights of the Noteholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Notes or payments under the Policy which are required to be made on any Note without the consent of the holder of such Note AND THE INSURER or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes then outstanding.

TERMINATION; RETIREMENT OF THE NOTES

         The Trust will  terminate on the Payment Date  following  the later of
(A) payment in full of all amounts owing to the Insurer and (B) the earliest of
(i) the Payment Date on which the Note Principal Balance has been reduced to zero, (ii) the final payment (or other liquidation) of the last Mortgage Loan in the Trust OR THE DISPOSITION OF ALL PROPERTY ACQUIRED UPON FORECLOSURE OR BY DEED IN LIEU OF FORECLOSURE OF ANY MORTGAGE LOAN, (iii) the optional transfer to the Transferor of the Mortgage Loans, as described below and (iv) the Payment Date in DECEMBER 2028.

         The Mortgage Loans will be subject to optional transfer to the Transferor on any Payment Date after the Note Principal Balance is reduced to an amount less than 5% of the Original Note Principal Balance and all amounts due and owing to the Insurer, including unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Note Principal Balance and accrued and unpaid interest thereon at the Note Rate through the day preceding the final Payment Date. In no event, however, will the Trust created by the Trust Agreement continue for more than 21 years after the death of certain individuals named in the Sale and Servicing Agreement. Written notice of termination of the Sale and Servicing Agreement will be given to each Noteholder, and the final payment will be made only upon surrender and cancellation of the Notes at an office or agency appointed by the Indenture Trustee which will be specified in the notice of termination.

THE INDENTURE TRUSTEE

         THE CHASE MANHATTAN BANK, A NEW YORK BANKING CORPORATION with its principal place of business in NEW YORK, has been named Indenture Trustee pursuant to the Sale and Servicing Agreement.

         The commercial bank or trust company serving as INDENTURE Trustee may own Notes and have normal banking relationships with the Master Servicer and the Insurer and/or their affiliates.

         The Indenture Trustee may resign at any time, in which event PROVIDENT will be obligated to appoint a successor Indenture Trustee, as approved by the Insurer. PROVIDENT or the Insurer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Sale and Servicing Agreement or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, PROVIDENT will be obligated to appoint a successor Indenture Trustee, as approved by the Insurer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

         No holder of a Note will have any right under the Sale and Servicing Agreement to institute any proceeding with respect to the Sale and Servicing Agreement unless the Insurer has consented in writing to the institution of such proceeding and such holder previously has given to the Indenture Trustee written notice of default and unless Noteholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Note Principal Balance have made written requests upon the Indenture Trustee to institute such proceeding in its own name as INDENTURE Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding. The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Sale and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the cost expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

         The Trust will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities;
(v) except as provided in the Sale and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Notes for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its. securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the Master Servicer with the terms of the Sale and Servicing Agreement.

                                USE OF PROCEEDS

         The net proceeds to be received from the sale of the Notes will be applied by Provident for its general corporate purposes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in, effect as of the date hereof, ALL of which are subject to change, possibly retroactively. This discussion does NOT address every aspect of the U.S. federal income tax laws which may be relevant to Note Owners in light of their personal investment circumstances or to certain types of Note Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

         Based on the application of existing law to the facts as set forth in the Agreements and other relevant documents and assuming compliance with the terms of the Agreements as in effect on the date of issuance of the Notes, Brown & Wood LLP, special tax counsel to the Trust ("TAX Counsel") and counsel to the Underwriters, is of the opinion that (i) the Notes will be treated as debt instruments for federal income tax purposes as of such date and (ii) the Trust will not be characterized as an association (OR publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701 (i). Accordingly, upon issuance, the Notes will be treated as "Debt Securities" as described in the Prospectus. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

         The Transferor and the Noteholders express in the Sale and Servicing Agreement their intent that, for applicable tax purposes, the Notes will be indebtedness secured by the Mortgage Loans. The Transferor and the Noteholders, by accepting the Notes, and each Note Owner by its acquisition of a beneficial interest in a Note, have agreed to treat the Notes as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Principal Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Note Owners.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions, of the documents either accords with the characterization of the Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF NOTE OWNERS

         Assuming that the Note Owners are holders of debt obligations for U.S. federal income tax purposes, the Notes generally will be taxable as Debt Securities. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

         While it is not anticipated that the Notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as AN unconditionally payable under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Notes would be includible in income of Note Owners as OID, but would not be includible again when the interest is actually received. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--TAXATION of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Notes will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE NOTES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         The opinion of Tax Counsel is not binding on the courts or the IRS, It is possible that the IRS could assert that for purposes of the Code, the transaction contemplated by this Prospectus with respect to the Notes constitutes a sale of the Mortgage Loans (or an interest therein) to the Note Owners and that the proper classification of the legal relationship between the Transferor and the Note Owners resulting from this transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Notes will be treated as indebtedness in the hands of the Noteholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Notes were treated as indebtedness.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for payment to the Note Owners. Cash payments to the Note Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership between the Note Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Note Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Note Owner could differ if the Notes were held to constitute partnership interests rather than indebtedness.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

         In relevant part, Section 7701 (i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Subject to a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate Mortgages (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the Agreements, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreements will not be a taxable mortgage pool under
Section 7701 (i) of the Code because only one class of indebtedness, secured by the Mortgage Loans is being issued.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreements is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for payments to Note Owners. The amount of such a tax would depend upon whether payments to Note Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

         In general, subject to certain exceptions, interest (including OID) paid on a Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Note Owner provides the required foreign person information certification. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--TAX Treatment of Foreign Investors" in the Prospectus.

         If the interests of the Note Owners were deemed to be partnership interests, the partnership, if it were considered to be engaged in a U.S. trade or business, would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

         If the Trust were taxable as a corporation, payments to foreign persons, to the extent treated as dividends (or if the Trust were characterized as a partnership that was not engaged in a trade or business, all interest payments), would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

         If, contrary to the opinion of Tax Counsel, the Notes are recharacterized as equity interests in a partnership, or in an association or publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Notes and the Policy as having been paid to the related Noteholder.

BACKUP WITHHOLDING

         Certain Note Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Notes if the Note Owners, upon issuance, fail to supply the Indenture Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) property, or, under certain circumstances, fail to provide the Indenture Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Noteholder" of record is Cede, as nominee for DTC, Note Owners and the IRS will receive tax and other information including the amount of interest paid on the Notes from Participants and Indirect Participants rather than from the Indenture Trustee. (The Indenture Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

TAX-EXEMPT ENTITIES

         A tax-exempt Note Owner would be subject to less favorite tax treatment because an interest in a partnership would generate "unrelated business taxable income" and thereby subject the Note Owner to the "unrelated business, taxable income" provisions of the Code.

                                  STATE TAXES

         Provident makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the Federal, state, local, foreign or any other income tax consequences of the purchase, ownership and disposition of the Notes.


                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Securities without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION

         The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust . In such an event, the Master Servicer and other persons, in providing services with respect to the TRUST'S assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the TRUST'S assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. Brown & Wood LLP ("ERISA Counsel") has rendered its opinion that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Notes, the opinion of Tax Counsel that the Notes will be classified as debt instruments for Federal income tax purposes and the ratings which have been assigned to the Notes. However, if contrary to ERISA Counsel's opinion the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust , as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions.

Purchasers should analyze whether the decision may have an impact with respect to purchases of the Notes.

                        LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the Notes will be rated in the highest rating category of the Rating Agencies, the Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Notes, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "LEGAL INVESTMENT" in the Prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated _________ __, 199__ (the "Underwriting Agreement"), between Provident and the underwriter (the "Underwriter"), Provident has agreed to sell to __________, and the Underwriter has agreed to purchase from Provident the principal amount of Notes set forth below opposite its names.

Underwriter                             Principal Amount of Notes

[Name]                                  $

Total                                   $


         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased.

         Provident has been advised by the Underwriter that they propose initially to offer the Notes to the public in Europe and the United States at the underwriting price set forth herein and to certain dealers at such, price, less a discount not in excess of ____% of the Note denominations. The Underwriter may allow and such dealers may reallow a discount not in excess of ___% of the Note denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

         Provident has been advised by the Underwriter that they presently intend to make a market in the Notes offered hereby; however, the Underwriter is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop.

         Until the payment of the Notes is completed, rules of the Commission may limit tile ability of the Underwriter and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither Provident nor the Underwriter makes any representation or prediction as to tile direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither Provident nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Underwriting Agreement provides that Provident will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

         Certain expenses of the Underwriter incurred in connection with this offering will be paid by Provident.

                                 LEGAL MATTERS

         Certain legal matters with respect to the Notes will be passed upon for Provident by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio and for the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Insurer by Kutak Rock, Omaha, Nebraska.

                                    EXPERTS

         The consolidated balance sheets of [Insurer] and its subsidiaries as of December 31, 199__ and 199__ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 199__, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of _________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

         It is a condition to issuance that the Notes be rated "____" by __________ and _____ and "_____" by __________.

         A  securities  rating  addresses  the  likelihood  of the  receipt  by
Noteholders of payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Noteholders might realize a lower than anticipated yield.

         The ratings assigned to the Notes will depend primarily upon the creditworthiness of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the ratings initially assigned to the Notes may result in a reduction of one or more of the ratings assigned to the Notes.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.






The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED DECEMBER 11, 1998

To Prospectus dated _____________

                          $___________ (approximate)
                  PROVIDENT BANK HOME EQUITY LOAN TRUST 199_

            HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 199_
                              THE PROVIDENT BANK
                         as Seller and Master Servicer



The certificates represent obligations of the trust only and do not represent an interest in or obligation of The Provident Bank, the Trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

 THE TRUST
       will issue [6] classes of senior Class A Certificates

       will issue a single Residual Certificate

       will make a REMIC election for federal income tax purposes


      THE CERTIFICATES

      represent the entire beneficial interest in a trust, whose assets are a pool of closed-end fixed and adjustable rate mortgage loans consisting of two loan groups currently have no trading market

      are not guaranteed

      are obligations of the trust only and are not obligations of the seller and master servicer or its affiliates


 CREDIT ENHANCEMENT

      will  be  provided  in  the  form  of  [overcollateralization]   and  an
      irrevocable and unconditional certificate guaranty insurance policy issued by [certificate insurer]

REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-9 AND ON PAGE 8 IN THE PROSPECTUS.

         For complete information about the Class A Certificates, read both this prospectus supplement and the prospectus.
         [____________], the Underwriter, will buy the Class A Certificates from The Provident Bank at a price equal to ________ of their face value. The Underwriter will sell the Class A Certificates from time to time in negotiated transactions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE
                                 UNDERWRITER
___________, 199_




                               TABLE OF CONTENTS

                                                                            Page


PROSPECTUS SUPPLEMENT
   Summary..................................................................S-3
   Risk Factors.............................................................S-9
   The Certificate Insurer.................................................S-12
   The Provident Bank......................................................S-13
   Description of the Mortgage Loans.......................................S-16
   Prepayment and Yield Considerations.....................................S-33
   Description of the Certificates.........................................S-38
   Use of Proceeds.........................................................S-60
   Federal Income Tax Consequences.........................................S-60
   State Taxes.............................................................S-62
   ERISA Considerations....................................................S-63
   Legal Investment Considerations.........................................S-64
   Underwriting............................................................S-64
   Experts.................................................................S-64
   Legal Matters...........................................................S-64
   Ratings.................................................................S-65
   Index of Defined Terms..................................................S-66
   Annex I.................................................................S-69

PROSPECTUS
   Risk Factors...............................................................4
   The Trust Fund.............................................................6
   Use of Proceeds...........................................................10
   The Provident Bank........................................................10
   Loan Program..............................................................11
   Description of the Securities.............................................13
   Credit Enhancement........................................................23
   Yield and Prepayment Considerations.......................................27
   The Agreements............................................................29
   Certain Legal Aspects of the Loans........................................40
   Federal Income Tax Consequences...........................................46
   State Tax Considerations..................................................68
   ERISA Considerations......................................................68
   Legal Investment..........................................................72
   Method of Distribution....................................................73
   Legal Matters.............................................................74
   Financial Information.....................................................74
   Rating....................................................................74
   Index of Defined Terms....................................................76





                                    SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the Class A Certificates.

           HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 199_-_

 --------------- ------------------ ------------------------- -----------------

                                                                LAST SCHEDULED
                                        INITIAL CLASS            DISTRIBUTION
 CLASS           CERTIFICATE RATE    PRINCIPAL BALANCE (1)          DATE(2)
 -----           ----------------    ------------------             -------
 --------------- ------------------ ------------------------- -----------------
 Class A-1               %          $                                   -
 --------------- ------------------ ------------------------- -----------------
 --------------- ------------------ ------------------------- -----------------
 Class A-2               %          $                                   -
 --------------- ------------------ ------------------------- -----------------
 --------------- ------------------ ------------------------- -----------------
 Class A-3               %          $                                   -
 --------------- ------------------ ------------------------- -----------------
 --------------- ------------------ ------------------------- -----------------
 Class A-4               %          $                                   -
 --------------- ------------------ ------------------------- -----------------
 --------------- ------------------ ------------------------- -----------------
 Class A-5               %          $                                   -
 --------------- ------------------ ------------------------- -----------------
 --------------- ------------------ ------------------------- -----------------
 Class A-6          Variable(3)     $                                   -
 --------------- ------------------ ------------------------- -----------------
 --------------- ------------------ ------------------------- -----------------
 Class R                N/A         $0                                  -
 --------------- ------------------ ------------------------- -----------------

(1) This amount is subject to a variance of 5%.
(2) We expect the actual last distribution date for each Class A Certificate to be significantly earlier than its last scheduled distribution date.
(3) [Describe variable rate]
(4) The Class R Certificates are not offered pursuant to this prospectus supplement and prospectus.





THE SELLER AND MASTER SERVICER

     o    The Provident Bank.

     o The Provident Bank maintains its principal office at One East Fourth Street, Cincinnati, Ohio. Its telephone number is (513) 579-2000.

     o The master servicer will receive a monthly fee from the interest payments on the mortgage loans equal to __% per annum on the principal balance of each mortgage loan.

     WE REFER YOU TO "THE PROVIDENT BANK" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

TRUST FUND

     o    Provident Bank Home Equity Loan Trust 199_-_.

TRUSTEE

     o    [----------------------------]

CERTIFICATE INSURER

     o    [------------------].

WE REFER YOU TO "THE CERTIFICATE INSURER" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

CUT-OFF DATE

     o    ____________, 199_.

CLOSING DATE

     o    ________________, 199_.

DISTRIBUTION DATE

     o The 25th day of each month, or if such day is not a business day, the next business day. The first distribution date is ___________ 199_.

DUE PERIOD

     o The calendar month immediately preceding a determination date or a distribution date, as applicable.

DESIGNATIONS

     o    OFFERED CERTIFICATES - The Class A Certificates.

     o    NON-OFFERED CERTIFICATES - The Class R Certificates.

     o REGULAR CERTIFICATES - All classes of certificates other than the Class R Certificates.

     o    RESIDUAL CERTIFICATES - The Class R Certificates.

     o CLASS A CERTIFICATES - Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates.

     o FIXED RATE OR GROUP 1 CERTIFICATES - Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates. These certificates will receive their payments from loan group 1.

     o VARIABLE RATE OR GROUP 2 CERTIFICATES - The Class A-6 Certificates. These certificates will receive their payments from loan group 2.

     o    LOAN GROUP 1 - Mortgage loans which bear interest at a fixed rate.

     o LOAN GROUP 2 - Mortgage loans which bear interest at an adjustable rate.


REGISTRATION OF CLASS A CERTIFICATES

          We will issue the Class A Certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the certificates are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

          Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

          WE REFER YOU TO "RISK FACTORS--CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWING BOOK-ENTRY CERTIFICATES", "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY CERTIFICATES" AND "ANNEX I" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

TRUST FUND PROPERTY

   The trust fund property is held by the trustee for the benefit of the certificateholders. The trust fund property includes:

          a pool of closed-end fixed and adjustable rate mortgage loans, secured by first and second deeds of trust or mortgages on one- to four-family residential properties;

          payments on the mortgage loans received on and after the cut-off date;

          property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

          rights under any hazard insurance policies covering the mortgaged properties; and

          amounts on deposit in certain accounts described in this prospectus supplement.

THE MORTGAGE LOANS

   On the closing date, the trust fund will acquire a pool of fixed and adjustable rate home equity loans, or "mortgage loans" with an aggregate principal balance as of the cut-off date of $____________.

   The mortgage loans will have the following characteristics as of the cut-off date:

          number of mortgage loans: _______

          aggregate principal balance: $____________

          mortgaged property location: __ states and the District of Columbia loan rates range: _____% to _____%

          weighted average interest rate: _____% (approximate)

          weighted average remaining term to stated maturity, based on principal balance: ___ months (approximate)

          term to stated maturity range: __ months to 360 months

          last maturity date: __________

          combined loan-to-value ratio range: _____% to _____% (approximate)

          balloon loans - loans with amortization schedules that don't fully amortize by their maturity date: _____% (approximate)

The mortgage loans in loan group 1 will have the following characteristics as of the cut-off date:

          number of mortgage loans: _______

          aggregate principal balance: $___________

          mortgaged property location: __ states and the District of Columbia average principal balance: $___________

          maximum principal balance: $___________

          interest rates range: _____% to ____%

          weighted average interest rate: _________% (approximate)

          weighted average remaining term to stated maturity, based on principal balance: ___ months (approximate)

          term to stated maturity range: __ months to 360 months

          combined loan-to-value ratio range: ____% to _____% (approximate)

          balloon loans - loans with amortization schedules that don't fully amortize by their maturity date: _____% (approximate)

The mortgage loans in loan group 2 will have the following characteristics as of the cut-off date:

          number of mortgage loans: _______

          aggregate principal balance: $___________

          mortgaged property location: __ states and the District of Columbia average principal balance: $___________

          maximum principal balance: $___________

          interest rates range: _____% to ____%

          weighted average interest rate: _________% (approximate)

          weighted average remaining term to stated maturity, based on principal balance: ___ months (approximate)

          term to stated maturity range: __ months to 360 months

          combined loan-to-value ratio range: ____% to _____% (approximate)

          weighted average combined loan-to-value ratio: ____% (approximate)

          balloon loans - loans with amortization schedules that don't fully amortize by their maturity date: _____% (approximate)

          weighted average periodic cap: __%

          range of periodic caps: ___% to ___%.

     WE REFER YOU TO "DESCRIPTION OF THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

MONTHLY ADVANCES


     If the master servicer reasonably believes that cash advances can be recovered from future payments or collections on the mortgage loans, the master servicer will make cash advances to the trust fund to cover delinquent mortgage loan payments. The master servicer will make advances only to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--MONTHLY ADVANCES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

THE CERTIFICATES

1.  General

          Each month the trustee will calculate the amount you are owed.

          If you hold a certificate on the last day of a calendar month, you will be entitled to receive payments on the distribution date in the next month.

     WE refer YOU TO "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

2.  Interest Distributions

     Interest accrues on the group 1 certificates from the first day of a calendar month through the last day of that calendar month.

     Interest accrues on the group 2 certificates from the distribution date in the month prior to that distribution date through the day before that distribution date.

     On each distribution date, you will be entitled to the following:

     interest at the related certificate rate that accrued during the related interest period; and

     any interest that was due on a prior distribution date and not paid. In addition, interest will have accrued on the amount of interest which was previously due and not paid.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--INTEREST" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

3.  Principal Distributions

     Principal distributions are payable on each distribution date. However, no class of group 1 certificates will receive a principal distribution until the other classes with a lower numerical class designation are paid in full.

     Shortfalls in available funds may result in a class receiving less than what is due.

     The calculation of the amount a class is entitled to receive on each distribution date and the priority of principal distributions among the group 1 certificates is described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES --Principal."

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

CREDIT ENHANCEMENTS

1. THE CERTIFICATE INSURANCE POLICY: The Certificate Insurance Policy guarantees the payment of:

     o accrued and unpaid interest on the Class A Certificates; principal losses on the mortgage loans; and

     o any principal amounts owed to the certificateholders on the last scheduled distribution date.

     WE REFER YOU TO "THE CERTIFICATE INSURER" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

2.   OVERCOLLATERALIZATION:  On  the  closing  date  the  aggregate  principal balance of the mortgage loans in each group will equal the aggregate principal balance of the certificates in the related certificate group. The interest payments on the mortgage loans in each loan group are expected to exceed the amount of interest due and payable on the certificates in the related certificate group. This excess will be applied as principal payments to the most senior Class A Certificate in the related certificate group that is outstanding on that distribution date. This will result in a limited acceleration of principal payments on the certificates relative to the amortization of the related mortgage loans, thereby creating overcollateralization for the Class A Certificates. Once the required level of overcollateralization is reached, the application of the excess interest payments will stop, until it is again needed to maintain the required level of overcollateralization.

     The level of required overcollateralization will increase and decrease over time. For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds certain set levels. In that event, amortization of the Class A Certificates would be accelerated until the level of overcollateralization reaches its required level.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

3.   CROSSCOLLATERALIZATION

     The excess interest generated by one loan group may be used to fund shortfalls on the certificates in the other loan group.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--CROSSCOLLATERALIZATION" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

PRE-FUNDING ACCOUNT

     On the closing date, the trustee shall deposit $_______________ in the group 1 pre-funding account and $_____________ in the group 2 pre-funding account. The trust will use the amounts on deposit in the pre-funding accounts to acquire additional mortgage loans for the related loan group from the seller. The trustee may only acquire such additional mortgage loans until _________________.

     If any amounts are left in the pre-funding accounts on ___________________, holders of the group 1 certificates will receive amounts left in the group 1 pre-funding account and holders of the group 2 certificates will receive amounts left in the group 2 pre-funding account on the next distribution date as payment of principal.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--PRE-FUNDING ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

CAPITALIZED INTEREST ACCOUNT

     On the closing date, the trustee shall deposit $_______________ in the group 1capitalized interest account and $____________ in the group 2 capitalized interest account. The trust will use the amounts on deposit in the capitalized interest accounts to cover interest shortfalls on the certificates expected to occur prior to the trust's purchase of the additional mortgage loans. Until the trust purchases the additional mortgage loans or prepays the certificates, interest payments on the loans will not cover the amount of interest due on the certificates.

     Any   amounts   left   in  the   capitalized   interest   account   after
     _______________ will be paid to Provident.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--CAPITALIZED INTEREST ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.


OPTIONAL TERMINATION

     If the total pool principal balance declines below __% of the total pool principal balance as of the cut-off date, then the seller may purchase all of the mortgage loans and the related properties in the trust fund. If the seller purchases all of the mortgage loans, you will receive a final distribution and the trust fund will be terminated.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--TERMINATION; PURCHASE OF THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

FEDERAL TAX CONSIDERATIONS

For federal income tax purposes:

     o An election will be made to treat the trust fund as a "real estate mortgage investment conduit" or REMIC

     o The Class A Certificates will be "regular interests" in the REMIC and will be treated as debt instruments of the REMIC

     o The Class R Certificates will represent the beneficial ownership of the sole class of "residual interest" in the REMIC.


     WE REFER YOU TO "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THIS PROSPECTUS FOR ADDITIONAL INFORMATION.

ERISA CONSIDERATIONS


     The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, or ERISA, can limit investments by certain pension and other employee benefit plans. For example, the acquisition of certain certificates may be considered a "prohibited transaction" under ERISA. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of the Class A Certificates. If you are a fiduciary of a pension or other employee benefit plan which is subject to ERISA, you should consult with your counsel regarding the applicability of the provisions of ERISA and the tax code before purchasing a Class A Certificate.

     WE REFER YOU TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS FOR ADDITIONAL INFORMATION.

LEGAL INVESTMENT CONSIDERATIONS


     The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only first mortgages, and not second mortgages. Because the pool of mortgage loans owned by the trust fund includes second mortgage loans, the certificates will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or "mortgage related securities" and will be unable to invest in the Class A Certificates.


     WE REFER  YOU TO "LEGAL  INVESTMENT  CONSIDERATIONS"  IN THIS  PROSPECTUS
     SUPPLEMENT AND "LEGAL INVESTMENT" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

CERTIFICATE RATING

     The Trust Fund will not issue the Class A Certificates unless they receive the following ratings:

     ___ by _________________
     ___ by _________________

     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

     WE REFER YOU TO "RATINGS" AND "RISK FACTORS--RATING of THE SECURITIES" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.




                                 RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY CERTIFICATES

          LIMIT ON LIQUIDITY OF CERTIFICATES. Issuance of certificates in book-entry form may reduce the liquidity of such certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          LIMIT ON Ability TO TRANSFER OR PLEDGE. Since transactions in the book-entry certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate representing the book-entry certificates.

          DELAYS IN DISTRIBUTIONS. You may experience some delay in the receipt of distributions on the book-entry certificates since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY CERTIFICATE" IN THIS PROSPECTUS SUPPLEMENT.

BALLOON LOAN RISK

     Balloon loans pose a risk because a borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you will suffer a loss if the certificate insurer fails to perform its obligations under the policy. Approximately ___% of the mortgage loans are balloon loans.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the certificate insurer fails to perform its obligations under the certificate insurance policy.

     WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF LOANS--FORECLOSURE" IN THE PROSPECTUS.

PREPAYMENTS AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT

     The yield to maturity on your certificates will be directly related to the rate of principal payments on the mortgage loans. Please consider the following:

          Mortgagors may fully or partially prepay their mortgage loan at any time. However, some mortgage loans require that the mortgagor pay a fee with any prepayment. This may result in the rate of prepayments being slower than otherwise be the case.

          All the mortgage loans contain due-on-sale provisions. Due-on-sale provisions require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. Generally, the master servicer will enforce the due-on-sale provision unless prohibited by applicable law.

          The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

          We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.

         WE REFER YOU TO "PREPAYMENT AND YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

CERTIFICATE RATING BASED PRIMARILY ON CLAIMS-PAYING ABILITY OF THE CERTIFICATE INSURER

         The rating on the certificates depends primarily on the claim's paying ability of the certificate insurer. Therefore, a reduction of the rating assigned to the claims-paying ability of the certificate insurer may have a corresponding reduction on the ratings assigned to the certificates. A reduction in the rating assigned to the certificates would reduce the market value of the certificates and may affect your ability to sell them. In general, the rating on your certificate addresses credit risk and does not address the likelihood of prepayments.

         WE REFER YOU TO "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

LIEN PRIORITY COULD RESULT IN PAYMENT DELAY AND LOSS

         Some of the mortgage loans are secured by mortgages which are junior in priority. For mortgage loans in the trust fund secured by first mortgages, the master servicer may consent under certain circumstances to a new first priority lien regardless of the principal amount, which has the effect of making the first mortgage a junior mortgage. Mortgage loans that are secured by junior mortgages will receive proceeds from a sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the mortgage loan in the trust fund and the certificate insurer fails to perform its obligations under the policy, then:

          there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and

          you may incur a loss if a deficiency judgment cannot be obtained.

DISTRIBUTIONS AND RIGHTS OF INVESTORS ADVERSELY AFFECTED BY INSOLVENCY OF SELLER

         The sale of the mortgage loans from the seller to the trust will be treated by the seller and the trust as a sale of the mortgage loans. If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller, may argue that the transaction between the seller and the trust is a pledge of mortgage loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in distributions to you.

         [The seller will maintain possession of the documentation relating to each mortgage and no assignment of any mortgage is required to be recorded in the name of the trustee, unless the seller's long-term debt rating is reduced below [describe]. Within 30 days of any such occurrence, the seller is required to deliver the mortgage documents to the trustee and to either record the assignments or deliver a legal opinion to the effect that recordation of such assignments is not necessary in order to perfect the interest of trust in the mortgages. Prior to delivery and recording, the interest of the trustee in the mortgages, the mortgage notes and any proceeds from the mortgage loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of the seller.

         In an insolvency proceeding of the seller, if the mortgage notes have not been delivered to the trustee and the mortgages have not been assigned of record in the real property recording office to the trustee, the trust may be a general unsecured creditor of the seller. If the trust were determined to be a general unsecured creditor of the seller, the mortgages, the mortgage notes and the proceeds thereof would not be available to make payments on the certificates.

INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE REDUCED

          PREPAYMENTS OF PRINCIPAL MAY REDUCE INTEREST PAYMENTS. If a mortgagor fully prepays a mortgage loan, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. This may result in an interest shortfall. The master servicer is obligated to pay that interest shortfall, without any right of reimbursement, up to the amount of its servicing fee for that month. If the servicing fee is insufficient to pay such interest shortfalls attributed to prepayments, they will be covered by the certificate insurance policy.

          CERTAIN INTEREST SHORTFALLS ARE NOT COVERED BY THE MASTER SERVICER OR THE CERTIFICATE INSURANCE POLICY. The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. Neither the master servicer nor the certificate insurer will pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940.

RISK OF LOSSES AS A RESULT OF GEOGRAPHIC CONCENTRATION

         [The mortgaged properties relating to the mortgage loans are located in __ states and the District of Columbia. However, __% of the mortgaged properties (by principal balance as of the cut-off date) are located in Ohio. If Ohio experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally then, the mortgage loans may experience higher rates of delinquencies and foreclosures than would otherwise be the case.]

[RISK OF PREPAYMENT DUE TO SUBSEQUENT MORTGAGE LOANS

         The trust will buy additional mortgage loans from the seller until _______. The seller will sell mortgage loans to the trust if it has mortgage loans to sell. The ability of the seller to originate and acquire additional mortgage loans is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. If the full amount deposited in the pre-funding accounts for the purpose of purchasing additional mortgage loans cannot be used for that purpose within [three] months from the closing date, any remaining amounts will be paid to you as a prepayment on the certificates.]

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

         As is the case with most companies using computers in their operations, the master servicer is faced with the task of preparing for year 2000. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the master servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Major computer system failure or miscalculations may occur as a result. The master servicer is presently engaged in various procedures to ensure that their computer systems and software will be year 2000 compliant.

         However, if the master servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the master servicer could be materially adversely affected. This could result in delays in processing payments on the mortgage loans and cause a related delay in distributions to you.






                            THE CERTIFICATE INSURER

         The information set forth in this section and in the financial statements of t[_____], the certificate insurer (the "Certificate Insurer") set forth in Appendix A and Appendix B hereto have been provided by the Certificate Insurer. No representation is made by the Underwriter, the Seller, the Master Servicer or any of their affiliates as to the accuracy or completeness of any such information.

         _____________ is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in all [50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam].

         The  tables  below  present  selected  financial  information  of the
Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                           SAP
           ---------------------------------------------------------------------
                  DECEMBER 31, 1996                    QUARTERLY REPORT
           --------------------------------    ---------------------------------
                      (AUDITED)                          (UNAUDITED)
                                      (IN MILLIONS)



                                           GAAP
           ---------------------------------------------------------------------
                  DECEMBER 31, 1996                    QUARTERLY REPORT
           --------------------------------    ---------------------------------
                      (AUDITED)                          (UNAUDITED)
                                      (IN MILLIONS)




          Audited financial statements of the Certificate Insurer as of December 31, [____] and [____] and for each of the three years in the period ended December 31, [____] are included herein as Appendix A. Unaudited financial statements of the Certificate Insurer for the [ ]-month period ended [ ] are included herein as Appendix B. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Certificate Insurer's 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Certificate Insurer.

          A copy of the Annual Report on Form 10-K is available from the Certificate Insurer or the Securities and Exchange Commission. The address of the Certificate Insurer is ________.

          The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Certificate Insurer set forth under the headings "DESCRIPTION OF THE CERTIFICATES--The Policy" and in Appendices A and B.

          Moody's Investors Service, Inc. ("Moody's") rates the claims paying ability of the Certificate Insurer "Aaa".

          Standard  &  Poor's  Rating   Services  rates,  a  division  of  The
McGraw-Hill  Companies,   Inc.  ("S&P")  the  claims  paying  ability  of  the
Certificate Insurer "AAA".

          Fitch IBCA, Inc. ("Fitch") rates the claims paying ability of the Certificate Insurer "AAA".

          Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

          The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

                              THE PROVIDENT BANK

          The Provident Bank ("Provident"), as Master Servicer (the "Master Servicer") will be responsible for servicing the Mortgage Loans for the Trust Fund in accordance with the terms of the pooling and servicing agreement (the "Agreement") to be dated as of _____, 199_, between Provident, as seller (the "Seller") and Master Servicer, and ________, as trustee (the "Trustee"). [Beginning on _______________, __________________________ (the "Subservicer"
will service the Mortgage Loans for Provident pursuant to a Subservicing Agreement, dated as of _____________, 199__, between Provident and the Subservicer. The terms and conditions of the Subservicing Agreement are consistent with and do not violate the provisions of the Agreement. Such subservicing does not relieve Provident from any of its obligations to service the Mortgage Loan in accordance with the terms and conditions of the Agreement.] See "--Servicing and Collection Procedures."

          Provident is the principal banking subsidiary of Provident Financial Group, Inc., a Cincinnati based bank holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky and Southeastern Indiana. As of ______________, Provident Financial Group, Inc. had total assets of $____ billion, net loans of $_____ billion, deposits of $_____ billion and total shareholders' equity of $____ million. For the fiscal year ended ________________, Provident Financial Group, Inc. had net earnings of $____ million. At _________________, Provident Financial Group, Inc.'s tier 1 and total capital ratios were _____% and _____%, respectively. Provident represents approximately __% of Provident Financial Group, Inc.'s assets.

CREDIT AND UNDERWRITING GUIDELINES

          The following is a description of the underwriting guidelines customarily employed by Provident with respect to Mortgage Loans which it purchases or originates. Each Mortgage Loan was underwritten according to these guidelines. Provident believes its standards are consistent with those utilized by similar lenders generally. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. In certain cases, loans may be made outside of those guidelines with the prior approval of an underwriting manager of Provident.

          Provident generally originates or purchases loans which either fully amortize over a period not to exceed 360 months or provide for amortization over a 360 month schedule with a "balloon" payment required at the maturity date, which will not be less than fifteen (15) years after origination. The loan amounts generally range from a minimum of $10,000 to a maximum of $500,000 unless a higher amount is specifically approved by a senior official of Provident. Provident primarily originates or purchases non-purchase money first or second mortgage loans although Provident also originates certain purchase money first mortgages.

          The homes used for collateral to secure the loans may be either primary residential (which includes second and vacation homes) or investor owned one- for four-family homes, condominiums, townhouses or manufactured housing. Generally, each home must have a minimum appraised value as described below. Mobile housing or agricultural land are not accepted as collateral. In some cases, the loan may be secured by the owner-occupied residence plus additional collateral.

         Each property proposed as security for a loan must be appraised not more than six months prior to the date of such loan. The Combined Loan-to-Value Ratio of the first and second mortgages generally may not exceed 85%. If a prior mortgage exists, Provident first reviews the first mortgage history. If it contains open-end, advance or negative amortization provisions, the maximum potential first mortgage balance is used in calculating the combined loan-to-value ratio which determines the maximum loan amount.

          For Provident's full documentation process, each mortgage applicant must provide, and Provident must verify, personal financial information. The applicant's total monthly obligations (which includes principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 60% of the applicant's gross monthly income. Applicants who are salaried employees must provide current employment information in addition to two recent years of employment history and Provident verifies this information. Verifications are based on written confirmation from employers or a combination of the two most recent pay stubs, the two most recent years' W-2 tax forms and telephone confirmation from the employer. Self-employed applicants must be self-employed in the same field for a minimum of two years and must provide signed copies of complete federal income tax returns (including schedules) filed for the most recent two years.

          For Provident's non-income verifier program, proof of one year history of employment plus proof of current self-employed status is required. The applicant's debt-to-income ratio is calculated based on income as certified by the borrower on the application and must be reasonable. The maximum combined loan-to-value ratio may not exceed 80% for the non-income verifier program.

          A credit report by an independent credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and similar adverse credit practices that can be discovered by a search of public records. If the report is obtained more than 60 days prior to the loan closing, the lender must determine that the reported information has not changed. Written verification is obtained of any first mortgage balance if not reported in the credit bureau.

          Generally, the applicant should have an acceptable credit history given the amount of equity available, the strength of the applicant's employment history and the level of the applicant's income to debt obligations. The rescission period (generally, a period of three days) must have expired prior to funding a loan. The rescission period may not be waived by the applicant except as permitted by law. Either an ALTA title insurance policy or an attorney's opinion of title is required for all loans.

          The applicant is required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the home equity loan exceeds replacement value, insurance equal to replacement value may be accepted. Provident must ensure that its name and address is properly added to the "Mortgage Clause" of the insurance policy. In the event Provident's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required.

          Provident's credit underwriting guidelines require that any major deferred maintenance on any property must be cured from the proceeds of the loan.

SERVICING AND COLLECTION PROCEDURES

          The following is a description of the servicing policies and procedures customarily and currently employed by Provident with respect to the portion of its mortgage loan portfolio which it services. Provident intends to service the Mortgage Loans in accordance with these policies and procedures and in accordance with the Agreement. Provident revises such policies and procedures from time to time, based upon its business judgment, in connection with changes in economic and market conditions, the mortgage loan portfolio and applicable laws and regulations. Provident advises new borrowers of its policies and procedures and of all appropriate phone numbers and addresses for Provident's servicing personnel through an introductory courtesy call.

          Servicing of Provident's mortgage loan portfolio is conducted through its principal office in Cincinnati, Ohio. Centralized controls and standards have been established by Provident for the servicing and collection of mortgage loans in its portfolio. Servicing includes, but is not limited to, post-closing loan processing, payment processing, customer service, collections and liquidations.

          Borrowers are billed monthly in advance of the date on which mortgage payments are due. Provident's collection policy emphasizes working with borrowers in default in an effort to bring payments current and to avoid foreclosures. If timely payment is not received, collection procedures are generally initiated within 5 days after the due date. Initial collection procedures involve attempting to contact the borrower, on a two-day call schedule, by telephone to make payment arrangements. Telephone contacts continue on that schedule until the mortgage loan is brought current, other payment arrangements are made or Provident determines to take other action. A standard form letter is utilized when a mortgage loan becomes 30 days delinquent. This letter sets forth Provident's collection options as well as the borrower's options for curing the delinquency.

          Regulations and practices regarding the liquidation of properties (E.G., foreclosure) and the rights of the borrower in default vary greatly from state to state. Provident will decide that liquidation is the appropriate course of action only if a delinquency cannot otherwise be cured. Generally, Provident commences foreclosure proceedings when a loan becomes 60 days delinquent. If Provident determines that purchasing a property securing a mortgage loan will minimize the loss associated with it, Provident may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

          Any realization from the sale of foreclosed property is taken as a recovery. After Provident acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, an approved realtor is selected to list and advertise the property for sale.

          Provident's foreclosure on property securing a junior mortgage loan will be subject to any senior mortgages. If any senior mortgage loan is in default after Provident has initiated its foreclosure action, Provident may advance funds to keep such senior mortgage loan current until such time as Provident satisfies such senior mortgage loan. Such amounts are added to the balance of the mortgage loan. In the event that foreclosure proceedings have been instituted on any senior mortgage prior to the initiation of Provident's foreclosure action, Provident will either satisfy the senior mortgage loan at the time of the foreclosure sale or take other action to protect its interest in the related property.

DELINQUENCY EXPERIENCE

          The following table sets forth Provident's delinquency experience on its serving portfolio of home equity loans (which includes home equity loans subserviced by others for Provident) similar to the Mortgage Loans for the periods indicated. There can be no assurance that the delinquency experience on the Mortgage Loans will be consistent with the historical information provided below. Accordingly, this information should not be considered to reflect the credit quality of the Mortgage Loans included in the Trust Fund, or a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the closed-end fixed and adjustable rate mortgage loans in Provident's servicing portfolio.

          The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Provident's mortgage loan portfolio during the periods shown. Accordingly, delinquency as a percentage of aggregate principal balance of mortgage loans serviced for each period may be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the mortgage loans in Provident's mortgage loan portfolio are not fully seasoned, the delinquency information for such an isolated group would also be distorted to some degree.

          The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the Mortgage Loans for the quarters ended [September 30, 1997], [December 31, 1997], [March 31, 1998] and [June 30, 1998].


                                                              QUARTER ENDED

                           JUNE 30, 1998         MARCH 31, 1998        DECEMBER 31, 1997      SEPTEMBER 30, 1997

                         NUMBER      DOLLAR    NUMBER     DOLLAR      NUMBER     DOLLAR      NUMBER      DOLLAR
                         OF LOANS    AMOUNT   OF LOANS    AMOUNT     OF LOANS    AMOUNT    OF LOANS      AMOUNT

----------------------

Portfolio...........
----------------------

Delinquency
percentage
   (1)(2)
----------------------

   30-59 days.......
----------------------

   60-89 days.......
----------------------

   90 days or more..
----------------------

Total...............

--------------------------------------------------------------------------------

(1) The delinquency percentage represents the number and principal balance of mortgage loans with payments contractually past due.

(2) Includes properties in foreclosure, delinquent bankruptcies and real estate owned.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The statistical information presented in this prospectus supplement (the "Prospectus Supplement") is only with respect to the Mortgage Loans and describes the Mortgage Loans in loan group 1 ("Loan Group 1") and the Mortgage Loans in loan group 2 ("Loan Group 2" and each, a "Loan Group") and is based on the characteristics of such Loan Group as of _______, 199_, (the "Cut-Off Date").

         The Mortgage Loans are divided into two Loan Groups. Loan Group 1 consists of Mortgage Loans with fixed interest rates. Loan Group 2 consists of Mortgage Loans with adjustable interest rates. With respect to any date, the "Loan Group 1 Principal Balance" and the "Loan Group 2 Principal Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, as of such date. The Loan Group 1 Principal Balance and the Loan Group 2 Principal Balance are each sometimes referred to herein as a "Loan Group Principal Balance."

         The Mortgage Loans to be purchased by the Trust Fund will be originated or purchased by Provident and sold by Provident to the Trust Fund.

         The mortgage pool (the "Mortgage Pool") consists of mortgage loans (the "Mortgage Loans") with an aggregate Principal Balance as of the Cut-Off Date of $ (the "Cut-Off Date Pool Principal Balance"). The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance minus all collections applied in reduction of the Cut-Off Date Principal Balance of such Mortgage Loan. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate of the Principal Balances of all the Mortgage Loans as of such date. The Mortgage Pool consists of fixed and adjustable rate mortgage loans with remaining terms to stated maturity of not more than months (including both fully amortizing and Balloon Loans). Approximately % of the Mortgage Loans (by Cut-Off Date Pool Principal Balance) were 30 to 59 days delinquent. No Mortgage Loan was more than 59 days delinquent as of the Cut-Off Date. With respect to the Mortgage Loans, the average Cut-Off Date Principal Balance was $ , and the minimum Cut-Off Date Principal Balance was $ , the maximum Cut-Off Date Principal Balance was $ . Interest on each Mortgage Loan is payable monthly on the outstanding Principal Balance thereof at a rate per annum ("Loan Rate") specified in the related Mortgage Note. The minimum Loan Rate and the maximum Loan Rate on the Cut-Off Date were % and % per annum, respectively, and the weighted average Loan Rate as of the Cut-Off Date was % per annum. The weighted average Loan-to-Value Ratio (as defined herein) of the Mortgage Loans was % as of the Cut-Off Date. Approximately % of the Mortgage Loans (by Cut-Off Date Pool Principal Balance) are Balloon Loans. "Balloon Loans" are mortgage loans in which borrowers are not required to make monthly payments of principal that will fully amortize such mortgage loan by their maturity. Each Mortgage Loan was originated on or after . The remaining terms to stated maturity as of the Cut-Off Date of the Mortgage Loans range from months to months; the weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-Off Date is months. In no event will more than 5% of the Cut-Off Date Pool Principal Balance of the Mortgage Pool deviate from the characteristics of the Mortgage Loans described herein.

         The Mortgage Loans provide that interest is charged to the borrowers thereunder, and payments are due from such borrowers, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the borrowers on the Mortgage Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

LOAN GROUP 1 STATISTICS

         The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages set forth herein with respect to the Mortgage Loans in Loan Group 1 are percentages of the Cut-Off Date Loan Group 1 Principal Balance.

         The Mortgage Loans in Loan Group 1 consist of ___ loans, and the related mortgaged properties (the "Mortgaged Properties") are located in __ states and the District of Columbia. As of the Cut-Off Date, the Mortgage Loans in Loan Group 1 had an aggregate Principal Balance of $__________ (the "Cut-Off Date Loan Group 1 Principal Balance"), the maximum Principal Balance of any of the Mortgage Loans in Loan Group 1 was $__________, the minimum Principal Balance thereof was $________, and the Principal Balance of such Mortgage Loans averaged $_________. As of the Cut-Off Date, the Loan Rates on the Mortgage Loans in Loan Group 1 ranged from ____% to _____% per annum, and the weighted average Loan Rate for Mortgage Loans in Loan Group 1 was ______% per annum. As of the Cut-Off Date, the original term to stated maturity of each Mortgage Loans in Loan Group 1 was ___ months, the remaining term to stated maturity ranged from ___ months to ___ months, the weighted average remaining term to stated maturity was ___ months and the Loan-to-Value Ratio (as defined below) ranged from % to % with a weighted average Loan-to-Value Ratio of %. All of the Mortgage Loans in Loan Group 1 are secured by first liens. % of the Mortgage Loans in Loan Group 1 require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates, and % of the Mortgage Loans in Loan Group 1 are Balloon Loans.






                 CUT-OFF DATE LOAN GROUP 1 PRINCIPAL BALANCES

Range of Cut-Off              Number of           Cut-Off Date         % of Cut-Off Date
Date Principal Balances       Mortgage Loans      Loan Group 1         Loan Group 1
                                                  Principal Balance    Principal Balance







                      GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                 LOAN GROUP 1

State         Number of          Cut-Off Date                 % of Cut-Off Date
              Mortgage Loans     Loan Group 1                 Loan Group 1
                                 Principal Balance            Principal Balance







                            LOAN-TO-VALUE RATIOS(1)
                                 LOAN GROUP 1

Loan-to-Value Ratio     Number of         Cut-Off Date       % of Cut-Off Date
                        Mortgage Loans    Loan Group 1       Loan Group 1
                                          Principal Balance  Principal Balance















-------------------------------------------------------------------------------
(1) The Loan-to-Value Ratios ("Loan-to-Value Ratio") shown above are equal, with respect to each Mortgage Loan, to (i) the original principal balance of such Mortgage Loan at the date of origination divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan or (b) the purchase price of such Mortgaged Property if the Mortgage Loan proceeds from such Mortgage Loan are used to purchase such Mortgaged Property.






                                  LOAN RATES
                                 LOAN GROUP 1

Loan Rates    Number of            Cut-Off Date           % of Cut-Off Date
              Mortgage Loans       Loan Group 1           Loan Group 1
                                   Principal Balance      Principal Balance





















                       ORIGINAL TERM TO STATED MATURITY
                                 LOAN GROUP 1

Original Term to      Number of          Cut-Off Date          % of Cut-Off Date
Stated Maturity       Mortgage Loans     Loan Group 1          Loan Group 1
                                         Principal Balance     Principal Balance











                      REMAINING MONTHS TO STATED MATURITY
                                 LOAN GROUP 1

Remaining Term to    Number of           Cut-Off Date         % of Cut-Off Date
Stated Maturity      Mortgage Loans      Loan Group 1         Loan Group 1
                                         Principal Balance    Principal Balance














                           MONTHS SINCE ORIGINATION
                                 LOAN GROUP 1

Months Since Origination      Number of         Cut-Off Date          % of Cut-Off Date
                              Mortgage Loans    Loan Group 1          Loan Group 1
                                                Principal Balance     Principal Balance


















                                 PROPERTY TYPE
                                 LOAN GROUP 1

Property Type      Number of           Cut-Off Date          % of Cut-Off Date
                   Mortgage Loans      Loan Group 1          Loan Group 1
                                       Principal Balance     Principal Balance













                                OCCUPANCY TYPE
                                 LOAN GROUP 1

Occupancy Type       Number of          Cut-Off Date         % of Cut-Off Date
                     Mortgage Loans     Loan Group 1         Loan Group 1
                                        Principal Balance    Principal Balance












         [CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         The Agreement permits the Trust Fund to purchase from Provident, subsequent to the date hereof and prior to _______, 19__, Subsequent Mortgage Loans in an amount not to exceed approximately $________ in aggregate principal balance for inclusion in the Trust Fund. Each Subsequent Mortgage Loan will have been originated or purchased by Provident in accordance with the underwriting guidelines set forth above under "Underwriting and Credit Guidelines." Accordingly, the statistical characteristics of the Mortgage Pool set forth above are based exclusively on the Initial Mortgage Loans and the statistical characteristics of the Mortgage Pool after giving effect to the acquisition of any Subsequent Mortgage Loans will likely differ from the information specified herein. The date on which Provident transfers a Subsequent Mortgage Loan to the Trust Fund shall be referred to herein as the "Subsequent Transfer Date".

         In any event, each conveyance of Subsequent Mortgage Loans will be subject to, among other things, the following conditions: (i) such Subsequent Mortgage Loans must (a) satisfy the eligibility criteria set forth in the prospectus (the "Prospectus") under "The Loan Program--Representations by Sellers; Repurchases" and (b) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement; (ii) such Subsequent Mortgage Loan must not have been selected by either the Seller or Provident in a manner that it believes is adverse to the interests of the Certificateholders, (iii) no Subsequent Mortgage Loan may be ___ or more days contractually delinquent as of the applicable Cut-Off Date; (iv) no Subsequent Mortgage Loan may have a remaining term to maturity in excess of ___ years;
(v) no Subsequent Mortgage Loan may have a Mortgage Rate less than ____%; (vi) following the purchase of such Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (a) will have a weighted average Mortgage Rate of at least ____%; (b) will have a weighted average Loan-to-Value Ratio of not more than
____%; (c) will not have a weighted average remaining term to stated maturity of more than ____ months; and (d) will, in each case, have a principal balance in excess of $_______ as of the Cut-Off Date; (vii) Provident [and the Trustee shall not have been notified by either Rating Agency that the conveyance of such Subsequent Mortgage Loans will result in a qualification, modification or withdrawal of its then-current rating of any class of Certificates] [shall have notified each Rating Agency of such conveyance as required by the Agreement]; and (viii) the Trustee shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the transfer agreements relating to such conveyance of such Subsequent Mortgage Loans.] All Subsequent Mortgage Loans shall be added from a specified group of Mortgage Loans.]

LOAN GROUP 2 STATISTICS

         The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages set forth herein with respect to the Mortgage Loans in Loan Group 2 are percentages of the Cut-Off Date Loan Group 2 Principal Balance.

         The Mortgage Loans in Loan Group 2 bear interest rates that adjust based on the London interbank offered rate for six-month United States dollar deposits.

         The Mortgage Loans in Loan Group 2 consist of _____ loans, and the related Mortgaged Properties are located in 22 states and the District of Columbia. As of the Cut-Off Date, the Mortgage Loans in Loan Group 2 had an aggregate Principal Balance of $______________ (the "Cut-Off Date Loan Group 2 Principal Balance"), the maximum Principal Balance of any of the Mortgage Loans in Loan Group 2 was $__________, the minimum Principal Balance thereof was $________ and the Principal Balance of such Mortgage Loans averaged $_________. As of the Cut-Off Date, the Loan Rates on the Mortgage Loans in Loan Group 2 ranged from ____% to _____% per annum, and the weighted average Loan Rate for Mortgage Loans in Loan Group 2 was _____% per annum. As of the Cut-Off Date, the original term to stated maturity of the Mortgage Loans in Loan Group 2 was ___ months, the remaining term to stated maturity ranged from ___ months to ___ months, the weighted average remaining term to stated maturity was ___ months and the Loan-to-Value Ratio (as defined below) ranged from % to % with a weighted average Loan-to-Value Ratio of %. The Mortgage Loans in Loan Group 2 had stated maturities ranging from to . [All] of the Mortgage Loans in Loan Group 2 require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates. All of the Mortgage Loans in Loan Group 2 have Loan Rates which adjust semi-annually. All of the Mortgage Loans in Loan Group 2 have minimum and maximum Loan Rates. The weighted average minimum Loan Rate of the Mortgage Loans in Loan Group 2 is approximately % per annum, with minimum Loan Rates that range from approximately % per annum to % per annum. The weighted average maximum Loan Rate of the Mortgage Loans in Loan Group 2 is approximately % per annum, with maximum Loan Rates that range from approximately % per annum to % per annum. The Mortgage Loans in Loan Group 2 have a weighted average gross margin of approximately % per annum, with gross margins that range from approximately % per annum to % per annum. The Mortgage Loans in Loan Group 2 have a weighted average periodic cap of approximately % per annum, with periodic caps that range from approximately % per annum to % per annum. % of the Mortgage Loans in Loan Group 2 adjust after [one] year; % of the Mortgage Loans in Loan Group 2 adjust after [three] years; % of the Mortgage Loans in Loan Group 2 adjust after [five] years. The weighted average number of months to the next reset date of the Mortgage Loans in Loan Group 2 is approximately , with a maximum number of months of and a minimum number of months of .






                 CUT-OFF DATE LOAN GROUP 2 PRINCIPAL BALANCES

Range of Cut-Off          Number of        Cut-Off Date       % of Cut-Off Date
Date Principal Balances   Mortgage Loans   Loan Group 2       Loan Group 2
                                           Principal Balance  Principal Balance






                      GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                 LOAN GROUP 2

State       Number of          Cut-Off Date                 % of Cut-Off Date
            Mortgage Loans     Loan Group 2                 Loan Group 2
                               Principal Balance            Principal Balance


























-------------------------------------------------------------------------------
(1) Determined by property address designated as such in the related Mortgage.






                            LOAN-TO-VALUE RATIOS(1)
                                 LOAN GROUP 2

Loan-to-Value Ratio     Number of        Cut-Off Date        % of Cut-Off Date
                        Mortgage Loans   Loan Group 2        Loan Group 2
                                         Principal Balance   Principal Balance






















-------------------------------------------------------------------------------
(1) The Loan-to-Value Ratios ("Loan-to-Value Ratio") shown above are equal, with respect to each Mortgage Loan, to (i) the original principal balance of such Mortgage Loan at the date of origination divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan or (b) the purchase price of such Mortgaged Property if the Mortgage Loan proceeds from such Mortgage Loan are used to purchase such Mortgaged Property.






                                  LOAN RATES
                                 LOAN GROUP 2

Loan Rates     Number of           Cut-Off Date         % of Cut-Off Date
               Mortgage Loans      Loan Group 2         Loan Group 2
                                   Principal Balance    Principal Balance


















                       ORIGINAL TERM TO STATED MATURITY
                                 LOAN GROUP 2

Original Term to    Number of         Cut-Off Date         % of Cut-Off Date
Stated Maturity     Mortgage Loans    Loan Group 2         Loan Group 2
                                      Principal Balance    Principal Balance















                      REMAINING MONTHS TO STATED MATURITY
                                 LOAN GROUP 2

Remaining Term to   Number of          Cut-Off Date        % of Cut-Off Date
Stated Maturity     Mortgage Loans     Loan Group 2        Loan Group 2
                                       Principal Balance   Principal Balance










                           MONTHS SINCE ORIGINATION
                                 LOAN GROUP 2

Months Since Origination      Number of                     Cut-Off Date                 % of Cut-Off Date
                              Mortgage Loans                Loan Group 2                 Loan Group 2
                                                            Principal Balance            Principal Balance
















                                 PROPERTY TYPE
                                 LOAN GROUP 2

Property Type      Number of         Cut-Off Date          % of Cut-Off Date
                   Mortgage Loans    Loan Group 2          Loan Group 2
                                     Principal Balance     Principal Balance















                                OCCUPANCY TYPE
                                 LOAN GROUP 2

Occupancy Type     Number of        Cut-Off Date         % of Cut-Off Date
                   Mortgage Loans   Loan Group 2         Loan Group 2
                                    Principal Balance    Principal Balance









                                    MARGIN
                                 LOAN GROUP 2

Margin      Number of          Cut-Off Date                 % of Cut-Off Date
            Mortgage Loans     Loan Group 2                 Loan Group 2
                               Principal Balance            Principal Balance





























                                 LIFETIME CAP
                                 LOAN GROUP 2

Lifetime Cap    Number of          Cut-Off Date        % of Cut-Off Date
                Mortgage Loans     Loan Group 2        Loan Group 2
                                   Principal Balance   Principal Balance

















                                     FLOOR
                                 LOAN GROUP 2

Floor    Number of         Cut-Off Date                 % of Cut-Off Date
         Mortgage Loans    Loan Group 2                 Loan Group 2
                           Principal Balance            Principal Balance














                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller). The Mortgage Loans may be prepaid by the Mortgagors at any time. However, approximately __% of the Mortgage Loans are subject to prepayment penalties which vary from jurisdiction to jurisdiction.

         Prepayments, liquidations and purchases of the Mortgage Loans in a Loan Group (including any optional purchase by the Master Servicer of the remaining Mortgage Loans in connection with the termination of the Trust Fund) will result in distributions on the related Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which a Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Mortgage Loans.

         The rate of prepayment on the Mortgage Loans cannot be predicted. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on loans. All of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in the Loan Group 1 is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         All of the Mortgage Loans in the Loan Group 2 are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

         In addition to the foregoing factors affecting the weighted average life of the Class A Certificates, the use of Excess Spread to pay principal of the Class A Certificates of the related Certificate Group to the extent required by the Agreement will result in the acceleration of the Class ___ and Class ___ Certificates, as applicable, relative to the amortization of the Mortgage Loans in the related Loan Group in early months of the transaction as well as, with respect to Group 1 Certificates, accelerating the first date on which each other Class of Group 1 Certificates will begin to receive distributions of principal than would otherwise be the case. This acceleration feature creates overcollateralization which results from the excess of the aggregate Principal Balance of Mortgage Loans in a Loan Group over the Aggregate Class A Principal Balance of the related Certificate Group. Once the required level of overcollateralization for a Certificate Group is reached, the acceleration feature for such Certificate Group will cease, unless necessary to maintain the required level of overcollateralization for such Certificate Group. See "DESCRIPTION OF THE CERTIFICATES--Overcollateralization Provisions."

WEIGHTED AVERAGE LIVES

         Generally, greater than anticipated prepayments of principal will increase the yield on the Class A Certificates purchased at a price less than par and will decrease the yield on the Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

         The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any class of Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including, with respect to the Group 1 Certificates, final payments made upon the maturity of Balloon Loans.

         Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes a conditional prepayment rate ("CPR") of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.45% (precisely 16/11) (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes a conditional prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, [200]% Prepayment Assumption assumes prepayment rates equal to [200]% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Provident believes that no existing statistics of which it is aware provide a reliable basis for holders of the Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below, (ii) the Closing Date for the Class A Certificates is ________________, (iii) distributions on the Class A Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in _____________ and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month (with no defaults), commencing in _______________, (v) the Mortgage Loans' prepayment rates are a multiple of the Prepayment Assumption, (vi) all prepayments are prepayments in full received on the last day of each month (commencing ______________) and include 30 days' interest thereon, (vii) no optional termination is exercised,
(viii) the Class A Certificates of each Class have the respective Certificate Rates and initial Class A Principal Balances as set forth herein, (ix) the overcollateralization levels are set initially as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement, [(x) with respect to pools of loans with an assumed Cut-Off Date of _________________, interest will be calculated at a rate of % per annum for one month], (xi) six-month LIBOR for each Interest Period will be % and (xii) one-month LIBOR for each Interest Period will be %.



Amortization      Principal   Loan Rate       Original              Original           Remaining Term
Methodology       Balance                     Amortization Term     Term to Maturity   to Maturity
                                              (months)              (months)           (months)
GROUP 1
   Balloon....... $
   Level Pay..... $
   Level Pay..... $


         Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each Class of Class A Certificates, and sets forth the percentages of the initial Class A Principal Balance of each such Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of Prepayment Assumption.


Amortization     Principal  Loan   Months    Gross     Maximum     Minimum     Original        Original   Remaining
Methodology      Balance    Rate   to Rate   Margin    Interest    Interest    Amortization    Term to    Term to
                                   Change              Rate        Rate        Term            Maturity   Maturity
                                                                                               (months)   (months)

GROUP 2
   Balloon....   $
   Level Pay...  $
   Level Pay...  $







           PERCENT OF INITIAL CLASS A PRINCIPAL BALANCE OUTSTANDING

           AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                              CLASS A-1                                   CLASS A-2
DISTRIBUTION DATE               %         %         %         %                  %         %         %         %
-----------------               -         -         -         -                  -         -         -         -
Initial                      100       100       100       100                100       100       100       100
   Percentage.......
Weighted Average
   Life (years)*....

--------------------------------------------------------------------------------
* ________ The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each distribution in reduction of the related Class A Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the highest related Principal Balance of the Certificate.


                                              CLASS A-3                                   CLASS A-4
DISTRIBUTION DATE               %         %         %         %                  %         %         %         %
-----------------               -         -         -         -                  -         -         -         -
Initial                      100       100       100       100                100       100       100       100
   Percentage.......
Weighted Average
   Life (years)*....

--------------------------------------------------------------------------------
* ________ The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each distribution in reduction of the related Class A Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the highest related Principal Balance of the Certificate.


                                              CLASS A-5                                   CLASS A-6
DISTRIBUTION DATE               %         %         %         %                  %         %         %         %
-----------------               -         -         -         -                  -         -         -         -
Initial                      100       100       100       100                100       100       100       100
   Percentage.......
Weighted Average
   Life (years)*....

--------------------------------------------------------------------------------
* ________ The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each distribution in reduction of the related Class A Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the highest related Principal Balance of the Certificate.

         These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.






                        DESCRIPTION OF THE CERTIFICATES

         The Home Equity Loan Asset - Backed Certificates, Series 199_-_ (the "Certificates") will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

         The Offered Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust Fund. The property of the trust fund (the "Trust Fund") will consist of, to the extent provided in the Agreement: (i) the Mortgage Loans; (ii) payments on the Mortgage Loans received on and after the Cut-Off Date (exclusive of payments in respect of interest on the Mortgage Loans due prior to the Cut-Off Date and received thereafter); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Distribution Account and funds on deposit therein (excluding net earnings thereon); and (v) rights under certain hazard insurance policies covering the Mortgaged Properties. In addition, Provident has caused the Certificate Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") for the benefit of the holders of the Class A Certificates, pursuant to which the Certificate Insurer will guarantee payments to such Certificateholders as described herein. Definitive Certificates (as defined below) will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         Each Mortgage Loan in the Trust Fund will be assigned to one of two mortgage loan groups ("Loan Group 1" and "Loan Group 2", respectively, and each a "Loan Group"). The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the "Group 1 Certificates") will represent undivided ownership interests in the Mortgage Loans assigned to Loan Group 1, all collections thereon (exclusive of payments in respect of interest on such Mortgage Loan due prior to the Cut-Off Date and received thereafter) and the proceeds thereof. The Class A-6 Certificates (the "Group 2 Certificates") will represent undivided ownership interests in the Mortgage Loans assigned to Loan Group 2, all collections thereon (exclusive of payments in respect of interest on such Mortgage Loans due prior to the Cut-Off Date and received thereafter) and the proceeds thereof. The principal amount of a Class of Class A Certificates (each, a "Class A Principal Balance") on any Distribution Date is equal to the applicable Class A Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such Class of Class A Certificates. On any date, the "Aggregate Class A Principal Balance" is, with respect to the Group 1 Certificates, the aggregate of the Class A Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and with respect to the Group 2 Certificates, the Class A Principal Balance of the Class A-6 Certificates.

         The Trust Fund will issue six classes (each, a "Class") of Class A Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates") and Class A-6 (the "Class A-6 Certificates") and one Class of subordinated Certificates (the "Class R Certificates"). Only the Class A Certificates (the "Offered Certificates") are being offered hereby. Each Class of Offered Certificates represents the right to receive payments of interest at the Certificate Rate for such Class and payments of principal as described below.

         The Person in whose name a Certificate is registered as such in the Certificate Register is referred to herein as a "Certificateholder."

         The "Percentage Interest" of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of such Certificate by the Class A Principal Balance for the related Class as of the Cut-Off Date.

         The Certificates will not be listed on any securities exchange.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold their Offered Certificates through the Depository Trust Company ("DTC") in the United States, or Cedel Bank SOCIETE ANONYME (the "CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for CEDEL and Chemical Bank ("Chemical") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal
Balances  of  $1,000  and in  multiples  of $1 in  excess  thereof.  Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate  Owners  will  not  receive  or be  entitled  to  receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors" and "Backup Withholding" herein and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC,  which is a New  York-chartered  limited  purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under  a  book-entry  format,  beneficial  owners  of the  Book-Entry
Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors" and "Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or Provident advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and Provident or the Trustee is unable to locate a qualified successor, (b) Provident, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined under "--Events of Servicing Termination), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Class A Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither Provident, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

         On ______________, (the "Closing Date"), Provident will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents (collectively, the "Related Documents"), including all payments received on or with respect to each such Mortgage Loan on or after the applicable Cut-Off Date (exclusive of payments in respect of interest on the Mortgage Loans due prior to the Cut-Off Date and received thereafter). The Trustee, concurrently with such transfer, will deliver the Certificates to Provident. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. The Mortgage Loan Schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, its Loan Rate as well as other information.

         [Under the terms of the Agreement, Provident will maintain possession of the documentation relating to each Mortgage Loan (the "Mortgage File") for so long as an Assignment Event has not occurred. Within 60 days of an Assignment Event, the Seller will cause as soon as practicable the Mortgage Files pertaining to each Mortgage Loan to be delivered to the Trustee. In the Agreement, the Trustee will acknowledge the assignment of the Mortgage Loans to the Trust Fund and Provident will agree to hold the Mortgage Files for and on behalf of the Trustee.]

         [An  "Assignment  Event" will occur on the 30th day following  either
(i) the occurrence and continuance of an Event of Default, (ii) the reduction of the Seller's long-term unsecured debt rating below "Baa2" by Moody's or "BBB" by S&P or Fitch or (iii) the suspension, termination or withdrawal of the Seller's long-term unsecured debt rating by Moody's or S&P.]

         Within 60 days of an Assignment Event, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller, the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust Fund as a real estate mortgage investment conduit ("REMIC") or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate, net of the Master Servicing Fee (if Provident is the Master Servicer), plus the amount of any unreimbursed Servicing Advances made by the Master Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The "Determination Date" is the eighteenth day of each month. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

         An "Eligible Substitute Mortgage Loan" is a Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of and not more than 5% less than the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) if such Defective Mortgage Loan is in Loan Group 2, have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan and have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; or
(iv) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust Fund; (v) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (vi) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution);
(vii) have an original Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; (viii) if such Defective Mortgage Loan is in Loan Group 2, have a Lifetime Rate Cap and a Periodic Rate Cap no lower than the Lifetime Rate Cap and Periodic Rate Cap, respectively, applicable to such Defective Mortgage Loan; and (ix) be of the same type of Mortgaged Property as the Defective Mortgage Loan or a detached single family residence. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Certificate Insurer.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal
Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Trust Fund, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Trust Fund, the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

         Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

         Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Master Servicer shall establish and maintain in the name of the Trustee a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Master Servicing Fee), the Master Servicer will deposit such amounts in the
Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than two Business Days prior to the next succeeding date on which amounts on deposit therein are required to be deposited in the Distribution Account.

         The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

         An "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, and whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of "A2" by Moody's and "A" by S&P, otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

         Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates. "Eligible Investments" are limited to (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;
(ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category; (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of the Rating Agencies in its highest unsecured short-term debt rating category; (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their highest short-term rating categories; (v) short term investment funds ("STIFS") sponsored by any trust company or bank incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their respective highest rating category of long term unsecured debt; (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has the rating specified by each Rating Agency; and (vii) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates, as evidenced by a letter to such effect from such Rating Agency and with respect to which the Master Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or
(b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

ADVANCES

         Not later than two Business Days prior to each Distribution Date, the Master Servicer will remit to the Trustee for deposit in the Distribution Account an amount, to be distributed on the related Distribution Date, equal to the sum of the interest accrued and principal due on each Mortgage Loan through the related Due Date but not received by the Master Servicer as of the close of business on the last day of the related Due Period (net of the Master Servicing Fee) (the "Monthly Advance"). Such obligation of the Master Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

         In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance".

         The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including
Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders.

         Notwithstanding the foregoing, the Master Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"). However, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account.

DISTRIBUTION DATES

         On the 25th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, commencing in ______________________, (each such day, a "Distribution Date"), the holders of the Offered Certificates will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priorities and in the amounts described below under "Priority of Distributions," an aggregate amount equal to the sum of (a) the Class Interest Distribution for each Class of Offered Certificates and (b) the Class A Principal Distribution for each Certificate Group. Distributions will be made
(i) in immediately available funds to holders of Offered Certificates, the aggregate principal balance of which is at least $1,000,000, by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee in accordance with the Agreement, or (ii) by check mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar").

DEPOSITS TO THE DISTRIBUTION ACCOUNT

         No later than one Business Day prior to each Distribution Date, the following amounts in respect of a Loan Group and the previous Due Period shall be deposited into the Distribution Account and shall constitute the "Available Funds" for the related Certificate Group for such Distribution Date: (i) payments of principal and interest on the Mortgage Loans in such Loan Group (net of amounts representing the Master Servicing Fee with respect to each Mortgage Loan in the related Loan Group and reimbursement for related Monthly Advances and Servicing Advances); (ii) Net Liquidation Proceeds and Insurance Proceeds with respect to the Mortgage Loans in such Loan Group (net of amounts applied to the restoration or repair of a Mortgaged Property); (iii) the Purchase Price for repurchased Defective Mortgage Loans with respect to the Mortgage Loans in such Loan Group and any related Substitution Adjustment Amounts; (iv) payments from the Master Servicer in connection with (a) Monthly Advances, (b) Prepayment Interest Shortfalls and (c) the termination of the Trust Fund with respect to the Mortgage Loans in such Loan Group as provided in the Agreement; and (v) any amounts paid under the Policy in respect of the related Certificate Group.

PRIORITY OF DISTRIBUTIONS

         On each Distribution Date the Trustee shall withdraw from the Distribution Account the sum of (a) the Available Funds with respect to the Group 1 Certificates and (b) the Available Funds with respect to the Group 2 Certificates (such sum, the "Amount Available"), and make distributions thereof as described below and to the extent of the Amount Available:

                  A. With respect to the Group 1 Certificates, the Available Funds with respect to such Certificate Group in the following order of priority:

                      (i) to the Trustee,  the Trustee fee for such Loan Group
                  for such Distribution Date;

                      (ii) to holders  of each Class of Group 1  Certificates,
                  an amount equal to the related Class Interest Distribution for such Distribution Date;

                           (iii) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificateholders, in that order, until the respective Class A Principal Balance of each such Class is reduced to zero, the related Class A Principal Distribution (other than the portion constituting the Distributable Excess Spread) for such Distribution Date; provided, however, that after the occurrence and continuance of an Insurer Default, such portion of the Class A Principal Distribution for the Group 1 Certificates will be distributed pro rata to the holders thereof based on the respective Class A Principal Balances;

                           (iv) to the Certificate  Insurer,  the amount owing
                  to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Group 1 Certificates; and

                           (v) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificateholders, in that order, until the respective Class A Principal Balance of each such Class is reduced to zero, the related Distributable Excess Spread for such Distribution Date; provided, however, that after the occurrence and continuance of an Insurer Default, such Distributable Excess Spread for the Group 1 Certificates will be distributed pro rata to the holders thereof based on the respective Class A Principal Balances.

                  B. With respect to the Group 2 Certificates, the Available Funds with respect to such Certificate Group in the following order of priority:

                      (i) to the Trustee,  the Trustee fee for such Loan Group
                  for such Distribution Date;

                           (ii) to the holders of the Class A-6  Certificates,
                  an amount equal to the Class Interest Distribution for the Class A-6 Certificates for such Distribution Date;

                           (iii) to the holders of the Class A-6 Certificates,
                  the Class A Principal Distribution for the Class A-6 Certificates (other than the portion constituting the Distributable Excess Spread);

                           (iv) to the Certificate  Insurer,  the amount owing
                  to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Group 2 Certificates; and

                           (v) to the  holders  of the Class A-6  Certificates
                  until the Class A-6  Principal  Balance  is reduced to zero, the related Distributable Excess Spread for such Distribution Date.

                  C. On any Distribution Date, to the extent Available Funds for a Certificate Group are insufficient to make the distributions specified above pursuant to the applicable subclause, Available Funds for the other Certificate Group remaining after making the distributions required to be made pursuant to the applicable subclause for such other Certificate Group shall be distributed to the extent of such insufficiency in accordance with the priorities for distribution set forth in the subclause above with respect to the Certificate Group experiencing such insufficiency.

                  D. After making the distributions referred to in subclauses A, B and C above, the Trustee shall make distributions in the following order of priority, to the extent of the balance of the Amount Available:

                      (i) to the Master  Servicer,  the amount of any  accrued
                  and unpaid Master Servicing Fee;

                      (ii) to the  Certificate  Insurer,  amounts owing to the
                  Certificate Insurer for reimbursement for prior draws made on the Policy;

                      (iii)   to  the   Master   Servicer,   the   amount   of
                  Nonrecoverable Advances not previously reimbursed;

                      (iv) to the Certificate Insurer, any other amounts owing
                  to the Certificate Insurer under the Insurance Agreement;

                      (v) to the Class A-6  Certificateholders,  the Class A-6
                  Interest Carryover; and

                      (vi) to the Class R Certificateholders, the balance.

         "Class A-6 Interest Carryover" means, with respect to any Distribution Date on which the Certificate Rate for the Class A-6 Certificates is based upon the Net Funds Cap, the excess of (i) the amount of interest the Class A-6 Certificates would be entitled to receive on such Distribution Date had such rate been calculated pursuant to the lesser of clause (A) and clause
(C) of the definition of Certificate Rate over (ii) the amount of interest the Class A-6 Certificates actually receives on such Distribution Date, plus accrued interest thereon at the rate determined pursuant to clause (i) above for such Distribution Date.

THE CERTIFICATE RATE

         The "Certificate Rate" for any Interest Period with respect to: the Class A-1 Certificates will be % per annum, the Class A-2 Certificates will be % per annum, the Class A-3 Certificates will be % per annum, the Class A-4 Certificates will be % per annum and the Class A-5 Certificates will be % per annum. "Interest Period " means, with respect to each Distribution Date and Group 1 Certificates, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month. "Interest Period " means, with respect to each Distribution Date and Group 2 Certificates, the period from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date. Interest in respect of any Distribution Date will accrue on the Group 1 Certificates during each Interest Period on the basis of a 360-day year consisting of twelve 30-day months.

The "Certificate Rate" with respect to the Class A-6 Certificates for an Interest Period will equal the least of (A) the sum of the LIBOR Rate plus ____% (or ____% for each Distribution Date occurring after the date on which the Master Servicer has the right to terminate the Trust Fund), (B) the Net Funds Cap for such Distribution Date and (C) ____% per annum. The "Net Funds Cap" for any Distribution Date shall equal the difference between (A) the average of the Loan Rates of the Mortgage Loans in Loan Group 2 as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date and (B) the sum of (i) the Master Servicing Fee Rate and the rate at which the Trustee Fee and the premium payable to the Certificate Insurer are calculated and (ii) commencing with the thirteenth Distribution Date, ___%. With respect to the Class A-6 Certificates, interest in respect of any Distribution Date will accrue during each Interest Period on the basis of a 360-day year and the actual number of days elapsed.

         The "LIBOR Rate" is the rate for United States dollar deposits for one month which appear on the Telerate Screen LIBO Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of any Interest Period relating to the Class A-6 Certificates (or the second LIBOR Business Day prior to the Closing Date, in the case of the first Distribution
Date). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying the LIBOR Rate or comparable rates as may be reasonably selected by Provident, after consultation with the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, the LIBOR Rate will be the LIBOR Rate applicable to the preceding Distribution Date. On the second LIBOR Business Day immediately preceding each Distribution Date, the Trustee shall determine the LIBOR Rate for the Interest Period commencing on such Distribution Date and inform the Master Servicer of such rate. INTEREST

         On each Distribution Date, to the extent of funds available therefor as described herein, interest will be distributed with respect to each Class of Class A Certificates in an amount (each, a "Class Interest Distribution") equal to the sum of (a) one month's interest at the related Certificate Rate on the related Class A Principal Balance immediately prior to such Distribution Date (the "Class Monthly Interest Distributable Amount") and (b) any Class Interest Carryover Shortfall for such Class of Class A Certificates for such Distribution Date. As to any Distribution Date and Class of Class A Certificates, the "Class Interest Carryover Shortfall" is the sum of (i) the excess of the related Class Monthly Interest Distributable Amount for the preceding Distribution Rate and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to such Class on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate. The interest entitlement described in (a) above will be reduced by such Class' pro rata share of Civil Relief Act Interest Shortfalls, if any, for such Distribution Date. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy.

         On each Distribution Date, the Class Interest Distribution for each Class of Class A Certificates in a particular Certificate Group will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount each such Class would have been distributed in the absence of such shortfall.
See "--Crosscollateralization" below.

PRINCIPAL

         On each Distribution Date, to the extent of funds available thereof, in accordance with the priorities described above under "--Priorities of Distributions," principal will be distributed to the holders of Class A Certificates of each Certificate Group then entitled to distributions of principal in an amount equal to the lesser of (A) the related Aggregate Class A Principal Balance and (B) the related Class A Principal Distribution for such Distribution Date. "Class A Principal Distribution" means, with respect to any Distribution Date and Certificate Group, the sum of the related Class A Monthly Principal Distributable Amount for such Distribution Date and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

         "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date and Certificate Group, to the extent of funds available therefor as described herein the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan in the related Loan Group received by the Master Servicer during such Due Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan for the first time during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in the related Loan Group with respect to such Due Period, (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed with respect to the related Loan Group and (v) such portion (not greater than 100%) of Excess Spread, if any, required to be distributed on such Distribution Date to satisfy the required level of overcollateralization for the related Loan Group for such Distribution Date (the "Distributable Excess Spread").

         "Class A Principal Carryover Shortfall" means, with respect to any Distribution Date and Certificate Group, the excess of the sum of the related Class A Monthly Principal Distributable Amount for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall with respect to such Certificate Group on such preceding Distribution Date over the amount in respect of principal that is actually distributed to the Class A Certificateholders of such Certificate Group on such preceding Distribution Date.

         If the required level of overcollateralization for a Certificate Group is reduced below the then existing amount of overcollateralization (described below) or if the required level of overcollateralization for such Certificate Group is satisfied, the amount of the related Class A Monthly Principal Distributable Amount on the following Distribution Date will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization for a Certificate Group after giving effect to the distribution in respect of principal with respect to such Certificate Group to be made on such Distribution Date.

         The application of Distributable Excess Spread in respect of a Certificate Group is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the Mortgage Loans in the related Loan Group. If the amount of losses in a particular Due Period for such Loan Group exceeds the amount of the related Excess Spread for the related Distribution Date, subject to the provisions described below under "--Crosscollateralization," the amount distributed in respect of principal will be reduced. A draw on the Policy in respect of principal will not be made until the Class A Principal Balance of a Certificates Group exceeds the aggregate Principal Balance of the Mortgage Loans in the related Loan Group. See "--The Policy" herein. Accordingly, there may be Distribution Dates on which Class A Certificateholders receive little or no distributions in respect of principal.

         So long as an Insurer Default has not occurred and is continuing, distributions of the Class A Principal Distribution with respect to the Group 1 Certificates will be applied, sequentially, to the distribution of principal to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, such that no Class of Group 1 Certificates having a higher numerical designation is entitled to distributions of principal until the Class A Principal Balance of each such Class of Certificates having a lower numerical designation has been reduced to zero. On any Distribution Date if an Insurer Default has occurred and is continuing, the Class A Principal Distribution with respect to the Group 1 Certificates will be applied to the distribution of principal of each such Class outstanding on a pro rata basis in accordance with the Class A Principal Balance of each such Class.

         On each Distribution Date following an Insurer Default, net losses realized in respect of Liquidated Mortgage Loans in a Loan Group (to the extent such amount is not covered by Available Funds from the related Loan Group or the crosscollateralization mechanics described herein) will reduce the amount of overcollateralization, if any, with respect to the related Certificate Group.

         "Due Period" means, with respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

         A "Liquidated Mortgage Loan", as to any Distribution Date, is a Mortgage Loan with respect to which the Master Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan (including disposition of the related REO Property) have been recovered.

         "Excess Spread" means, with respect to any Distribution Date and Loan Group, the positive excess, if any, of (x) Available Funds for the related Certificate Group for such Distribution Date over (y) the amount required to be distributed pursuant to subclause A items (i) through (iv), with respect to the Group 1 Certificates and subclause B items (i) through (iv), with respect to the Group 2 Certificates, in each case set forth under the heading "DESCRIPTION OF CERTIFICATES--Priority of Distributions" on such Distribution Date.

         An "Insurer Default" will occur in the event the Certificate Insurer fails to make a payment required under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

THE POLICY

         The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. Accordingly, neither Provident nor the Master Servicer makes any representation as to the accuracy and completeness of such information.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by __________________________, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor that made such preference payment or otherwise with respect to such Preference Amount and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such Preference Amount, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owners and not any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

         As used in the Policy, the following terms shall have the following meanings:

                 "AGREEMENT" means the Pooling and Servicing Agreement, dated as of _________________, between The Provident Bank, as Seller and Master Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto unless such amendment or modification has been approved in writing by the Certificate Insurer.

                 "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                 "DEFICIENCY AMOUNT" means for any Distribution Date (A) the excess, if any, of (i) Class Monthly Interest Distributable Amount (net of any Civil Relief Act Interest Shortfalls) plus any Class Interest Carryover Shortfall over (ii) funds on deposit in the Distribution Account (net of the Trustee's Fee and the Insurance Premium for such Distribution Date) and (B) the Guaranteed Principal Amount.

                 "GUARANTEED PRINCIPAL AMOUNT" means for any Distribution Date
        (a) the amount which is required to reduce the then outstanding Class A Principal Balance after giving effect to the distributions, if any, to the Holders in respect of principal on such Distribution Date to an amount equal to the Aggregate Principal Balance of the Mortgage Loans as of the last day of the immediately preceding Due Period and (b) on __________, ____ after all distributions have been made including distributions pursuant to clause (a) of this definition of "Guaranteed Principal Amount," an amount equal to the then outstanding Class A Principal Balance.

                 "INSURED PAYMENT" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

                 "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing (in the case of a telephonic notice) by telecopy, substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

                 "OWNER" means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificates to payment under the Policy.

                 "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify to the Trustee in writing.

         The     notice     address     of     the     Fiscal     Agent     is
_____________________________   Attention:  ________________,  or  such  other
address as the Fiscal Agent shall specify to the Trustee in writing.

         The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The  insurance   provided  by  the  Policy  is  not  covered  by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

OVERCOLLATERALIZATION

         The credit enhancement provisions of the Trust Fund result in a limited acceleration of the Class A Certificates of a Certificate Group relative to the amortization of the Mortgage Loans in the related Loan Group in the early months of the transaction. The accelerated amortization is achieved by the application of Distributable Excess Spread relating to a Loan Group to principal distributions on the Class A Certificates of the related Certificate Group. This acceleration feature creates, with respect to each Certificate Group, overcollateralization (i.e., the excess of the aggregate outstanding Principal Balance of the Mortgage Loans in the related Loan Group over the related Aggregate Class A Principal Balance). Once the required level of overcollateralization is reached for a Certificate Group, and subject to the provisions described in the next paragraph, the acceleration feature for such Certificate Group will cease, until necessary to maintain the required level of overcollateralization for such Certificate Group.

         The Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Certificate Group may increase or decrease over time. Any decrease in the required level of overcollateralization for a Loan Group will occur only at the sole discretion of the Certificate Insurer. Any such decrease will have the effect of reducing the amortization of the Class A Certificates of the related Certificate Group below what it otherwise would have been.

CROSSCOLLATERALIZATION

         Excess Spread with respect to a Loan Group will be available to cover certain shortfalls with respect to the Offered Certificates relating to the other Loan Group as described above under the caption "--Priority of Distributions".

[PRE-FUNDING ACCOUNT

         On the Closing Date, $___________ (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account"), which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Fund and will be used to acquire Subsequent Mortgage Loans. During the period beginning on the Closing Date and terminating on _____________, 19__ (the "Funding Period"), the Pre-Funded Amount will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to holders of the classes of Certificates entitled to receive principal on the Distribution Date in ______________, 19__ in reduction of the related Certificate Principal Balances (thus resulting in a partial principal prepayment of the related Certificates on such date).

         Amounts on deposit in the Pre-Funding Account will be invested in Permitted Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account. The Pre-Funding Account shall not be an asset of the REMIC. All reinvestment earnings on the Pre-Funding Account shall be owned by, and be taxable to, the Seller.

CAPITALIZED INTEREST ACCOUNT

         On the Closing Date there will be deposited in an account (the "Capitalized Interest Account") maintained with and in the name of the Trustee on behalf of the Trust Fund a portion of the proceeds of the sale of the Certificates. The amount deposited therein will be used by the Trustee on the Distribution Dates in __________________ 19__, _____________ 19__ and
______________, 19__ to cover shortfalls in interest on the Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Subsequent Mortgage Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period which are not needed to cover shortfalls on the Distribution Date in ___________ 19__ are required to be paid directly to Provident.] The Capitalized Interest Account shall not be an asset of the REMIC. All reinvestment earnings on the Capitalized Interest Account shall be owned by, and be taxable to, the Seller.]

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to the Certificateholders, the Trustee will forward to each Certificateholder a statement (based solely on information received from the Master Servicer) setting forth among other items with respect to each Distribution Date:

                   (i) the aggregate amount of the distribution to each Class of Certificateholders on such Distribution Date;

                  (ii) the amount of distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

                  (iii) the amount of distribution set forth in paragraph (i) above in respect of principal and the amount thereof in respect of the Class A Principal Carryover Shortfall, and any remaining Class A Principal Carryover Shortfall;

                  (iv) the amount of Excess Spread for each Loan Group and the amount applied as to a distribution on the Certificates;

                  (v) _______ the Guaranteed Principal Amount with respect to each Certificate Group, if any, for such Distribution Date;

                  (vi) the amount paid under the Policy for such Distribution Date in respect of the Class Interest Distribution to each Class of Certificates;

                  (vii)     the Master Servicing Fee;

                  (viii) the Pool Principal Balance, the Loan Group 1 Principal Balance and the Loan Group 2 Principal Balance, in each case as of the close of business on the last day of the preceding Due Period;

                  (ix) the Aggregate Class A Principal Balance of each Certificate Group after giving effect to payments allocated to principal above;

                  (x) _______ the amount of overcollateralization relating to each Loan Group as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

                  (xi) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

                  (xii) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure;

                  (xiii) the aggregate amount of prepayments received on the Mortgage Loans during the previous Due Period and specifying such amount for each Loan Group; and

                  (xiv) the weighted average Loan Rate on the Mortgage Loans and specifying such weighted average Loan Rate for each Loan Group as of the first day of the month prior to the Distribution Date.

         In the case of  information  furnished  pursuant to clauses  (ii) and
(iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

         Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

LAST SCHEDULED DISTRIBUTION DATE

         The last scheduled Distribution Date for each Class of Offered Certificates is as follows: Class A-1 Certificates, ________ ; _______ Class ________ A-2 ________ Certificates, ________ ; _______ Class ________ A-3
Certificates, ; Class A-4 Certificates, ; Class A-_ Certificates, ; and Class A-_ Certificates, . It is expected that the actual last Distribution Date for each Class of Offered Certificates will occur significantly earlier than such scheduled Distribution Dates. See "PREPAYMENT AND YIELD CONSIDERATIONS".

         Such last scheduled Distribution Dates are based on a 0% Prepayment Assumption with no Distributable Excess Spread used to make accelerated payments of principal to the holders of the related Offered Certificates and the assumptions set forth above under "PREPAYMENT AND YIELD CONSIDERATIONS--Weighted Average Lives"; provided that the last scheduled Distribution Dates for the Class A-5 Certificates and the Class A-6 Certificates have been calculated assuming that the Mortgage Loan in the related Loan Group having the latest maturity date allowed by the Agreement amortizes according to its terms, plus one year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, PROVIDED that any such arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services.

HAZARD INSURANCE

         The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time and (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan. The Master Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property and (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan. In cases in which any Mortgaged Property is located in a federally designated flood area as designated by the Federal Emergency Management Agency, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance to the extent such flood insurance is available and the Master Servicer has determined such insurance to be necessary in accordance with accepted first and second mortgage loan servicing standards, as applicable. All such flood insurance shall be in amounts equal to the lesser of (A) the amount in clause (ii) above and (B) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Master Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Master Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Agreement.

         In the event that the Master Servicer obtains and maintains a blanket policy as provided in the Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, PROVIDED that the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Due Period, the Master Servicer will receive from interest payments in respect of the Mortgage Loans, on behalf of itself, a portion of such interest payments as a monthly servicing fee (the "Master Servicing Fee") in the amount equal to 0.50% per annum (the "Master Servicing Fee Rate") on the Principal Balance of each Mortgage Loan as of the first day of each such Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

         The Master Servicer's right to reimbursement for unreimbursed Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to liquidation proceeds and insurance proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders. However, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be nonrecoverable from such sources, the amount of such nonrecoverable advances may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account.

         Civil Relief Act Interest Shortfalls will not be covered by the Policy, although Prepayment Interest Shortfalls, after application of the Master Servicing Fee, will be so covered. The Master Servicer is not obligated to offset any of the Master Servicing Fee against, or to provide any other funds to cover, any shortfalls in interest collections on the Mortgage Loans that are attributable to the application of the Civil Relief Act ("Civil Relief Act Interest Shortfalls"). See "RISK FACTORS--Payments on the Mortgage Loans" in this Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

         The Agreement provides for delivery on or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 199_, to the Trustee, Provident, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 199_, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or Provident) to the Trustee, Provident, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

         The Master Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Certificate Insurer or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor master servicer to the Trustee in writing and such proposed successor master servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor master servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor master servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor master servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

         The Master Servicer may agree to changes in the terms of a Mortgage Loan, provided, however, that such changes (i) will not cause the Trust Fund to fail to qualify as a REMIC and do not adversely affect the interests of the Certificateholders or the Certificate Insurer, (ii) are consistent with prudent business practices and (iii) do not change the Loan Rate of such Mortgage Loan or extend the maturity date of such Mortgage Loan in excess of one year unless the related mortgager is in default, or such default is, in the judgment of the Master Servicer, imminent. Any changes to the terms of a Mortgage Loan that would cause the Trust Fund to fail to qualify as a REMIC, however, may be agreed to by the Master Servicer, provided that the Master Servicer has determined such changes are necessary to avoid a prepayment of such Mortgage Loan, such changes are in accordance with prudent business practices and the Master Servicer purchases such Mortgage Loan in accordance with the terms of the Agreement.

         The Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. The Agreement provides that neither Provident nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither Provident nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of Provident or the Master Servicer, as the case may be, in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Agreement, anything in the Agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

         "Events of Default" will consist of: (i) (A) any failure of the Master Servicer to make any required Monthly Advance or (B) any other failure of the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder; (iii) any failure by the Master Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholder; or (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event").

         Upon the occurrence and continuation beyond the applicable grace period of the event described in clause (i) (A) above, if any Monthly Advance is not made by 4:00 P.M., New York City time, on the second Business Day following written notice to the Master Servicer of such event, the Trustee will make such Monthly Advance and either the Trustee or a successor master servicer will immediately assume the duties of the Master Servicer.

         Upon removal or resignation of the Master Servicer, the Trustee will be the successor master servicer (the "Successor Master Servicer"). The Trustee, as Successor Master Servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten (10) Business Days or referred to under clause (ii) above for a period of thirty (30) Business Days, shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF DEFAULT

         So long as an Event of Default remains unremedied, either the Trustee, Certificateholders holding Certificates evidencing at least 51% of the voting rights in the Trust Fund, with the consent of the Certificate Insurer, or the Certificate Insurer may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed to all the responsibilities, duties and liabilities of the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $50,000,000 and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer if the only Event of Default that has occurred is an Insolvency Event.

AMENDMENT

         The Agreement may be amended from time to time by the Seller, the Master Servicer, and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Seller or the Master Servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Offered Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Seller, the Trustee, the Certificate Insurer nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, further, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Offered Certificates. The Agreement may also be amended from time to time by the Seller, the Master Servicer, and the Trustee, with the consent of Certificateholders evidencing at least 51% of the Percentage Interests of each Class affected thereby and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Offered Certificates then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of
(i) the Distribution Date on which the Aggregate Class A Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional purchase by the Master Servicer of the Mortgage Loans, as described below and (iv) the Distribution Date in [ ] on which date the Policy will be available to pay the outstanding Aggregate Class A Principal Balance of the Class A Certificates.

         Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, the Master Servicer may, at its option, terminate the Agreement on any date on which the Pool Principal Balance is less than 5% of the sum of the Cut-Off Date Pool Principal Balance by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the sum of the outstanding Pool Principal Balance (subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust Fund and such appraised value is less than the Principal Balance of the related Mortgage
Loan) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Distribution Date together with all amounts due and owing to the Certificate Insurer.

         Any  such  purchase  shall  be   accomplished  by  deposit  into  the
Distribution Account of the purchase price specified above.

VOTING RIGHTS

         Under the Agreement, the voting rights (the "Voting Rights") will be allocated to the Class A Certificates among such Classes in proportion to their respective Class Principal Balances. Voting Rights allocated to a Class of Certificates will be further allocated among the Certificates of such Class on the basis of their respective Percentage Interests. [So long as no Insurer Default is continuing, the Certificate Insurer will be entitled to exercise the Voting Rights of the Class A Certificates].

THE TRUSTEE

          ________________________________________,  has  been  named  Trustee pursuant to the Agreement.

         The Trustee may have normal banking relationships with Provident and the Master Servicer.

         The Trustee may resign at any time, in which event Provident will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Provident may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, Provident will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

         No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust Fund have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

                                USE OF PROCEEDS

         The net proceeds to be received from the sale of the Certificates will be applied by Provident towards general corporate purposes.

                        FEDERAL INCOME TAX CONSEQUENCES

         An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of Tax Counsel, the Class A Certificates will be designated as "regular interests" in the REMIC and the Class R Certificates will be designated as the sole class of residual interests in the REMIC. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC and its Holders" in the Prospectus.

         The  Offered   Certificates   generally   will  be  treated  as  debt
instruments issued by the REMIC for Federal income tax purposes. Income on such Certificates must be reported under an accrual method of accounting.

         The Offered Certificates may, depending on their issue price, be issued with original issue discount ("OID") for federal income tax purposes. Holders of such Certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6) which applies to prepayable securities such as the Offered Certificates. Until the Treasury issues guidance to the contrary, the Trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The yield used to calculate accruals of OID with respect to the Offered Certificates with OID will be the original yield to maturity of such Certificates, determined by assuming that the Mortgage Loans in Loan Group 1 will prepay in accordance with % of the Prepayment Assumption and that the Mortgage Loans in Loan Group 2 will prepay in accordance with % of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption model used in this Prospectus is based on a Constant Prepayment Rate ("CPR"). CPR represents a constant rate of prepayment on the Mortgage Loans each month relative to the aggregate outstanding principal balance of the Mortgage Loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans, and there is no assurance that the Mortgage Loans will prepay at the specified CPR. Provident does not make any representation about the appropriateness of the CPR model.

         In the opinion of Tax Counsel, the Offered Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described in the Prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See "Federal Income Tax Consequences" in the Prospectus.

BACKUP WITHHOLDING

         Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

         The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Class A Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

         Such amounts will be deemed distributed to the affected Certificate owner for all purposes of the Certificates, the Agreement and the Policy.

         Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective Certificate Owners are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

         The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States, any state thereof or the District of Columbia, (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),
(iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, (iv) a trust fund if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, or (v) certain trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

         The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

         For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 or similar form signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

         A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, PROVIDED that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

         In addition, prospective Certificate Owners are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES - Backup Withholding".

                                  STATE TAXES

         Provident makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                             ERISA CONSIDERATIONS

         Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA CONSIDERATIONS" in the Prospectus.

         The U.S. Department of Labor has granted to _________________________ (the "Underwriter") Prohibited Transaction Exemption _____ (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which _____________ or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, PROVIDED that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan, PROVIDED that certain conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption to apply are the following:

                 (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

                 (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

                 (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

                 (4) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith;

                 (5) The Trustee is not an affiliate of any Underwriter, the Seller, the Master Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates; and

                 (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The Underwriter believes that the Exemption as amended will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

         Any Plan fiduciary considering whether to purchase any Class A Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class A Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided in SMMEA.

         Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Offered Certificates complies with applicable guidelines, policy statements or restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated ____________________ (the "Underwriting Agreement"), between Provident and ______________________ (the "Underwriter"), Provident has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from Provident the Class A Certificates.

         Distributions of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to Provident from the sale of the Offered Certificates will be approximately $ , plus accrued interest, before deducting expenses payable by Provident, estimated to be $ in the aggregate. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from Provident in the form of underwriting discounts.

         Provident has been advised by the Underwriter that it presently intends to make a market in the Offered Certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop.

         The Underwriting Agreement provides that Provident will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                    EXPERTS

                                 [----------]


                                 LEGAL MATTERS

         Certain legal matters with respect to the Class A Certificates will be passed upon for Provident by Brown & Wood LLP, New York, New York, and Keating, Muething & Klekamp, P.L.L. Cincinnati, Ohio, and for the Underwriter by ____________________.

                                    RATINGS

         It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by _______ and "Aaa" by ______ (each, a "Rating Agency" and together, the "Rating Agencies").

         A securities rating addresses the likelihood of the receipt by Class A Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Class A Certificateholders might realize a lower than anticipated yield.

         The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.






                            INDEX OF DEFINED TERMS

TERMS                                                                      PAGE

Aggregate Class A Principal Balance.........................................S-38
Agreement.............................................................S-13, S-51
Amount Available............................................................S-46
Assignment Event............................................................S-43
Available Funds.............................................................S-46
Balloon Loans...............................................................S-17
Beneficial owner............................................................S-39
BIF.........................................................................S-44
Book-Entry Certificates.....................................................S-39
Business Day................................................................S-51
Capitalized Interest Account................................................S-53
Cede........................................................................S-69
CEDEL.......................................................................S-39
CEDEL Participants..........................................................S-40
Certificate Insurer.........................................................S-12
Certificate Owners..........................................................S-39
Certificate Rate............................................................S-48
Certificate Register........................................................S-46
Certificate Registrar.......................................................S-46
Certificateholder.....................................................S-38, S-39
Certificates................................................................S-38
Chemical....................................................................S-39
Citibank....................................................................S-39
Civil Relief Act Interest Shortfalls........................................S-56
Class.......................................................................S-38
Class A Certificateholder...................................................S-61
Class A Monthly Principal Distributable Amount........................S-48, S-49
Class A Principal Balance...................................................S-38
Class A Principal Carryover Shortfall.......................................S-49
Class A Principal Distribution..............................................S-49
Class A-1 Certificates......................................................S-38
Class A-2 Certificates......................................................S-38
Class A-3 Certificates......................................................S-38
Class A-4 Certificates......................................................S-38
Class A-5 Certificates......................................................S-38
Class A-6 Certificates......................................................S-38
Class A-6 Interest Carryover................................................S-47
Class Interest Carryover Shortfall..........................................S-48
Class Interest Distribution.................................................S-48
Class Monthly Interest Distributable Amount.................................S-48
Class R Certificates........................................................S-38
Closing Date................................................................S-42
Code..................................................................S-43, S-60
Collection Account..........................................................S-44
Cooperative.................................................................S-41
CPR...................................................................S-34, S-61
Cut-Off Date................................................................S-16
Cut-Off Date Loan Group 1 Principal Balance.................................S-17
Cut-Off Date Loan Group 2 Principal Balance.................................S-24
Cut-Off Date Pool Principal Balance.........................................S-16
Defective Mortgage Loans....................................................S-44
Deficiency Amount...........................................................S-51
Definitive Certificate......................................................S-39
Determination Date..........................................................S-43
Distributable Excess Spread.................................................S-49
Distribution Account........................................................S-44
Distribution Date...........................................................S-46
DTC.........................................................................S-39
Due Period..................................................................S-50
Eligible Account............................................................S-44
Eligible Investments........................................................S-44
Eligible Substitute Mortgage Loan...........................................S-43
ERISA.......................................................................S-63
Euroclear...................................................................S-39
Euroclear Operator..........................................................S-41
Euroclear Participants......................................................S-41
European Depositaries.......................................................S-39
Events of Default...........................................................S-58
Excess Spread...............................................................S-50
Exemption...................................................................S-63
Financial Intermediary......................................................S-39
Fiscal Agent................................................................S-51
Fitch.......................................................................S-13
Foreign Investor............................................................S-62
Foreign Investors...........................................................S-62
Funding Period..............................................................S-53
GAAP........................................................................S-12
Global Securities...........................................................S-69
Group 1 Certificates........................................................S-38
Group 2 Certificates........................................................S-38
Guaranteed Principal Amount...........................................S-51, S-52
Insolvency Event............................................................S-58
Insured Payment.............................................................S-52
Insurer Default.............................................................S-50
Interest Period.............................................................S-48
LIBOR Rate..................................................................S-48
Liquidated Mortgage Loan....................................................S-50
Loan Group............................................................S-16, S-38
Loan Group Principal Balance................................................S-16
Loan Group 1..........................................................S-16, S-38
Loan Group 1 Principal Balance..............................................S-16
Loan Group 2..........................................................S-16, S-38
Loan Group 2 Principal Balance..............................................S-16
Loan Rate...................................................................S-17
Loan-to-Value Ratio...................................................S-20, S-28
Loss Pay of Clause..........................................................S-14
Master Servicer.............................................................S-13
Master Servicing Fee........................................................S-56
Master Servicing Fee Rate...................................................S-56
Monthly Advance.............................................................S-45
Moody's.....................................................................S-13
Mortgage Clause.............................................................S-14
Mortgage File...............................................................S-42
Mortgage Loan Schedule......................................................S-42
Mortgage Loans..............................................................S-16
Mortgage Pool...............................................................S-16
Mortgaged Properties........................................................S-17
Net Funds Cap...............................................................S-48
New Withholding Regulations.................................................S-62
Nonrecoverable Advance......................................................S-45
Notice......................................................................S-52
Offered Certificates........................................................S-38
OID.........................................................................S-60
Owner.......................................................................S-52
Percentage Interest.........................................................S-39
Policy......................................................................S-38
Pool Principal Balance......................................................S-17
Preference Amount...........................................................S-52
Pre-Funded Amount...........................................................S-53
Pre-Funding Account.........................................................S-53
Prepayment Assumption.......................................................S-34
Principal Balance...........................................................S-16
Prospectus..................................................................S-24
Prospectus Supplement.......................................................S-16
Provident...................................................................S-13
Purchase Price..............................................................S-43
Rating Agency...............................................................S-65
Rating Agencies.............................................................S-65
Related Documents...........................................................S-42
Relevant Depositary.........................................................S-39
REMIC.................................................................S-43, S-60
Rules.......................................................................S-39
SAIF........................................................................S-44
SAP.........................................................................S-12
S&P.........................................................................S-13
Seller......................................................................S-13
Servicing Advance...........................................................S-45
SMMEA.......................................................................S-64
STIFS.......................................................................S-45
Subsequent Transfer Date....................................................S-24
Subservicer.................................................................S-13
Substitution Adjustment.....................................................S-43
Successor Master Servicer...................................................S-58
Terms and Conditions........................................................S-41
Trust Fund..................................................................S-38
Trustee.....................................................................S-50
U.S. Person.................................................................S-72
Underwriter...........................................................S-63, S-64
Underwriting Agreement......................................................S-64
Voting Rights...............................................................S-60
Weighted average life.......................................................S-34





                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except  in  certain  limited  circumstances,   the  globally  offered
Provident Home Equity Loan Asset-Backed Certificates, Series 199___ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S.  holders (as described below) of Global  Securities will be
subject  to  U.S.   withholding   taxes   unless  such  holders  meet  certain
requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. ("Cede") as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Mortgage Pass-Through Certificates issues in same-day funds.

         TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL
Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.






                          PROVIDENT BANK HOME EQUITY
                               LOAN TRUST 199_-_

                                $-------------



                   $ _________ Class A-1 _____% Certificates
                   $ _________ Class A-2 _____% Certificates
                   $ _________ Class A-3 _____% Certificates
                   $ _________ Class A-4 _____% Certificates
                   $ _________ Class A-5 _____% Certificates
                   $ _________ Class A-6 _____% Certificates


                               HOME EQUITY LOAN
                           ASSET-BACKED CERTIFICATES
                                 SERIES 199_-_


                              THE PROVIDENT BANK,
                         AS SELLER AND MASTER SERVICER

         Until [Date], all dealers selling the Class A Certificates will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the Class A Certificates and with respect to their unsold allotments or subscriptions.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Class A Certificates in any state where the offer is not permitted.

         We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

                             PROSPECTUS SUPPLEMENT
                                ________, 199_

--------------------------------------------------------------------------------



                                  UNDERWRITER


                       SUBJECT TO COMPLETION, DATED  DECEMBER 11, 1998


PROSPECTUS

                            ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)
                                ----------------

CONSIDER  CAREFULLY THE RISK FACTORS
BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of The Provident Bank, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Provident Bank may periodically issue securities, which may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation and will evidence interests in or obligations of a trust established by The Provident Bank.

EACH TRUST WILL CONSIST OF:

     o mortgage loans secured by senior or junior liens on a one- to four-family residential properties; and

     o closed-end and/or revolving home equity loans secured by senior or junior liens on a one- to four-family residential properties.

EACH SERIES OF SECURITIES WILL:

     o either evidence beneficial ownership of a trust or be secured by the assets of a trust;

     o will be issued in one or more classes of securities. A class of securities:

          o will be entitled to anywhere from 0% to 100% of the interest payments and principal payments on the assets of the trust;

          o may be senior or subordinate in right of payment to other classes; and

          o may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

The securities may be offered to the public through different methods as described in "Method of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

________________, 1998






 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                      ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of securities and (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

IF THE TERMS OF A pARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.


We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Defined Terms" beginning on page 76





                               TABLE OF CONTENTS








                                               PAGE

RISK FACTORS.....................................4
THE TRUST FUND...................................5

    General......................................5
    The Loans....................................7
    Substitution of Trust Fund Assets............9

USE OF PROCEEDS..................................9
THE PROVIDENT BANK...............................10

    General......................................10
    Available Information........................10
    Incorporation of Certain Documents by
       Reference.................................10
LOAN PROGRAM.....................................11

    Underwriting Standards.......................11
    Qualifications of Provident..................12
    Representations by Provident; Repurchases....12

DESCRIPTION OF THE SECURITIES....................13
    General......................................13
    Distributions on Securities..................14
    Advances.....................................16
    Reports to Securityholders...................16
    Categories of Classes of Securities..........18
    Book-Entry Registration of Securities........20

CREDIT ENHANCEMENT...............................23
    General......................................23
    Subordination................................23
    Letter of Credit.............................24
    Insurance Policies, Surety Bonds
      and Guaranties.............................24
    Over-Collateralization.......................24
    Reserve Accounts.............................25
    Pool Insurance Policies......................26
    Cross-Collateralization......................26

YIELD AND PREPAYMENT

 CONSIDERATIONS..................................27
THE AGREEMENTS...................................29

    Assignment of the Trust Fund Assets..........29
    Payments on Loans; Deposits to
      Security Account...........................30
    Pre-Funding Account..........................32
    Sub-Servicing................................33
    Collection Procedures........................33
    Hazard Insurance.............................33
    Realization Upon Defaulted Loans.............35
    Servicing and Other Compensation and
       Payment of Expenses.......................35
    Evidence as to Compliance....................35
    Certain Matters Regarding the Master Servicer
       and Provident.............................36
    Events of Default; Rights Upon Event of
       Default...................................36
    Amendment....................................38
    Termination; Optional Termination............39
    The Trustee..................................40

CERTAIN LEGAL ASPECTS OF

   THE LOANS......................................40
    General.......................................40
    Foreclosure/Repossession......................40
    Environmental Risks...........................41
    Rights of Redemption..........................42
    Anti-Deficiency Legislation; Bankruptcy

      Laws; Tax Liens.............................43
    Due-on-Sale Clauses...........................44
    Enforceability of Prepayment and Late

       Payment Fees...............................44
    Applicability of Usury Laws...................44
    Soldiers' and Sailors' Civil Relief Act.......45
    Junior Mortgages; Rights of Senior

       Mortgagees.................................45
    Consumer Protection Laws......................46

FEDERAL INCOME TAX CONSEQUENCES...................46
    General.......................................46
    Taxation of Debt Securities ..................47
    Taxation of the REMIC and its Holders.........51
    REMIC Expenses; Single Class REMICS...........51
    Taxation of the REMIC.........................52
    Taxation of Holders of Residual Interest

      Securities..................................53
    Administrative Matters........................55
    Tax Status as a Grantor Trust.................55
    Sale or Exchange..............................57
    Miscellaneous Tax Aspects.....................58
    Tax Treatment of Foreign Investors............58
    Tax Characterization of the Trust Fund as a

       Partnership................................59
    Tax Consequences to Holders of the Notes......59
    Tax Consequences to Holders of the

       Certificates...............................61
    Taxation of the Trust as a FASIT..............65
    Treatment of FASIT Regular Securities.........66
    Treatment of High-Yield Interests.............66
    Tax Treatment of FASIT Ownership

       Securities.................................67
STATE TAX CONSIDERATIONS..........................67
ERISA CONSIDERATIONS..............................68
LEGAL INVESTMENT..................................72
METHOD OF DISTRIBUTION............................73
LEGAL MATTERS.....................................73
FINANCIAL INFORMATION.............................74
RATING............................................74
INDEX OF DEFINED TERMS............................75






                                  RISK FACTORS

         YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO PURCHASE ANY OF THE SECURITIES.

LIMITED RESALE MARKET FOR SECURITIES

         No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of the securities. Consequently, you may not be able to sell your securities at prices that will enable you to realize your desired yield.

LIMITED SOURCE OF PAYMENTS - NO RECOURSE TO PROVIDENT OR MASTER SERVICER

         The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. Moreover, at the times specified in the related prospectus supplement, certain assets of the trust may be released to The Provident Bank (Provident), the master servicer, a credit enhancement provider or other person. Once released, such assets will no longer be available to make payments to securityholders.

         The securities will not represent an interest in Provident, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The only obligation of Provident with respect to a trust is the obligation to repurchase a trust asset if Provident breaches a representation and warranty concerning the related trust asset. There will be no recourse against Provident or the master servicer if any required distribution on the securities is not made. Consequently, if payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

LIMITATIONS ON THE EFFECTIVENESS OF CREDIT ENHANCEMENT

         Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of loss, such as a loss resulting from fraud or negligence by a loan originator or other party.

NATURE OF MORTGAGES SECURING THE LOANS

         o Decline in Property Values May Increase Loan Losses. Because your securities represent an interest in mortgage loans or are secured by mortgage loans, your investment may be affected by a decline in property values. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property.

         o Delays Due to Liquidation. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.

         We refer you to "Certain Legal Aspects of the Loans--Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens" for additional information.

         o Junior Liens Satisfied After Senior Liens. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments thereon, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited.

         o Regulated by Consumer Protection Laws. Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid.

         The loans may also be subject to federal laws relating to the origination and underwriting of loans. These laws

          o require certain disclosures to the borrowers regarding the terms of the loans;

          o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

          o regulate the use and reporting of information related to the borrower's credit experience; and

          o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

         We refer you to "Certain Legal Aspects of the Loans" for additional information.

TRUST SUBJECT TO ENVIRONMENTAL RISKS

         Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage. In addition, the holder of a mortgage, such as a trust, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Such costs could result in a loss to the securityholders.

         We refer you to "Certain Legal Aspects of the Loans--Environmental Risks" for additional information.

VALUE OF TRUST ASSETS

         There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, you may not receive the full amount of interest and principal due on your security.

                                 THE TRUST FUND

GENERAL

         The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") which may be issued from time to time in one or more series (each, a "Series") will represent interests in the assets of the related trust fund (the "Trust Fund"). The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the holders of the related Securities (the "Securityholders"). Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of loans (the "Loans") as specified in the related Prospectus Supplement, together with payments in respect of such Loans, as specified in the related prospectus supplement (the "Prospectus Supplement"). The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the "Cut-Off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by Provident.

         Each Loan will have been originated or acquired by The Provident Bank ("Provident") in accordance with the underwriting criteria specified below under "Loan Program--Underwriting Standards" or as otherwise described in the related Prospectus Supplement. See "Loan Program--Underwriting Standards". The Trust Fund Assets will be conveyed without recourse by Provident to the related Trust Fund.

         Provident will assign the Trust Fund Assets to the Trustee named in the related Prospectus Supplement for the benefit of the Securityholders. The master servicer (the "Master Servicer") named in the related Prospectus
Supplement will service the Trust Fund Assets, either directly or through Sub-Servicers, pursuant to a pooling and servicing agreement ("Pooling and Servicing Agreement") among Provident, the Master Servicer and the trustee (the "Trustee") with respect to a Series consisting of Certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See "Loan Program" and "The Agreements". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Loans.

         As used herein, "Agreement" means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

         If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between Provident and the trustee of such Trust Fund.

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

         The only obligations of Provident with respect to a Series of Securities will be to make certain representations and warranties to the Trustee for such Series of Securities. With respect to any breach of a representation or warranty which materially and adversely affects the interests of a Securityholder, Provident will be obligated to cure such breach or repurchase or substitute for the affected Loan or Loans. See "The Agreements--Assignment of the Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Provident, or both, as more fully described herein under "Loan Program--Representations by Provident; Repurchases" and "The Agreements--Sub-Servicing" and "--Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations to the extent provided herein and in the related Prospectus Supplement.

         The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

         General. Loans will consist of mortgage loans ("Mortgage Loans") and home equity loans ("Home Equity Loans"). As more fully described in the related Prospectus Supplement, the Loans will be "conventional" loans.

         The Loans in a Pool will have monthly payments due on the first day of each month or on such other day of the month specified in the related Prospectus Supplement. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

               (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Loan (the "Loan Rate") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

               (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

               (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

               (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("Lockout Periods"). Certain Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable standards set forth in the Agreement.

         A Trust Fund may contain certain Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         The real property which secures repayment of the Loans is referred to as the "Mortgaged Properties". The Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. The Mortgaged Properties are referred to herein as the "Properties". The Properties relating to Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured homes and certain other dwelling units ("Single Family Properties"). Such Properties may include vacation and second homes, investment properties, and dwellings situated on leasehold estates. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

         The aggregate principal balance of Loans secured by Properties that are owner-occupied may be disclosed in the related Prospectus Supplement. The basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

         Home Equity Loans. As more fully described in the related Prospectus Supplement, interest on each revolving credit line loan or certain balances thereof (the "Revolving Credit Line Loans"), excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. As specified in the related Prospectus Supplement, the Trust Fund may include any amounts borrowed under a Revolving Credit Line Loan after the Cut-Off Date. The full amount of a closed-end loan (the "Closed-End Loan") is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity or is a Balloon Loan. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such Loan multiplied by the Loan Rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Loan, or a fraction which is 30 over 360. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans generally will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

         Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to Provident, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-Off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to Provident at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

         Generally, the "Loan-to-Value Ratio" of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the
Collateral Value of the related Property. Generally, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

         No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.

                                USE OF PROCEEDS

         The net proceeds to be received by Provident from the sale of the Trust Fund Assets by Provident to Trust Funds will be applied by Provident to the purchase of additional trust fund assets or will be used by Provident for general corporate purposes. Provident expects to sell Securities in Series issued by the related Trust Fund from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets originated or acquired by Provident and sold to the Trust Fund, prevailing interest rates, availability of funds and general market conditions.

                               THE PROVIDENT BANK

GENERAL

          Provident, an Ohio banking corporation, is the principal banking subsidiary of Provident Financial Group, Inc., a Cincinnati-based bank holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky, Southeastern Indiana and Florida. The principal executive offices of Provident are located at One East Fourth Street, Cincinnati, Ohio 45202 (Telephone: (513) 579-2000).

          Neither Provident nor any of Provident's affiliates will insure or guarantee distributions on the Securities of any Series.

AVAILABLE INFORMATION

          Provident has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement, exhibits and the information incorporated by reference described below can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Information on the operation of Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither Provident nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

         The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.

                                  LOAN PROGRAM

         The Loans will have been originated or purchased by Provident, either directly or through affiliates. The Loans so originated or acquired by
Provident will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" and as further described in the related Prospectus Supplement.

UNDERWRITING STANDARDS

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which will be verified by Provident. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the property. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $750,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related Prospectus Supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

         Provident's   underwriting   standards  generally  permit  loans  with
loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio.

         After obtaining all applicable employment, credit and property information, Provident will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the Mortgage Loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly obligations (which includes principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 60%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, a portion of the Loans in a Trust Fund may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived.

         In the case of a Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, Provident will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the Loan.

         Certain of the types of Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans may provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued Loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF PROVIDENT

         Provident will be required to satisfy the following qualifications. Provident is, and each entity from which it acquires Loans must be, an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Provident is a seller/servicer approved by the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). Provident is a mortgagee approved by the Federal Housing Authority and is an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation ("FDIC").

REPRESENTATIONS BY PROVIDENT; REPURCHASES

         Provident will have made representations and warranties in respect of the Loans sold by Provident to the Trust Fund and evidenced by all, or a part, of a Series of Securities. Such representations and warranties may include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from Provident; (ii) that Provident had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement), (iv) the Property is undamaged by waste, fire, earthquake, earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Property; (v) that there were no delinquent tax or assessment liens against the Property; (vi) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vii) that each Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

         The Master Servicer or the Trustee will promptly notify Provident of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. If Provident cannot cure such breach within the number of days specified in the related Prospectus Supplement following notice from the Master Servicer or the Trustee, as the case may be, then Provident will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus unpaid accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if Provident is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If an election is to be made with respect to a Trust Fund as a "real estate mortgage investment conduit" ("REMIC"), the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by Provident.

         Neither the Trustee nor the Master Servicer (unless the Master Servicer is Provident) will be obligated to purchase or substitute a Loan if Provident defaults on its obligation to do so, and no assurance can be given that Provident will carry out its respective repurchase or substitution obligations with respect to Loans.

                         DESCRIPTION OF THE SECURITIES

         Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among Provident, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

         A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-Off Date, will be among Provident, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the
Agreement for each Series of Securities and the applicable Prospectus Supplement. Provident will provide a copy of the Agreement (without exhibits) relating to any Series of Securities without charge upon written request of a holder of record of a Security of such Series addressed to The Provident Bank, One East Fourth Street, Cincinnati, Ohio 45202, Attention: Secretary.

GENERAL

         As described in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by Provident. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of Provident or any affiliate of Provident. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-Off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-Off Date (the "Cut-Off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

         Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

         The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a REMIC as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series of Securities may provide that a REMIC election may be made at the discretion of Provident or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series of Securities, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series of Securities with respect to which a REMIC election is to be made, the Master Servicer, the Trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

         Distributions on the Securities entitled thereto will be made monthly, semi-annually or at such other intervals and on the date specified in the related Prospectus Supplement (each, a "Distribution Date"). Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account. As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

         Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust Fund) other than amounts to be held therein for distribution on future Distribution Dates.

         Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to
Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

         With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

         Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, as described in the related Prospectus Supplement, increased by interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

         If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement--Subordination".

         Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

ADVANCES

         To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series) an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.

         In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by Provident or a Sub-Servicer pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement", in each case as described in the related Prospectus Supplement.

         In the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer if it is acting in such capacity. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "Description of the Securities--Distributions on Securities".

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the aggregate amount (a) otherwise allocable to the holders of Subordinated Securities on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the holders of Senior Securities;

          (v) the outstanding principal balance or notional amount of each class of the related Series of Securities after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Loans as to which the minimum monthly payment is delinquent 30-59 days, 60-89 days and 90 or more days, respectively, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xi) the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

          (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

          (xiii) the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, Pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record only during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Securities may identify the classes which comprise such Series by reference to the following categories:


                CATEGORIES OF CLASSES                                     DEFINITION

                                                                        PRINCIPAL TYPES

Accretion Directed.................................    A class that  receives  principal  payments  from the accreted interest  from  specified  classes of Accrual  Securities.  An
                                                       Accretion  Directed class also may receive principal  payments from principal  paid on the  underlying  Trust Fund Assets for the related Series.

Component Securities...............................    A  class  consisting  of  "Components."  The  Components  of a class of Component  Securities  may have  different  principal
                                                       and/or   interest   payment   characteristics   but   together
                                                       constitute  a  single  class.  Each  Component  of a class  of
                                                       Component  Securities may be identified as falling into one or more of the categories in this chart.

Notional Amount
  Securities.......................................    A class  having no principal  balance and bearing  interest on the related notional  amount.  The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
  (also sometimes
  referred to as "PACs")...........................    A class that is designed to receive  principal  payments using
                                                       a  predetermined   principal   balance   schedule  derived  by
                                                       assuming  two  constant  prepayment  rates for the  underlying
                                                       Trust Fund Assets.  These two rates are the  endpoints for the
                                                       "structuring  range"  for the  Planned  Principal  Class.  The
                                                       Planned  Principal  Classes in any Series of Securities may be
                                                       subdivided into different  categories  (e.g.,  Primary Planned
                                                       Principal Classes,  Secondary Planned Principal Classes and so
                                                       forth)  having  different  effective  structuring  ranges  and
                                                       different  principal  payment   priorities.   The  structuring
                                                       range for the Secondary  Planned  Principal  Class of a Series
                                                       of  Securities  will be  narrower  than  that for the  Primary
                                                       Planned Principal Class of such Series.
Scheduled Principal Class..........................    A class that is designed to receive  principal  payments using
                                                       a  predetermined   principal   balance  schedule  but  is  not
                                                       designated as a Planned Principal Class or Targeted  Principal
                                                       Class.  In many  cases,  the  schedule  is derived by assuming two constant  prepayment  rates for the underlying  Trust Fund
                                                       Assets.   These   two  rates   are  the   endpoints   for  the
                                                       "structuring range" for the Scheduled Principal Class.
Sequential Pay.....................................    Classes  that  receive  principal  payments  in  a  prescribed sequence,  that do not have  predetermined  principal  balance schedules and that under all  circumstances  receive  payments of principal  continuously from the first Distribution Date on which  they  receive  principal  until  they  are  retired.  A single class that receives  principal payments before or after all other  classes  in the same  Series of  Securities  may be identified as a Sequential Pay class.
Strip..............................................    A class that  receives a constant  proportion,  or "strip," of the principal payments on the underlying Trust Fund Assets.

Support Class (also
  sometimes referred to
  as "Companion Classes")..........................    A class that receives  principal  payments on any Distribution
                                                       Date only if scheduled payments have been made on specified
                                                       Planned Principal Classes, Targeted Principal Classes and/or
                                                       Scheduled Principal Classes.

Targeted Principal Class
  (also sometimes
  referred to as "TACs")...........................    A class that is designed to receive  principal  payments using
                                                       a  predetermined   principal   balance   schedule  derived  by
                                                       assuming a single constant  prepayment rate for the underlying
                                                       Trust Fund Assets.

                                                                        INTEREST TYPES

Fixed Rate.........................................    A class with an  interest  rate that is fixed  throughout  the life of the class.

Floating Rate......................................    A class with an interest rate that resets  periodically  based upon a designated  index and that varies directly with changes in such index.

Inverse Floating Rate..............................    A class with an interest rate that resets  periodically  based upon  a  designated  index  and  that  varies  inversely  with changes in such index.

Variable Rate......................................    A class with an interest rate that resets  periodically and is calculated  by  reference  to the rate or  rates  of  interest applicable to specified assets or instruments  (e.g., the Loan
                                                       Rates borne by the underlying Loans).

Interest Only......................................    A class that  receives  some or all of the  interest  payments made on the  underlying  Trust  Fund  Assets  and little or no
                                                       principal.   Interest  Only  Classes  have  either  a  nominal
                                                       principal  balance or a notional amount.  A nominal  principal balance  represents  actual principal that will be paid on the class.  It is  referred  to as nominal  since it is  extremely small  compared  to other  classes.  A notional  amount is the amount  used  as  a  reference  to  calculate  the  amount  of interest  due on an Interest  Only Class that is not  entitled to any distributions in respect of principal.

Principal Only.....................................    A class  that  does  not  bear  interest  and is  entitled  to receive only distributions in respect of principal.

Partial Accrual....................................    A class  that  accretes  a portion  of the  amount of  accrued interest thereon,  which amount will be added to the principal balance of such class on each  applicable  Distribution  Date, with the remainder of such accrued  interest to be distributed currently  as  interest  on such  class.  Such  accretion  may continue  until a specified  event has  occurred or until such
                                                       Partial Accrual Class is retired.

Accrual............................................    A  class  that   accretes  the  amount  of  accrued   interest
                                                       otherwise  distributable  on such class,  which amount will be added as principal to the  principal  balance of such class on
                                                       each   applicable   Distribution   Date.  Such  accretion  may
                                                       continue  until some  specified  event has  occurred  or until such Accrual Class is retired.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through DTC in the United States, or Cedel Bank, societe anonyme ("CEDEL"), or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the
"European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholder" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement with DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Master Servicer, Provident or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

         If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.

SUBORDINATION

         If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities (the "Subordinated Securities") under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinated Securities that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, the holders of Senior Securities would experience losses on their Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to Subordinated Securityholders on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to Senior Securityholders. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to the holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

LETTER OF CREDIT

         The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement (i) of the aggregate principal balance of the Loans on the related Cut-Off Date or (ii) of one or more Classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements--Termination: Optional Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If  so  provided  in  the  Prospectus   Supplement  for  a  Series  of
Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

OVER-COLLATERALIZATION

         If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities relative to the principal balance of the Loans in the related Trust Fund.

RESERVE ACCOUNTS

         If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more reserve accounts (the "Reserve Account") for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

         The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

         Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States; (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category; (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest unsecured short-term debt rating category; (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their highest short-term rating categories; (v) short-term investment funds ("STIFS") sponsored by any trust company or bank incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agencies in their respective highest rating category of long-term unsecured debt; (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has the rating specified in the related Prospectus Supplement by each Rating Agency; and (vii) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not result in a reduction in the then current rating of the Securities, as evidenced by a letter to such effect from such Rating Agency and with respect to which the Master Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

         If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-Off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. The Pool Insurance Policies generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         The Pool Insurance Policies generally will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

         The Pool  Insurance  Policies  generally  will not  insure  (and  many
Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of Provident's representations described above, and, in such events might give rise to an obligation on the part of Provident to repurchase the defaulted Loan if the breach cannot be cured by Provident. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each Pool Insurance Policy generally will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim or such other date set forth in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

CROSS-COLLATERALIZATION

         If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. The Prospectus Supplement for a Series of Securities which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

                      YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

         The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and Provident is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses".

         The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

         Collections on Home Equity Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         As specified in the related Prospectus Supplement, certain of the conventional Loans will contain "due-on-sale" provisions permitting the mortgagee to accelerate the maturity of the Loan upon sale or certain transfers by the borrower of the related Property. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

         When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Generally, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to originating, servicing and collecting Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund and thereby affect earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

         The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

         The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Assignment of the Loans. At the time of issuance of the Securities of a Series, Provident will assign the Loans comprising the related Trust Fund to the Trustee, without recourse, together with all principal and interest received by or on behalf of Provident on or with respect to such Loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to Provident in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-Off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

         Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, Provident will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan or Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case Provident will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, Provident will not promptly cause the assignments of the Mortgages to be recorded in the appropriate public office for real property records. If specified in the related Prospectus Supplement, some or all of the Loan documents may not be delivered to the Trustee until after the occurrence of certain events specified in the related Prospectus Supplement.

         The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and Provident. If Provident cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, Provident will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that Provident will fulfill this purchase or substitution obligation. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

         Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

         No Recourse to Provident or Master Servicer. As described above under "--Assignment of the Loans," Provident will assign the Loans comprising the related Trust Fund to the Trustee, without recourse. However, Provident will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described herein under "Assignment of the Loans" and "Loan Program--Representations by Provident; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution whose short-term debt obligations and long-term debt obligations at the time of any deposit therein and throughout the time the interest is maintained are rated as specified in the related Prospectus Supplement by the Rating Agencies, and the deposits in such account or accounts are fully insured by either the Bank Insurance Fund (the "BIF") or the Savings Association Insurance Fund ("SAIF") (as successor to the Federal Savings and Loan Insurance Corporation) and which is any of (a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, or (iii) an account otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Trustee, without reduction or withdrawal of the then current ratings of the Securities. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

         The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-Off Date (other than certain payments due on or before the Cut-Off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

          (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Loan or property in respect thereof purchased by Provident as described under "Loan Program--Representations by Provident; Repurchases" or "--Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "--Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

          (viii) The Master Servicer may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

          (ix) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the Security Account credited thereto;

          (x) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (xi) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (xii) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (xiii) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (xiv) to reimburse the Master Servicer or Provident for expenses incurred and reimbursable pursuant to the Agreement;

          (xv) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

          (xvi) to clear and terminate the Security Account upon termination of the Agreement.

         In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

         The applicable Agreement may require the Master Servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Master Servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the Property and to clear and terminate any of the escrow accounts. The Master Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

PRE-FUNDING ACCOUNT

         If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related Trustee on behalf of the related Securityholders, into which Provident will deposit cash in an amount equal to the pre-funded amount (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the period specified in the related Prospectus Supplement (the "Funding Period") to pay to Provident the purchase price for subsequent loans (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Securities of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from Provident from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

         In addition, if so provided in the related Prospectus Supplement, on the related Closing Date Provident will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to Provident.

SUB-SERVICING

         The Master Servicer may enter into an agreement (a "Sub-Servicing Agreement") with any servicing entity which will act as the sub-servicer (the "Sub-Servicer") for the related Loans, which Sub-Servicing Agreement will not contain any terms inconsistent with the related Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies consistent with the Master Servicer's policies with respect to the mortgage loans it owns and services for others. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

         In any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

HAZARD INSURANCE

         Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan from time to time, (ii) the combined principal balance owing on such Loan and any mortgage loan senior to such Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer may require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Insurance Policy is not available, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

         The proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

REALIZATION UPON DEFAULTED LOANS

         Primary Mortgage Insurance Policies. If so specified in the related Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the "Master Servicing Fee"). As compensation for its servicing duties, a Sub-Servicer, if any, will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

         The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of the Trust Fund Assets pursuant to the Agreement was conducted in compliance therewith except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND PROVIDENT

         The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. Any of Provident, an affiliate of Provident or another entity may serve as Master Servicer.

         Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor servicer and receipt by the Trustee of a letter from the Rating Agency that such resignation and appointment will not result in a downgrade of the Securities or (b) a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, Provident nor any director, officer, employee, or agent of the Master Servicer or Provident will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, Provident nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, Provident and any director, officer, employee or agent of the Master Servicer or Provident will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement may provide that neither the Master Servicer nor Provident will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or Provident may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Provident, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to service mortgage loans and meets the net worth requirement specified in the Agreement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, "Events of Default" (each, an "Event of Default") under each Agreement will consist of (i) any failure by the Master Servicer to make any required deposit pursuant to the related Agreement (other than an Advance) which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by a holder of the Securities of the related Series; (ii) any failure by the Master Servicer to make an Advance as required under the Agreement; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by a holder of the Securities of the related Series; and (iv) certain events of insolvency, readjustments of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The Trust Fund Assets will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

         Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may (and at the direction of holders of Securities evidencing not less than 51% of the aggregate Percentage Interests and under such other circumstances as may be specified in such Agreement, the Trustee shall) terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements; provided, however, that if the Event of Default results from the Master Servicer's failure to make an Advance, the Trustee shall terminate the Master Servicer. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $50,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Unless otherwise provided in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 51% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of Provident or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of Provident or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series which continues unremedied for five days after written notice of such default is given as specified in the related Prospectus Supplement, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66% of the Percentage Interests of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default in the payment of principal of or interest on the Notes of a Series which continues unremedied for five days after written notice of such default is given as specified in the related Prospectus Supplement, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

         Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by Provident, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Each Agreement may also be amended by Provident, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 51% of the aggregate
Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC or any other party specified to have such right (see "Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

         Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will affect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-Off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

         The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with Provident, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

         The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. In Ohio, judicial foreclosure is mandatory for residential property. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Ohio requires judicial foreclosure, which includes the issuance of a decree in foreclosure, a statutory required appraisal process, public advertising for at least one month in a newspaper of general circulation providing adequate notice of a public auction to be conducted by the sheriff generally on one or more pre-established days each month, depending on the county in which the foreclosure occurs. In Ohio, the procedure, if uncontested, will take approximately six months assuming successful service or process (one month), motion for summary judgment (two months), decree in foreclosure and appraisal (one month), advertising (one month) and sheriff's sale and confirmation (one month). A contested case will take longer.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. Ohio law places a two year limitations period, following the sheriff's sale and confirmation order, in which a deficiency judgment may be obtained and enforced.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "actually participating in the management" of the Property (the "Secured Creditor Exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party) or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the Secured Creditor Exclusion to the lender.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the Secured Creditor Exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Securityholders.

         CERCLA does not apply to petroleum products, and the Secured Creditor Exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for cleanup of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

         Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessments or very limited environmental assessments of the Properties were conducted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust. In Ohio, the right of redemption is dual in nature, arising both from equity and from statute. By customary practice in the Court of Common Pleas, the judgment of foreclosure allows a three day grace period for the defendant to pay amounts owed before foreclosure of the equity of redemption. By statute, the debtor's common law equity of redemption actually continues until the time of confirmation of sale. The judgment debtor may redeem the property by depositing the amount of the judgment plus costs with the Clerk of Court of Common Pleas where the execution was made.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

         Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Ohio law does not limit the amount of the deficiency judgment, but does impose a two year limitations period on the enforcement of such judgment. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

         Each conventional Loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the Loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of "window period loans". Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such Loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders) as mortgagee under any such junior mortgage are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-Off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, including Ohio, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage and except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of Provident to collect all or part of the principal of or interest on the Loans and could subject Provident and in some cases its assignees to damages and administrative enforcement.

         The Reigle Act. Certain Loans may be subject to the Reigle Community Development Regulatory Improvement Act of 1994 (the "Reigle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Reigle Act apply on a mandatory basis to all Loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related Loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the Loans.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Brown & Wood LLP, special counsel to the Trust Fund. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to Securityholders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Code; (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series. Prior to issuance of each Series of Securities, the Trust Fund shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of Brown & Wood LLP with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

TAXATION OF DEBT SECURITIES

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to Securityholders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Securityholder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Securityholders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

         Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996, (the "OID Regulations"). A Securityholder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Securityholder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security also includes the amount paid by an initial holder of a Debt Security for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Securityholders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Securityholders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein under "--Interest Weighted Securities"), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         Treasury regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a Securityholder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Securityholder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a Securityholder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Securityholder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Securityholder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Securityholders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Securityholders that Loans will be prepaid at that rate or at any other rate.

         Provident may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service ("IRS") were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a Securityholder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Securityholder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. Securityholders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Securityholder of such a Security in any period could significantly exceed the amount of cash distributed to such Securityholder in that period. The Securityholder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Securityholders should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Securityholder for such Security over its stated principal amount, if any. Under this approach, a Securityholder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Securityholder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust; Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Securityholder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt
Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of
(a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein under "--Tax Status as a Grantor Trust"), as set forth below, the Loans underlying such Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Securityholder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Securityholder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. A Securityholder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing such Class. If a Securityholder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Securityholder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Securityholder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt
Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of Brown & Wood LLP, special counsel to the Trust Fund, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Securityholder, exceed 2% of such Securityholder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Securityholder. In general terms, a single class REMIC is one that either (i) would qualify under existing Treasury regulations as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. As described above, the Regular Interests are generally taxable as debt of the REMIC.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on Loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Securityholder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such Loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires Loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to Loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the Loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to Loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of Loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Securityholders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a Security representing a Residual Interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year in which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to Loans will generally remain constant over time as a percentage of Loan principal.

         In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. The amount of the REMIC's net loss that a Securityholder may take into account currently is limited to the Securityholder's adjusted basis at the end of the calendar quarter in which such loss arises. A Securityholder's basis in a Residual Interest Security will initially equal such Securityholder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Securityholder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Securityholder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Securityholders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Securityholders should consult their tax advisers.

         Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Securityholder of a Residual Interest Security. If the amount of such payment exceeds a Securityholder's adjusted basis in the Residual Interest Security, however, the Securityholder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Securityholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Securityholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Securityholder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Securityholder's excess inclusion income will be treated as unrelated business taxable income of such Securityholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a Foreign Person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of the holder of a Residual Interest Security. First, alternative minimum taxable income for such holder of a Residual Interest Security is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a Residual Interest Security holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a holder of a Residual Interest Security elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Securityholder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of Residual Interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware that a Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to Provident, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Securityholder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         Each Securityholder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fees")), at the same time and in the same manner as such items would have been reported under the Securityholder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Securityholder owns an interest. The Securityholder will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Securityholder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Securityholder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Securityholder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         Discount or Premium on Pass-Through Securities. The Securityholder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Securityholder will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Securityholder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Securityholder generally will be required to allocate the portion of such discount that is allocable to a Loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing Fees in excess of reasonable Servicing Fees ("Excess Servicing Fees") will be treated under the stripped bond rules. If the Excess Servicing Fees are less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable Servicing Fees be calculated on a Loan-by-Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those Loans. For tax years beginning after August 5, 1997, the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to the Strip Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Securityholder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Securityholder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Securityholder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Securityholders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Securityholder's tax basis in its Security is the price such Securityholder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Securityholder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Securityholder's holding period, over the amount of ordinary income actually recognized by the Securityholder with respect to such Regular Interest Security. The maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%. Prospective investors should consult their own tax advisors concerning these tax law changes.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Securityholder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the Securityholder (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Securityholder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Securityholder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Securityholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Securityholders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the Securityholders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by "Foreign Holder" (as hereinafter defined), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Foreign Holders. Foreign Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of Securityholders who are Foreign Holders are not subject to withholding if they are effectively connected with a United States business conducted by the Securityholder. They will, however, generally be subject to the regular United States income tax.

         Payments to Foreign Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Securityholders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Foreign Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Foreign Holder transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

         For purposes of this section, a "Foreign Holder" is defined for United States federal income tax purposes as any Securityholder other than (i) any individual who is a citizen or resident of the United States, (ii) a corporation or partnership (including any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or (v) certain trusts in existence on August 20, 1996, and treated as United States persons (as defined in Code
Section 7701(a)(30)) prior to such date that elect to continue to be so treated.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Brown & Wood LLP, special counsel to Provident, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Securityholders will agree by their purchase of Notes (the "Noteholders"), to treat the Notes as debt for federal income tax purposes. Brown & Wood LLP, special counsel to Provident, will, except as otherwise provided in the related Prospectus Supplement, advise Provident that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Noteholder of a Short-Term Note (and certain cash method Noteholders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Noteholders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Noteholder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Noteholder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a Foreign Holder generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Holder and the Foreign Holder (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or Provident (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or Provident is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Holder will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Holder and (ii) in the case of an individual Foreign Holder, the Foreign Holder is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each of a Noteholder (other than an exempt Noteholder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Noteholder's name, address, correct federal taxpayer identification number and a statement that the Noteholder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Noteholder, and remit the withheld amount to the IRS as a credit against the Noteholder's federal income tax liability.

         New Withholding Regulations. Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Brown & Wood LLP special counsel to the Trust Fund, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Noteholders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to Foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The Trust Fund and the Master Servicer will agree, and the Securityholders will agree by their purchase of Certificates (the "Certificateholders"), to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Certificateholder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed;
(ii)  any  Trust  Fund  income  attributable  to  discount  on the  Loans  that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to Provident. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Certificateholders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to a Certificateholder under the Code.

         An  individual   taxpayer's  share  of  expenses  of  the  Trust  Fund
(including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Certificateholder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Certificateholder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code a sale or exchange of 50 percent or more of the capital and profits in the Trust Fund within a 12-month period would cause a deemed contribution of assets of the Trust Fund (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Certificateholder's cost increased by the Securityholder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust Fund. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Securityholder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Certificateholders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Certificateholder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         Provident or the Trustee will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Holders because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Holders that are taxable as corporations and 39.6% for all other Foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Certificateholder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

         Each Foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each Foreign
Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a Foreign Holder generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Foreign Holders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Certificateholder is an exempt recipient under applicable provisions of the Code.

         New Withholding Regulations. As discussed above, the New Withholding Regulations deal with withholding tax on income paid to foreign persons, backup withholding and related matters. The New Withholding Regulations were issued by the Treasury Department on October 6, 1997 and will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

TAXATION OF TRUST AS FASIT

         In the opinion of Brown & Wood LLP, special tax counsel to the Trust Fund, if a FASIT election is made with respect to a Series of Securities, the Trust Fund will be formed to qualify as a FASIT. The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Regular Securityholders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT Securities. With respect to each Series of FASIT Regular Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for U.S. federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

         Qualification as a FASIT. The Trust Fund will qualify under the Code as a FASIT in which FASIT Regular Securities (the "FASIT Regular Securities") and the Ownership Interest Security (the "FASIT Ownership Security") will constitute the "regular interests" and the "ownership interest," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in section 851(a) of the Code.

         Asset Composition. In order for the Trust Fund to be eligible for FASIT status, substantially all of the assets of the Trust Fund must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC as defined in section 860D of the Code ("REMIC") (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Consequences-Taxation of Trust as a FASIT-Treatment of High-Yield Interests."

         CONSEQUENCES OF DISQUALIFICATION. If the Trust Fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for U.S. federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied. Nevertheless, in the opinion of Tax Counsel, if the Trust Fund fails to qualify as a FASIT it will qualify as a partnership. See "Taxation of the Trust Fund as Partnership."

TREATMENT OF FASIT REGULAR SECURITIES

         Payments received by holders of FASIT Regular Securities generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for Senior Securities. See "Taxation of Trust as Partnership--Treatment of Senior Securities--OID, Indexed Securities" below. High-Yield Securities may be held only by Eligible Corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If the FASIT Regular Security is sold, the Securityholder generally will recognize gain or loss upon the sale in the manner described below for Offered Senior Securities. See "Taxation of Trust as Partnership--Treatment of Senior Securities--Sale or other Disposition." In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of losses on the Underlying Assets, certain holders of such Security may be allowed to deduct the loss sustained.

TREATMENT OF HIGH-YIELD INTERESTS

         High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

         A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of High-Yield Interest. See "Certain Federal Income Tax Consequences-FASIT Regular Securities-Tax Treatment of FASIT Regular Securities-Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT Ownership Security was required to be marked-to-market under section 475 of the Code by such holder, then section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

         ERISA imposes requirements on employee benefit plans subject to ERISA and on persons who are fiduciaries with respect to such Plans and Section 4975 of the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested (collectively, "Plans"). Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101.) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation generally provides that, in addition to certain other technical exceptions, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be or give rise to a prohibited transaction under ERISA Sections 406 and 407 that is subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and
(2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan unless specified in the related Prospectus Supplement.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. Provident believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of those particular Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership of a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. Provident believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Senior Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In any event, the Trustee will not be affiliated with Provident.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

         The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

         While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates required by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc.
     ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch") (each, a "Rating Agency");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

         Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below), (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by Provident, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

         The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

         On July  21,  1997,  the DOL  published  in the  Federal  Register  an amendment to the Underwriter Exemptions which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows Mortgage Loans or other secured receivables (the "Obligations") supporting payments to holders of Securities and having a value equal to no more than twenty-five percent of the total principal amount of the Securities being offered by the Trust Fund, to be transferred to the Trust within the Funding Period instead of requiring that all such Obligations be either identified or transferred on or before the applicable Closing Date. The relief is available when the following conditions are met:

                  (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (the "Pre-Funding Limit") must not exceed twenty-five percent.

                  (2) All Obligations transferred after the applicable Closing Date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the Trust Fund, which terms and conditions have been approved by the Rating Agency.

                  (3) The transfer of such Additional Obligations to the Trust Fund during the Funding Period must not result in the Securities to be covered by the Exemption receiving a lower credit rating from the Rating Agency upon termination of Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the Trust Fund.

                  (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the Trust Fund on the Closing Date.

                  (5) In order to ensure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust Fund:

                           (i)   the    characteristics   of   the   Additional
                  Obligations must be monitored by an insurer or other credit support provider which is independent of the Provident; or

                           (ii) an independent accountant retained by Provident
                  must provide Provident with a letter (with copies provided to each Rating Agency, the related underwriter and the related Trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the Prospectus Supplement for the related Series or the related Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the Trust Fund as of the Closing Date.

                  (1) The Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the related Agreement or an event of default occurs thereunder.

                  (2)  Amounts   transferred  to  Pre-Funding   Account  and/or
Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments.

                  (3) The Prospectus Supplement for the related Series must describe:

               (i) the Pre-Funding Account and/or Capitalized Interest Account used in connection with the Pre-Funding Account;

               (ii) the duration of the Funding Period;

               (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust Fund; and

               (iv) that the amounts remaining in the Pre-Funding Account at the end of the Funding Period will be remitted to holders of the Securities specified in the Prospectus Supplement for the related Series as repayments of principal.

                  (1) The related Agreement must describe the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and the terms and conditions for eligibility of Additional Obligations.

         Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption (as amended), and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The Prospectus Supplement for each Series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest "in mortgage related securities", and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for "mortgage related securities" and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in "mortgage related securities" (in each case whether or not the class of Securities under consideration for purchase constituted a "mortgage related security").

         All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

         Securities are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

               1. By  negotiated  firm  commitment   underwriting  and  public
          reoffering by underwriters;

               2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

               3. By placement directly by Provident with institutional investors.

         A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to Provident, or the method by which the price at which the underwriters will sell the Securities will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between Provident and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Securities of such Series if any such Securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with Provident to indemnification by Provident against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

         If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between Provident and purchasers of Securities of such Series.

                                 LEGAL MATTERS

         Certain legal matters relating to the Securities of each Series will be passed upon for Provident by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Certain legal matters relating to certain federal income tax consequences with respect to the Securities will be passed upon for the Trust Fund by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York, will act as counsel for the underwriter or underwriters specified in the Prospectus Supplement.

                             FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency" and together, the "Rating Agencies") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that Holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn for other reasons, including, but not limited to, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long-term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more classes of the Securities of the related Series.






                             INDEX OF DEFINED TERMS

Term                                                                                                           Page

Accrual Securities:..............................................................................................15
Additional Obligations:..........................................................................................71
Agreement:........................................................................................................6
Amortizable Bond Premium Regulations:............................................................................51
APR:..............................................................................................................9
Available Funds:.................................................................................................14
Average Interest Rate:...........................................................................................71
Balloon payment:..................................................................................................7
Belgian Cooperative:.............................................................................................22
Beneficial owner:................................................................................................20
BIF:.............................................................................................................30
Book-Entry Securities:...........................................................................................20
Buydown Fund:.....................................................................................................7
Buydown Loans:....................................................................................................7
Capitalized Interest Account:....................................................................................33
Cash Flow Bond Method:...........................................................................................57
CEDEL Participants:..............................................................................................21
CEDEL:...........................................................................................................20
CERCLA...........................................................................................................42
Class Security Balance:..........................................................................................15
Closed-End Loan...................................................................................................8
Code.............................................................................................................47
Collateral Value:.................................................................................................9
Combined Loan-to-Value Ratio:.....................................................................................9
Companion Classes:...............................................................................................19
Components:......................................................................................................18
Contingent Regulations:..........................................................................................48
Credit Enhancement:..............................................................................................69
Cut-Off Date Principal Balance:..................................................................................13
Cut-Off Date:.....................................................................................................6
DCR:.............................................................................................................70
Debt Securities:.................................................................................................47
Debt-to-income ratio:............................................................................................11
Definitive Security:.............................................................................................20
Detailed Description:.............................................................................................7
Disqualified Organization:.......................................................................................54
Distribution Date................................................................................................14
DOL:.............................................................................................................68
Eligible Corporations:...........................................................................................66
EPA:.............................................................................................................42
ERISA............................................................................................................68
Euroclear Operator:..............................................................................................22
Euroclear Participants:..........................................................................................21
Euroclear:.......................................................................................................20
European Depositaries:...........................................................................................20
Event of Default.................................................................................................37
Excess Servicing Fees:...........................................................................................57
FASIT Ownership Security:........................................................................................65
FASIT Provisions:................................................................................................65
FASIT Qualification Test:........................................................................................65
FASIT Regular Securities:........................................................................................65
FASIT:...........................................................................................................65
FDIC:............................................................................................................12
FHLMC:...........................................................................................................12
Financial Intermediary:..........................................................................................20
Fitch:...........................................................................................................70
FNMA:............................................................................................................12
Garn-St Germain Act:.............................................................................................44
High-Yield Interest:.............................................................................................66
Home Equity Loans.................................................................................................7
Indenture:.......................................................................................................13
Insurance Proceeds:..............................................................................................31
Insured Expenses:................................................................................................31
Interest Weighted Securities:....................................................................................49
IO:..............................................................................................................65
L/C Bank:........................................................................................................24
Liquidation Expenses:............................................................................................31
Liquidation Proceeds:............................................................................................31
Loan Rate:........................................................................................................7
Loans.............................................................................................................6
Loan-to-Value Ratio:..............................................................................................9
Lockout Periods:..................................................................................................7
Master Servicer...................................................................................................6
Master Servicing Agreement:.......................................................................................6
Master Servicing Fee:............................................................................................35
Moody's:.........................................................................................................70
Morgan:..........................................................................................................22
Mortgage Loans....................................................................................................7
Mortgage pass-through certificate:...............................................................................69
Mortgage related security:.......................................................................................72
Mortgage:........................................................................................................29
Mortgaged Properties:.............................................................................................8
NCUA:............................................................................................................72
New partnership:.................................................................................................63
Obligations:.....................................................................................................71
OID Regulations:.................................................................................................47
OID:.............................................................................................................47
Old partnership:.................................................................................................63
PACs:............................................................................................................18
Parties in Interest:.............................................................................................68
Pass-Through Securities:.........................................................................................55
Pay-Through Security:............................................................................................49
Permitted Investments:...........................................................................................25
Plans:...........................................................................................................68
Policy Statement:................................................................................................73
Pool Insurance Policy:...........................................................................................26
Pool Insurer:....................................................................................................26
Pool:.............................................................................................................6
Pooling and Servicing Agreement...................................................................................6
Pooling and Servicing Agreement:.................................................................................13
Pre-Funded Amount................................................................................................32
Pre-Funding Account..............................................................................................32
Pre-Funding Limit:...............................................................................................71
Prepayment Assumption:...........................................................................................49
Primary Mortgage Insurance Policy:................................................................................8
Principal Prepayments:...........................................................................................15
Properties:.......................................................................................................8
Provident.........................................................................................................6
PTE 83-1:........................................................................................................69
Purchase Price:..................................................................................................12
Rating Agencies..................................................................................................74
Rating Agency:...................................................................................................74
Ratio Strip Securities:..........................................................................................56
RCRA:............................................................................................................42
Record Date:.....................................................................................................14
Refinance Loan:...................................................................................................9
Regular Interest Securities:.....................................................................................47
Reigle Act.......................................................................................................46
Relevant Depositary:.............................................................................................20
Relief Act:......................................................................................................45
REMIC............................................................................................................12
REMIC:...........................................................................................................65
Reserve Account..................................................................................................25
Residual Interest Security:......................................................................................53
Restricted Group:................................................................................................71
Retained Interest:...............................................................................................13
Revolving Credit Line Loans.......................................................................................8
Rules:...........................................................................................................21
S&P:.............................................................................................................70
SAIF:............................................................................................................30
Secured Creditor Exclusion:......................................................................................42
Security Account:................................................................................................30
Security Owners:.................................................................................................20
Security Register:...............................................................................................14
Securityholder:..................................................................................................20
Senior Securities:...............................................................................................23
Servicing Fees:..................................................................................................55
Short-Term Note:.................................................................................................60
Single Family Properties:.........................................................................................8
Single Family Securities:........................................................................................69
SMMEA:...........................................................................................................72
STIFS:...........................................................................................................25
Stripped Securities:.............................................................................................55
Subordinated Securities..........................................................................................23
Subsequent Loans.................................................................................................32
Sub-Servicer.....................................................................................................33
Sub-Servicing Agreement:.........................................................................................33
TACs:............................................................................................................19
Terms and Conditions:............................................................................................22
Thrift institutions:.............................................................................................54
TIN:.............................................................................................................58
Title V:.........................................................................................................45
Trust Agreement:..............................................................................................6, 13
Trust Fund Assets:................................................................................................6
Trustee...........................................................................................................6
Trustee:.........................................................................................................13
Underwriter Exemptions:..........................................................................................70







                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee.............................................................................. $    425,040.54
Printing and Engraving Expenses .................................................................. $    200,000.00
Legal Fees and Expenses........................................................................... $    500,000.00
Trustee Fees and Expenses......................................................................... $     75,000.00
Accounting Fees and Expenses...................................................................... $    250,000.00
Blue Sky Fees and Expenses........................................................................ $     15,000.00
Rating Agency Fees................................................................................ $    250,000.00
Miscellaneous..................................................................................... $    100,000.00
                                                                                                   ---------------

Total............................................................................................. $  1,815,040.54
                                                                                                   ===============


_______________
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of four Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $1,000,000 of Securities registered hereby.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Code of Regulations provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by law. In particular, the Code of Regulations provides for indemnification for any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation, domestic or foreign non-profit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Registrant shall indemnify any such agent (as opposed to any director, officer or employee) of the Company to an extent that the directors may, in their discretion, so determine.

ITEM 16.  EXHIBITS.

    1.1           Form of Underwriting Agreement.*
    4.1           Form of Pooling and Servicing Agreement relating to Home Equity Loan Asset Backed Certificates.*
    4.2           Form of Trust Agreement.*
    4.3           Form of Indenture.*
    4.4           Form of Master Servicing Agreement.*

    5.1           Opinion of Keating, Muething & Klekamp, P.L.L. as to the legality of the Securities.
    8.1           Opinion of Brown & Wood LLP as to certain tax matters.**
   23.1           Consent of Brown & Wood LLP (included in Exhibit 8.1 hereof).**
   23.2           Consent of Keating, Muething & Klekamp, P.L.L. (included in Exhibit 5.1).**
   24.1           Power of Attorney.


_______________
*Incorporated by reference from the Registrant's Registration Statement (File No. 333-62595).


**PREVIOUSLY FILED


ITEM 17.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                 (ii) To  reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of a Trust Fund's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939.






                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment NO. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio on the 10TH day of DECEMBER, 1998.


                                                       THE PROVIDENT BANK

                                                       By:  /s/ Kevin M. Shea
                                                       Name:    Kevin M. Shea
                                                       Title:   Vice President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment NO. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURES                            TITLE                                                DATE


/s/ Robert L. Hoverson*                     President                                             DECEMBER 10, 1998
----------------------                      (Principal Executive Officer)
Robert L. Hoverson                          and Director



/S/ John R. Farrenkopf                      Senior Vice President and Chief                       DECEMBER 10, 1998
----------------------                        Financial Officer (Principal
John R. Farrenkopf                          Accounting Officer)



/s/ Jack M. Cook*                           Director                                              DECEMBER 10, 1998
----------------------

Jack M. Cook


/s/ Thomas D. Grote Jr*.                    Director                                              DECEMBER 10, 1998
-----------------------
Thomas D. Grote, Jr.

/s/ Joseph A. Steger*                       Director                                              DECEMBER 10, 1998
----------------------

Joseph A. Steger
-----------------------

/s/ Philip R. Myers*                        Director                                              DECEMBER 10, 1998
----------------------

Philip R. Myers


/s/ Joseph A. Pedoto*                       Director                                              DECEMBER 10, 1998
----------------------

Joseph A. Pedoto


/s/ Sidney A. Peerless*                     Director                                              DECEMBER 10, 1998
-----------------------

Sidney A. Peerless
-----------------------

*BY:  /S/ MARK E. MAGEE
      ------------------
ATTORNEY-IN-FACT PURSUANT TO POWER OF ATTORNEY                                                   DECEMBER 10, 1998



                                 EXHIBIT INDEX

                                                                     SEQUENTIAL
EXHIBIT                                                                 PAGE
  NO.                     DESCRIPTION OF EXHIBIT                       NUMBER

  1.1      --       Form of Underwriting Agreement.*

  4.1      --       Form of Pooling and Servicing Agreement relating
                    to Home Equity Loan Asset Backed Certificates.*

  4.2      --       Form of Trust Agreement.*

  4.3      --       Form of Indenture.*

  4.4      --       Form of Master Servicing Agreement.*

  5.1      --       Opinion of Keating, Muething & Klekamp, P.L.L.
                    as to the legality of the Securities.

  8.1      --       Opinion of Brown & Wood LLP as to certain tax
                    matters.


 23.1      --       Consent of Brown & Wood LLP (included in Exhibit 8.1).**

 23.2      --       Consent of Keating, Muething & Klekamp, P.L.L.
                    (included in Exhibit 5.1).**

 24.1      --       Power of Attorney (included on page II-3).**


------------
*Incorporated by reference from the Registrant's Registration Statement
 (File No. 333-62595).


**PREVIOUSLY FILED.